                                                      Registration No. 333-62445
                                                Filed Pursuant to Rule 424(B)(5)
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 24, 2000)

Navistar Financial 2000-A Owner Trust

$475,000,000 Asset Backed Notes

Navistar Financial Retail Receivables Corporation
Seller

Navistar Financial Corporation
Servicer

                    The trust will issue the following classes of notes:
 Before you
 purchase any of
 the notes, you
 should consider
 carefully the
 risk factors
 beginning on
 page S-7 in
 this prospectus
 supplement and
 page 4 in the
 prospectus.

                                                                 Class A Notes                               Class B
                                ------------------------------------------------------------
                                          Class A-1       Class A-2       Class A-3       Class A-4           Notes
                    ---------------------------------------------------------------------------------------------------
               Principal Amount          $84,000,000    $142,000,000    $110,000,000     $121,187,500      $17,812,500
                    ---------------------------------------------------------------------------------------------------
               Interest Rate                6.08%           6.82%           7.20%           7.34%             7.47%
                    ---------------------------------------------------------------------------------------------------
               Distribution Dates          Monthly         Monthly         Monthly         Monthly           Monthly
                    ---------------------------------------------------------------------------------------------------
               First Distribution Date  March 15, 2000 March 15, 2000  March 15, 2000   March 15, 2000   March 15, 2000
                    ---------------------------------------------------------------------------------------------------
               Final Scheduled
                Distribution Date       March 15, 2001 March 17, 2003   May 17, 2004   January 15, 2007 February 15, 2007
                    ---------------------------------------------------------------------------------------------------
               Price to Public           100.000000%     99.993280%      99.981813%       99.976038%       99.998747%
                    ---------------------------------------------------------------------------------------------------
               Underwriting Discount        0.110%         0.150%          0.225%           0.275%           0.375%
                    ---------------------------------------------------------------------------------------------------
               Proceeds to Seller/1/    $83,907,600.00 $141,777,457.60 $109,732,494.30 $120,825,195.43   $17,745,479.93

 The sole source
 of payments of
 the notes is
 the assets of
 the trust. The
 notes are not
 interests in or
 obligations of
 Navistar
 Financial
 Retail
 Receivables
 Corporation,
 Navistar
 Financial
 Corporation, or
 any other
 person or
 entity.

                    (1) Before deducting expenses payable by the Seller, which are estimated to be $500,000. Total price to public is $474,941,189.76, total underwriting discount is $952,962.50, and total proceeds to the Seller are $473,988,227.26.

                    This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not being offered under this prospectus supplement and the prospectus.

 This prospectus
 supplement may
 be used to
 offer and sell
 the notes only
 if accompanied
 by the
 prospectus.

                    Credit Enhancement

                       . A reserve account, with an initial balance of
                         $18,090,085.66.

                       . The Class B Notes are subordinated to the Class A
                         Notes. Subordination of the Class B Notes provides additional credit enhancement for the Class A Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes will be made only in book-entry form on or about March 9, 2000.

Underwriters of the Class A Notes

Banc One Capital Markets, Inc.

                             Credit Suisse First Boston

                                                          J.P. Morgan & Co.

Underwriter of the Class B Notes

Banc One Capital Markets, Inc.

The date of this prospectus supplement is February 24, 2000

                           [Intentionally Left Blank]

                               Table of Contents

                                                                           Page
                                                                           ----
Summary...................................................................  S-1
  The Parties.............................................................  S-1
  Trust Property..........................................................  S-1
  The Notes...............................................................  S-2
  Priority of Payments....................................................  S-4
  Credit Enhancement......................................................  S-4
  Servicing Fees..........................................................  S-5
  Tax Status..............................................................  S-5
  ERISA Considerations....................................................  S-5
  Legal Investment........................................................  S-5
  Ratings.................................................................  S-5
  Mailing Address and Telephone Number of Principal Executive Offices.....  S-6

Risk Factors..............................................................  S-7
  Possible Prepayments as a Result of Pre-Funding.........................  S-7
  Changes in Pool Characteristics as a Result of Pre-Funding..............  S-7
  Class B Notes are Subject to Greater Credit Risk Because the Class B
   Notes are Subordinated to the Class A Notes............................  S-8
  The Trust has Limited Assets to Repay the Notes.........................  S-8
  Potential Delays in Payments Due to Year 2000 Noncompliance.............  S-8
  Limited Ability to Resell Notes.........................................  S-9

The Trust................................................................. S-10
  Capitalization of the Trust............................................. S-10
  The Owner Trustee....................................................... S-10

The Receivables Pool...................................................... S-10
  The Initial Receivables................................................. S-10
  The Subsequent Receivables.............................................. S-13

                                                                            Page
                                                                            ----
Use of Proceeds............................................................ S-15

The Servicer............................................................... S-15
  Delinquencies, Repossessions and Net Losses.............................. S-15
  Year 2000................................................................ S-18

Weighted Average Life of the Notes......................................... S-18

The Notes.................................................................. S-23
  General.................................................................. S-23
  Payments of Interest..................................................... S-23
  Payments of Principal.................................................... S-24
  Optional Redemption...................................................... S-24
  Mandatory Prepayment..................................................... S-25
  Parity and Priority of Notes............................................. S-26
  Voting Rights............................................................ S-26

The Transfer and Servicing Agreements...................................... S-26
  Servicing Compensation and Payment of Expenses........................... S-26
  Distributions............................................................ S-26
  Reserve Account.......................................................... S-29
  Pre-Funding Account...................................................... S-30
  Negative Carry Account................................................... S-30

Certain Federal Income Tax Consequences.................................... S-31

ERISA Considerations....................................................... S-31

Underwriting............................................................... S-32

Legal Opinions............................................................. S-33

Index of Terms............................................................. S-34

   Where to Find Information in this Prospectus Supplement and the Prospectus

   We provide information to you about the notes in two separate documents that provide varying levels of detail:

     (a) the prospectus, which provides general information, some of which may not apply to a particular class of notes, including your series; and

     (b) this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series of notes.

   If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

   You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   We are not offering the notes in any state where the offer is not permitted.

   Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" which appears at the end of the prospectus and this prospectus supplement.

                               ----------------

                                    SUMMARY

 . This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the notes. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

The Parties

Issuer

Navistar Financial 2000-A Owner Trust, a Delaware common law trust, acting by and through the owner trustee

Seller

Navistar Financial Retail Receivables Corporation, a wholly-owned subsidiary of Navistar Financial Corporation

Servicer

Navistar Financial Corporation

Indenture Trustee

The Bank of New York

Owner Trustee

Chase Manhattan Bank Delaware, as trustee under the Owner Trust Agreement

Administrator

Navistar Financial Corporation

Trust Property

The primary assets of the trust will be:

 . a pool of commercial retail loans evidenced by notes secured by new and used medium or heavy duty trucks, buses or trailers, a portion of which will be transferred to the trust on the closing date and a portion of which will be transferred to the trust during the funding period

 . security interests in the vehicles financed by the receivables and the proceeds of repossessed vehicles

 . amounts held on deposit in certain bank accounts, including the reserve account, the pre-funding account and the negative carry account

 . any proceeds from any guaranties, dealer liability or repurchase obligations of Navistar International Transportation Corp.

 .  any proceeds from claims on related insurance policies, and

 . certain of the Seller's rights under the purchase agreement under which Navistar Financial Retail Receivables Corporation acquired the receivables and under the custodian agreement under which Navistar Financial Corporation holds the documentation related to the receivables.

The Initial Receivables

On the closing date, the trust will acquire the initial receivables, which had an aggregate starting principal balance of $380,843,908.73 as of February 1, 2000.

The composition of the initial receivables as of February 1, 2000 was as follows:

  Initial Aggregate Starting Receivables Balance $380,843,908.73
  Aggregate Original Receivables Balance         $394,120,117.36
  Number of Receivables                          8,352
  Average Receivable Balance                     $45,599.12
  Weighted Average APR                           9.298%
  (Range)                                        6.75%-26.00%
  Weighted Average
  Original Maturity                              56.65 months
  (Range)                                        13-84 months
  Weighted Average Remaining Maturity            53.67 months
  (Range)                                        12 to 72 months

Subsequent Receivables and the Pre-Funding Account

In addition to the initial receivables, the trust will purchase additional receivables during a funding period beginning on the closing date and ending not later than the June 2000 distribution date. See "The Receivables Pool-- Subsequent Receivables."

The trust will purchase the additional receivables with funds on deposit in a pre-funding account established for the trust, with an initial deposit of $94,156,091.27. Navistar Financial Retail Receivables Corporation expects to sell additional receivables to the trust with an aggregate principal balance approximately equal to the amount deposited into the pre-funding account. Prior to being used to purchase additional receivables, funds on deposit in the pre-funding account will be invested in highly rated short-term investments.

The funding period will end earlier than the June 2000 distribution date if and when the balance in the pre-funding account is reduced to less than $100,000. The funding period will also terminate early if specified defaults or other adverse events occur. Any balance remaining in the pre-funding account at the end of the funding period will be payable to the noteholders as a prepayment of principal as described in "The Notes--Mandatory Prepayment" above.

See "Risk Factors--Changes in Pool Characteristics as a Result of Pre-Funding" and "The Receivables Pool" for additional information on the trust's pre-funding feature.

Negative Carry Account

Navistar Financial Retail Receivables Corporation anticipates that the average interest rate earned by the trust on investment of funds in the pre-funding account may be less than the weighted average interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, Navistar Financial Retail Receivables Corporation will deposit $1,113,346.88 into the negative carry account. On each distribution date during the funding period, a portion of the balance in the negative carry account will be applied to make up for any such shortfall. All amounts remaining on deposit in the negative carry account on the distribution date immediately following the end of the funding period will be released to Navistar Financial Retail Receivables Corporation.

See "The Notes--Negative Carry Account."

The Notes

The trust will issue the following classes of notes:

                    Aggregate
                    Principal   Interest
       Class          Amount      Rate
----------------------------------------
  Class A-1 Notes  $ 84,000,000  6.08%
----------------------------------------
  Class A-2 Notes  $142,000,000  6.82%
----------------------------------------
  Class A-3 Notes  $110,000,000  7.20%
----------------------------------------
  Class A-4 Notes  $121,187,500  7.34%
----------------------------------------
  Class B Notes    $ 17,812,500  7.47%

The sole source of payments on the notes is the assets of the trust. The notes are not interests in, obligations of or insured or guaranteed by the Owner Trustee, Navistar Financial Corporation, Navistar Financial Retail Receivables Corporation or any other person or entity.

Closing Date

March 9, 2000

Distribution Dates

Distributions on the notes will generally be made monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, starting March 15, 2000.

Interest Payments

The interest rate for each class of notes is specified above.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360, and interest on the other notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The payment of interest on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. After the notes are declared to be due and payable following the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

Principal Payments

The amount of principal payable on the notes on each distribution date will generally equal the principal payments on the receivables plus the outstanding principal amount of the receivables that were written off during the prior calendar month. Principal payments on the notes will be paid:

 . first, 100% to the Class A-1 Notes until the Class A-1 Notes are paid in full;

 .  second, 96.25% to the Class A Notes and 3.75% to the Class B Notes until the
   Class A Notes are paid in full; and

 .  third, 100% to the Class B Notes until the Class B Notes are paid in full.

Principal payments made on the Class A Notes after the Class A-1 Notes have been paid in full will be applied sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full.

If the amount on deposit in the reserve account on any distribution date, after giving effect to the distribution of the funds of the trust available to pay principal on the notes in accordance with the priorities set forth above, would be less than 1% of the aggregate of the starting principal balances of all of the receivables transferred to the trust (including all receivables transferred to the trust after the closing date), the trust will pay 100% of the principal payable on the notes to the holders of the Class A Notes until either the Class A Notes are paid in full or the amount on deposit in the reserve account equals or exceeds its required amount. Under these circumstances, principal payments made on the Class A Notes will be applied sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full. If principal payments on the Class B Notes resume because the amount on deposit in the Reserve Account equals or exceeds the required amount, the trust will pay principal on the notes in accordance with the priorities described in the three bullet points above.

Also, if the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay 100% of the principal payable on the notes to the holders of the Class A Notes pro rata among the classes based on their respective unpaid principal balances until the Class A Notes are paid in full. After the Class A Notes have been paid in full, the trust will pay 100% of the principal payable on the notes to the holders of the Class B Notes until the Class B Notes are paid in full.

Final Scheduled Distribution Dates

The outstanding principal amount of each class of notes will be payable in full on the distribution date in the calendar month set forth below:

   Class A-1 Notes:  March 2001
   Class A-2 Notes:  March 2003
   Class A-3 Notes:  May 2004
   Class A-4 Notes:  January 2007
   Class B Notes:    February 2007

Mandatory Prepayment

The notes will be prepaid in part on the distribution date on or immediately following the last day of the funding period if any amount remains on deposit in the pre-funding account on that distribution date, after giving effect to the purchase of any receivables after the closing date, including any receivables purchased on that distribution date. See

"Subsequent Receivables and the Pre-Funding Account." This mandatory prepayment will be applied to each class of notes in accordance with the priorities with respect to distributions of principal described above; provided that if the remaining pre-funded amount at the time of the mandatory prepayment exceeds $100,000, each class of notes, including the Class B Notes, will be prepaid pro rata based on the initial principal balance of such class.

In addition, the trust will be obligated to pay a premium described under "The Notes--Mandatory Prepayment" with respect to each class of notes, including the Class B Notes, in connection with any mandatory prepayment if the remaining pre-funded amount at the time of such prepayment exceeds $100,000. The trust's obligation to pay the premium will be limited to the pro rata portion based on the initial principal balance of that class of funds that are received from Navistar Financial Retail Receivables Corporation under the Pooling and Servicing Agreement as liquidated damages for the failure to transfer additional receivables after the closing date, and Navistar Financial Retail Receivables Corporation's obligation to pay the liquidated damages under the Pooling and Servicing Agreement is limited to funds it receives from Navistar Financial Corporation as liquidated damages for Navistar Financial Corporation's failure to transfer additional receivables after the closing date to Navistar Financial Retail Receivables Corporation. No other assets of the trust will be available for the purpose of paying the premium.

Optional Redemption

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate of the starting principal balances of all of the receivables transferred to the trust (including all receivables transferred to the trust after the closing date) at a price equal to the outstanding principal amount of the notes plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the notes.

Priority of Payments

On each distribution date, collections on the receivables received during the prior calendar month, amounts advanced by the servicer in respect of delinquent payments on the receivables and funds transferred from the reserve account described below, will generally be distributed in the following order of priority:

 . reimbursement to the servicer for prior advances and expenses incurred in repossessing, refurbishing and selling repossessed vehicles

 .  servicing fees to the servicer

 .  interest on the Class A Notes

 .  interest on the Class B Notes

 .  principal on the notes as described above

 . to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount

 .  distributions on the certificates

See "The Notes--Payments of Interest" in this prospectus supplement for special priority rules for the payment of interest under certain circumstances.

Credit Enhancement

Credit enhancement provides protection for the notes against losses and delays in payments on the receivables.

Reserve Account

On the closing date an amount of cash or eligible investments equal to $18,090,085.66 or 4.75% of the aggregate of the starting principal balances of all of the receivables transferred to the trust on the closing date will be deposited into a reserve account, and on each date during the funding period on which additional receivables are transferred to the trust, cash or eligible investments in an amount equal to at least 5.50% of the aggregate of the starting principal balances of the additional receivables being transferred will be deposited in the reserve account.

The amount in the reserve account will be increased to a specified amount on each distribution date by the deposit of amounts remaining from monthly collections on the receivables after payment of any reimbursement for servicer advances, liquidation expenses and the servicing fees to the Servicer and payments of interest and principal on the notes. Amounts in the reserve account on any distribution date in excess of the specified amount for that distribution date will be paid to the holders of the certificates. The amount that will be required to be on deposit in the reserve account on each payment date will be the lesser of (1) the outstanding principal amount of the notes and (2) the greater of (a) 5.50% (or 10.00% under certain circumstances described herein) of the aggregate of the principal balances of the receivables in the trust as of the last day of the related monthly period and (b) 2.0% of the aggregate of the starting principal balances of all of the receivables transferred to the trust (including all receivables transferred to the trust after the closing date).

Funds will be withdrawn from cash in the reserve account on the day preceding each distribution date to the extent that the funds of the trust otherwise available to pay interest and principal on the notes (after reimbursement to the servicer for prior advances and expenses incurred in repossessing, refurbishing and selling repossessed vehicles and payment of the servicing fees) is less than amounts payable on the notes (or, on the final maturity date of any class of notes, less than the outstanding principal amount of such class). These funds will then be disbursed according to the priority of distributions described under the caption "Priority of Payments" above.

Subordination of the Class B Notes

The subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement will provide additional credit enhancement to the Class A Notes.

Servicing Fees

Navistar Financial Corporation will service the receivables. The trust will pay the servicer a monthly servicing fee of one-twelfth of 1% of the principal balance of the receivables as compensation for servicing the receivables. The Servicer will also be entitled to retain any late fees, prepayment charges and other similar fees and charges collected during the prior month.

Tax Status

Kirkland & Ellis, special tax counsel, is of the opinion that for federal income tax purposes, the notes will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

By accepting a note, you will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

Subject to the limitations discussed under "ERISA Considerations" in this prospectus supplement, the notes are available for investment by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974. See "ERISA Considerations" in the prospectus and this prospectus supplement for a description of the limitations on purchases of the notes by employee benefit plans.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

Ratings

The notes will not be issued unless:

 . the Class A-1 Notes are rated in the highest rating category for short-term debt obligations by at least two nationally recognized rating agencies,

 . the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency, and

 . the Class B Notes are rated in the "A" category for long-term debt obligations or its equivalent by at least one nationally recognized rating agency.

The rating agencies do not evaluate and their ratings do not address the likelihood that the premium required to be paid in connection with any mandatory prepayment of the notes will be paid. If circumstances change, a rating agency may change its rating of the notes. If a rating agency lowers its rating of the notes, no one is obligated to provide additional credit enhancement or to restore the original rating.

Mailing Address and Telephone Number of Principal Executive Offices

The mailing address of Navistar Financial Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The mailing address of Navistar Financial Retail Receivables Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, telephone (302) 658-7581. The principal office of the trust is in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as owner trustee, 1201 Market Street, Wilmington, Delaware 19801.

                                  RISK FACTORS

   In addition to the risk factors on page 4 of the prospectus, you should consider the following risk factors in deciding whether to purchase the notes.

Possible Prepayments as    If the principal amount of eligible receivables
a Result of Pre-Funding    transferred to the trust during the trust's funding
                           period is less than the amount deposited in the trust's pre-funding account, the trust would not be able to purchase sufficient additional receivables to use all of the funds in the pre-funding account.
                           This would result in a prepayment of principal to the noteholders as described above, and may require the payment of a premium with that prepayment. The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.
                           Any premium paid with any prepayment may not be sufficient to compensate noteholders for any difference between the yield on the notes and the yield obtained by the noteholders when reinvesting the prepayment proceeds.

Changes in Pool            There will be no required characteristics of the
Characteristics as a       additional receivables transferred to the trust
Result of Pre-Funding      during the funding period, except that:

                           . each additional receivable must satisfy the eligibility criteria specified in the Pooling and Servicing Agreement at the time of addition,

                           .  after giving effect to any addition of
                              receivables, the weighted average annual percentage rate of the receivables in the trust will not be less than 9.07%,

                           .  after giving effect to any addition of
                              receivables, the weighted average remaining maturity of the receivables in the trust will not be greater than 57 months, and

                           .  after giving effect to any addition of
                              receivables, the aggregate principal balance of all receivables then owing from any single obligor shall not exceed 2% of the aggregate principal balance of the receivables in the trust.

                           Additional receivables may be originated by Navistar Financial Corporation at a later date using criteria different from those that were applied to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of additional receivables to the trust, the characteristics of the receivables, including the composition of the receivables, the distribution by APR, equipment type, payment frequency, average maturity, current receivable balance and geographic distribution may vary from those of the initial receivables. See "The Receivables Pool." Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. See "Weighted Average Life of the Notes." However, the trust will not purchase any additional receivables that have a remaining term in excess of 72 months or any additional receivables that would cause the weighted average remaining maturity of the receivables in the trust to exceed 57 months. These requirements are intended to minimize the effect of the addition of receivables on the weighted average life of the notes.

Class B Notes are          The Class B Notes bear greater credit risk than the
Subject to Greater         Class A Notes because payments of interest and,
Credit Risk Because the    under certain circumstances, principal on the Class
Class B Notes are          B Notes is subordinated in priority to the payment
Subordinated to the        of interest and principal due on the Class A Notes.
Class A Notes

                           No interest will be paid on the Class B Notes on each distribution date until the servicer is paid its servicing fee and all accrued and unpaid interest on the Class A Notes has been paid in full. In addition, if the notes are declared to be due and payable following the occurrence of an event of default under the notes resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes has been paid in full. Principal payments on the Class B Notes will be subordinate to the payment of principal on the Class A Notes in full after the notes have been declared to be due and payable following the occurrence of an event of default. Principal payments on the Class B Notes will be subordinated to the payment of principal on the Class A Notes after any distribution date on which the amount on deposit in the reserve account would be less than 1% of the aggregate of the starting principal balances of all of the receivables transferred to the trust, after giving effect to the payments on such date, until the Class A Notes are paid in full or the amount on deposit in the reserve account equal or exceeds the required amount.

                           This subordination could result in delays or reductions in the payment of principal and interest on the Class B Notes.

The Trust has Limited      Other than amounts that may be paid by Navistar
Assets to Repay the        Financial Corporation to Navistar Financial Retail
Notes                      Receivables Corporation and then to the trust to
                           pay any premium in connection with a mandatory prepayment of the notes, the sole source of payments on the notes is the assets of the trust, which consist primarily of the initial receivables plus any additional receivables transferred to the trust, the pre-funding account, the negative carry account and the reserve account. Noteholders must rely on payments on the receivables and available amounts on deposit in the pre-funding account, the negative carry account and the reserve account for repayment of the notes. Noteholders may suffer a loss if the assets of the trust are insufficient to pay principal and interest on the notes. The notes are not obligations of Navistar Financial
                           Corporation, Navistar Financial Retail Receivables
                           Corporation, the owner trustee or any other person or entity.

Potential Delays in
Payments Due to Year       Year 2000 compliance refers to the ability of
2000 Noncompliance         technology information systems to recognize the
                           difference between the years 1900 and 2000. If an information technology system was written using two digits rather than four digits to define the applicable year, it may not able to differentiate between the years 1900 and 2000 and may generate erroneous data.

                           Navistar Financial Corporation has identified all significant information technology applications that required remediation, which in some cases involved the replacement of systems, to ensure Year 2000 compliance. No public infrastructure problems or any facility related problems were encountered at Navistar Financial Corporation's locations during the rollover to the Year 2000. After extensive system verification and testing, Navistar Financial's systems are operating normally, and Navistar Financial Corporation is not aware of any significant issues related to the Year 2000 problem. Accordingly, Navistar Financial Corporation does not anticipate Year 2000 issues with respect to its computer systems to have a material adverse effect on the trust, the receivables or the servicing of the receivables.

                           If Navistar Financial Corporation experiences significant Year 2000 problems, the servicing of the receivables could be adversely affected, which could result in delays or reductions in payments on the notes.

Limited Ability to         The underwriters may assist in the resale of the
Resell Notes               notes, but they are not required to do so. A
                           trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                                   THE TRUST

   Navistar Financial 2000-A Owner Trust (the "Trust") is a Delaware common law trust formed pursuant to a Trust Agreement (the "Owner Trust Agreement") between Navistar Financial Retail Receivables Corporation and the Owner Trustee dated on or before the Closing Date.

   The Trust will engage in only the following activities:

  . acquiring, holding and managing the receivables and the other assets of the Trust and proceeds therefrom;

  .  issuing the Notes and the Certificates;

  .  making payments or distributions on the Notes and the Certificates; and

  . engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Capitalization of the Trust

   The following table illustrates the capitalization of the Trust as of February 1, 2000, as if the issuance of the following classes of notes (the "Notes") had taken place on that date:

   Class A-1 6.08% Asset Backed Notes............................ $  84,000,000
   Class A-2 6.82% Asset Backed Notes............................   142,000,000
   Class A-3 7.20% Asset Backed Notes............................   110,000,000
   Class A-4 7.34% Asset Backed Notes............................   121,187,500
   Class B   7.47% Asset Backed Notes............................    17,812,500
                                                                  -------------
     Total....................................................... $ 475,000,000
                                                                  =============

   The certificates, represent the equity of the Trust (the "Certificates") and will be issued under the Trust Agreement. The Certificates will initially be held by the Seller, the Servicer or one of their affiliates and are not being offered hereby.

   The Trust will also hold the Reserve Account, the Pre-Funding Account and the Negative Carry Account.

The Owner Trustee

   Chase Manhattan Bank Delaware will serve as owner trustee under the Owner Trust Agreement (the "Owner Trustee"). Chase Manhattan Bank Delaware is a Delaware banking corporation and a wholly-owned, indirect subsidiary of the Chase Manhattan Corporation, a Delaware corporation. Its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801.

                              THE RECEIVABLES POOL

The Initial Receivables

   The commercial retail loans evidenced by notes (the "Receivables") secured by new and used medium and heavy duty trucks, buses and trailers to be transferred to the Trust on the Closing Date (the "Initial Receivables") were originated by Navistar Financial Corporation ("Navistar Financial"). The Initial Receivables were selected randomly from Navistar Financial's portfolio of Receivables based on several criteria, including that each Initial
Receivable:

  .  has a first payment due date on or before February 29, 2000;

  .  has an original term of 13 to 84 months;

  .  has a remaining term of 12 to 72 months;

  . provides for finance charges at an annual percentage rate of no less than 6.75%;

  . as of February 1, 2000 (the "Initial Cutoff Date"), was not more than 60 days past due; and

  . satisfies the other criteria set forth in the prospectus under "The Receivables Pools."

   The aggregate Receivables Balance of the Receivables as of the Initial Cutoff Date was $380,843,908.73 (the "Initial Aggregate Starting Receivables Balance"). Some of the Initial Receivables to be purchased by the Trust were previously sold by Navistar Financial to Truck Retail Instalment Paper Corp., a wholly-owned subsidiary of Navistar Financial. On the Closing Date, these Receivables will be repurchased by Navistar Financial prior to their sale to the Trust.

   The composition, distribution by annual percentage rate, distribution by remaining maturity, distribution by payment terms and geographic distribution of the Initial Receivables as of the Initial Cutoff Date are as set forth in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

                     Composition of the Initial Receivables

 Weighted
 Average        Initial                                             Weighted  Weighted
  Annual       Aggregate       Aggregate                  Average    Average   Average
Percentage     Starting        Original                  Starting   Original  Remaining
   Rate       Receivables      Principal     Number of  Receivables Maturity  Maturity
 (Range)        Balance         Balance     Receivables   Balance    (Range)   (Range)
----------  --------------- --------------- ----------- ----------- --------- ---------
  9.298%    $380,843,908.73 $394,120,117.36    8,352    $45,599.12    56.65     53.67
  (6.75%-                                                            months    months
21.49%)(1)                                                          (13 to 84 (12 to 72
                                                                     months)   months)

--------
(1) Range excludes five Receivables with APRs above 21.49%.

       Distribution by Annual Percentage Rate of the Initial Receivables

                                              Starting     Percentage of Initial
        Annual Percentage       Number of    Receivables    Aggregate Starting
           Rate Range          Receivables     Balance      Receivables Balance
        -----------------      ----------- --------------- ---------------------
    6.75-7.49%................      600    $ 19,710,667.43          5.18%
    7.50-8.49%................    3,003     143,942,399.93         37.80%
    8.50-9.49%................    2,015     100,870,820.20         26.49%
    9.50-10.49%...............      886      45,980,711.69         12.07%
   10.50-11.49%...............      602      29,324,581.24          7.70%
   11.50-12.49%...............      413      17,283,991.59          4.54%
   12.50-13.49%...............      253       8,854,103.07          2.32%
   13.50-14.49%...............      210       6,024,929.56          1.58%
   14.50-15.49%...............      171       4,642,266.98          1.22%
   15.50-16.49%...............       84       1,902,689.37          0.50%
   16.50-17.49%...............       44         882,310.01          0.23%
   17.50 & Over...............       71       1,424,437.66          0.37%
                                  -----    ---------------        -------
     Total....................    8,352    $380,843,908.73        100.00%
                                  =====    ===============        =======

         Distribution by Remaining Maturity of the Initial Receivables

   Remaining                                 Starting     Percentage of Initial
   Maturity                    Number of    Receivables    Aggregate Starting
   (Months)                   Receivables     Balance      Receivables Balance
   ---------                  ----------- --------------- ---------------------
   12-24.....................      393    $  7,045,584.14          1.85%
   25-36.....................    1,553      40,290,928.48         10.58%
   37-48.....................    1,813      76,975,232.22         20.21%
   49-60.....................    3,031     187,121,470.65         49.14%
   61-66.....................      181       5,731,379.44          1.50%
   67 & Over.................    1,381      63,679,313.80         16.72%
                                 -----    ---------------        -------
   Total.....................    8,352    $380,843,908.73        100.00%
                                 =====    ===============        =======

            Distribution by Payment Terms of the Initial Receivables

                                                           Percentage of Initial
                                                            Aggregate Starting
      Type of Receivable                                    Receivables Balance
      ------------------                                   ---------------------
   Equal Payment Fully Amortizing.........................         59.26%
   Equal Payment Balloon..................................         11.48%
   Equal Payment Skip.....................................          2.56%
   Level Principal Fully Amortizing.......................          6.25%
   Level Principal Balloon................................         16.95%
   Level Principal Skip...................................          0.04%
   Other..................................................          3.46%
                                                                  -------
     Total................................................        100.00%
                                                                  =======

   The Initial Receivables include Receivables originated in 48 states and The District of Columbia. The following table sets forth the percentage of the Initial Aggregate Starting Receivables Balance in the states with the largest concentration of Initial Receivables. No other state accounts for more than 1.57% of the Initial Aggregate Starting Receivables Balance. None of the Initial Receivables were originated in Alaska or Hawaii.

               Geographic Distribution of the Initial Receivables

                                                           Percentage of Initial
                                                            Aggregate Starting
   State(1)                                                 Receivables Balance
   --------                                                ---------------------
   New York...............................................          8.47%
   Texas..................................................          7.64%
   Illinois...............................................          7.51%
   Iowa...................................................          6.21%
   California.............................................          5.60%
   Ohio...................................................          4.88%
   Florida................................................          4.64%
   Michigan...............................................          3.35%
   Tennessee..............................................          3.31%
   Pennsylvania...........................................          3.28%
   Minnesota..............................................          3.25%
   Indiana................................................          3.22%
   Kansas.................................................          2.99%
   Wisconsin..............................................          2.95%
   Arkansas...............................................          2.73%
   South Carolina.........................................          2.56%
   Maryland...............................................          2.51%
   Missouri...............................................          2.51%
   New Jersey.............................................          2.34%
   Other..................................................         20.05%
                                                                  -------
     Total................................................        100.00%
                                                                  =======

  --------
    (1) Based on billing addresses of the obligors on the Initial Receivables.

   No single obligor accounts for more than 2.00% of the Initial Aggregate Starting Receivables Balance. As of the Initial Cutoff Date, approximately 83.34% of the Initial Aggregate Starting Receivables Balance, constituting 69.98% of the aggregate number of Initial Receivables, represent Receivables secured by new vehicles. The remainder are secured by used vehicles.

The Subsequent Receivables

   During the Funding Period, the Seller will be obligated to sell to the Trust additional Receivables (the "Subsequent Receivables") having an aggregate Starting Receivables Balance equal to $94,156,091.27 (the "Initial Pre-Funded Amount") to the extent that such Subsequent Receivables have been acquired by the Seller from Navistar Financial.

   The "Funding Period" will commence on and include the Closing Date and will end on the earliest to occur of:

  (1) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $100,000, after giving effect to the purchase of all Subsequent Receivables, including any purchase on that date,

  (2)  the occurrence of an Event of Default under the Indenture,

  (3) the occurrence of a Servicer Default under the Pooling and Servicing Agreement,

  (4) the occurrence of specified events of insolvency with respect to the Seller or the Servicer, and

  (5)  the close of business on the June 2000 Distribution Date.

   "Starting Receivables Balance" means, for any Receivable, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, less the portion of payments received from the Obligor prior to the related Cutoff Date that are allocable to principal using the actuarial method. The amount financed may include insurance premiums, service and warranty contracts, federal excise taxes, sales taxes and other items customarily financed as part of Retail Notes and related costs.

   During the Funding Period, on dates specified by the Seller (each, a "Subsequent Transfer Date"), the Seller will sell and assign to the Trust, the Seller's entire interest in specified Subsequent Receivables designated by the Seller as of a date designated by the Seller (each, a "Cutoff Date"). Upon the transfer of Subsequent Receivables to the Trust on a Subsequent Transfer Date, an amount equal to 5.50% of the Starting Receivables Balance for those Subsequent Receivables will be withdrawn from the Pre-Funding Account and deposited in the Reserve Account. An amount equal to the remainder of the aggregate Starting Receivables Balance of any Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to the Seller.

   The transfer of Subsequent Receivables to the trust is subject to the satisfaction of specified conditions. These conditions include the following:

  (1) each Subsequent Receivable must satisfy the eligibility criteria specified in "The Receivables Pools" in the Prospectus and in "The Receivables Pool--The Initial Receivables" in this prospectus supplement other than as to the first payment due date, which for any Subsequent Receivable shall occur on or before the last day of the first Monthly Period following the Monthly Period during which the related Cutoff Date occurs;

  (2) Navistar Financial shall not have selected those Subsequent Receivables in a manner that it believes is adverse to the interests of the Noteholders;

  (3) the Seller shall have executed and delivered to the Trust and the Indenture Trustee a written assignment conveying those Subsequent Receivables to the Trust, and the assignment must include a schedule identifying each Subsequent Receivable;

  (4) the Reserve Account Initial Deposit for that Subsequent Transfer Date shall have been withdrawn from the Pre-Funding Account and deposited in the Reserve Account;

  (5) after giving effect to the transfer of the Subsequent Receivables to the Trust on that Subsequent Transfer Date,

      (A) the weighted average Annual Percentage Rate of the Receivables in the Trust shall not be less than 9.07%,

      (B) the weighted average remaining maturity of the Receivables in the Trust shall not be greater than 57 months and

      (C) the aggregate principal balance of all Receivables then owing from any single Obligor shall not exceed 2% of the aggregate principal balance of the Receivables in the Trust;

  (6) the Seller shall have delivered the required opinions of counsel to the Trustee, the Indenture Trustee and the Rating Agencies with respect to the transfer of the Subsequent Receivables on that Subsequent Transfer Date;

  (7) the Trust and the Indenture Trustee shall have received written confirmation from a firm of certified independent public accountants that the Subsequent Receivables being transferred to the Trust satisfied the eligibility criteria described in clause (1) above as of the related Cutoff Date; and

  (8) Standard & Poor's Ratings Services ("S&P") shall have notified the Seller in writing that the addition of the Subsequent Receivables will not affect S&P's rating on the Notes.

   At the time of its addition to the Trust, a Subsequent Receivable must satisfy only the eligibility criteria specified in the Pooling and Servicing Agreement and described above. This means that Subsequent Receivables may be originated using credit criteria different from those that were applied to the Initial Receivables, and the Subsequent Receivables may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the Receivables, including the composition of the Receivables, the distribution by APR, equipment type, payment frequency, average maturity, current Receivable Balance and geographic distribution, may vary from those of the Initial Receivables. Since the weighted average life of the Notes will be influenced by the rate at which the principal balances of the Receivables are paid, some of these variations will affect the weighted average life of each class of Notes. The requirements that no Subsequent Receivables have a remaining term in excess of 72 months and that on each Subsequent Transfer Date the weighted average remaining maturity of the Receivables in the Trust will not be greater than 57 months are intended to minimize the effect of the addition of Subsequent Receivables on the weighted average life of the Notes.

                                USE OF PROCEEDS

   The Seller will use the net proceeds to fund the Reserve Account Initial Deposit, the Negative Carry Account Initial Deposit, the deposit of Pre-Funded Amount into the Pre-Funding Account and the purchase of the Initial Receivables from Navistar Financial. Navistar Financial will use the proceeds from its sale of the Receivables to the Seller for the following purposes:

  . to finance the purchase of certain of the Receivables from Truck Retail Instalment Paper Corp.;

  .  for general working capital purposes;

  .  to repay amounts owing to Navistar International Transportation Corp.;
     and

  . to repay amounts owing to a group of lenders, including several of the Underwriters or an affiliate, under one or more credit agreements.

                                  THE SERVICER

Delinquencies, Repossessions and Net Losses

   Set forth below is selected information concerning Navistar Financial's experience in the United States pertaining to delinquencies, repossessions and net losses on its entire portfolio of Retail Notes (including Retail Notes previously sold which Navistar Financial continues to service). Fluctuations in retail delinquencies, repossessions and losses generally follow cycles in the overall business environment. Although Navistar Financial believes retail delinquencies, repossessions and net losses are particularly sensitive to the industrial sector, which generates a significant portion of the freight tonnage hauled, Navistar Financial does not track such data and is unable to ascertain the specific causes of such fluctuations. As a result of the bankruptcy of one of Navistar Financial's largest obligors, a combined charge of $10.9 million was taken in 1996 by Navistar Financial and Navistar International Transportation Corp., $3.8 million of which was reversed in 1998 by Navistar Financial. There can be no assurance that the delinquency, repossession and net loss experience on the Initial Receivables or the Subsequent Receivables will be comparable to that set forth below. Due to rounding, the amounts shown for Navistar Financial and Navistar International Transportation Corp. separately in this table may not add to the amount shown for Navistar Financial and Navistar International Transportation Corp. combined.

                                              Year Ended October 31,
                                        --------------------------------------
           NFC Retail Notes              1995    1996    1997    1998    1999
           ----------------             ------  ------  ------  ------  ------
                                                 ($ in millions)
Gross Balance Outstanding at end of
 Period...............................  $2,073  $2,282  $2,282  $2,481  $2,825
Gross Balance Past Due as a Percentage
 of Gross Balance Outstanding at end
 of Period
  31-60 days..........................    2.43%   1.99%   2.42%   2.49%   2.87%
  over 60 days........................    0.09%   0.30%   0.60%   0.61%   0.52%
Average Gross Balance of Retail Notes
 (13 month average)...................  $1,809  $2,204  $2,245  $2,339  $2,632
Net Losses (recoveries):
  NFC.................................  $  0.3  $  5.0  $  2.1  $  --   $  5.2
  NITC................................     0.6     9.5     3.9     9.9     3.0
                                        ------  ------  ------  ------  ------
  Combined............................  $  0.9  $ 14.5  $  6.0  $  9.9  $  8.2
Liquidations minus Net Losses.........  $  833  $1,002  $1,083  $1,178  $1,193
Net Losses (recoveries) as a
 Percentage of Liquidations minus Net
 Losses:
  NFC.................................    0.04%   0.50%   0.19%   0.00%   0.44%
  NITC................................    0.07%   0.95%   0.36%   0.84%   0.25%
                                        ------  ------  ------  ------  ------
  Combined............................    0.11%   1.45%   0.55%   0.84%   0.69%
Net Losses (recoveries) as a
 Percentage of Average Gross Balance:
  NFC.................................    0.02%   0.23%   0.09%   0.00%   0.20%
  NITC................................    0.03%   0.43%   0.18%   0.42%   0.11%
                                        ------  ------  ------  ------  ------
  Combined............................    0.05%   0.66%   0.27%   0.42%   0.31%
Repossessions as a Percentage of
 Average Gross Balance................    0.92%   3.15%   2.01%   2.31%   1.94%

   For purposes of the table set forth above and the following discussion:

  . "Gross Balance" means, with respect to a Retail Note as of a specified date, the unpaid principal balance thereof as of such date plus for a Retail Note classified by the Servicer as a "finance charge-included contract," the finance charges included in the payments due on or after such date.

  . "Gross Balance Past Due" means the aggregate Gross Balance for all Retail Notes that have installments past due by the indicated number of days.

  . "Liquidations" means, with respect to the related period, the aggregate Gross Balance of Retail Notes outstanding at the beginning of the period plus the aggregate Gross Balance of Retail Notes acquired during the period, minus the aggregate Gross Balance of Retail Notes outstanding at the end of the period.

  . "Net Losses" means, with respect to all Retail Notes written off during the period, the sum of the unpaid principal balances thereof plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written-off Retail Notes, net of all recoveries with respect to such Retail Notes.

   Dealer Liability. Certain of the Retail Notes originated by Navistar Financial financing vehicles sold by Navistar International Transportation Corp. dealers may contain an obligation of the dealer to pay Navistar Financial an amount equal to a percentage of the unpaid principal balance of a defaulted Retail Note if Navistar Financial repossesses the vehicle within a specified time. After Navistar Financial repossesses a vehicle, the dealer who originally sold the vehicle may elect either to repurchase the vehicle for the unpaid principal balance of the Retail Note, or to pay the applicable amount. The extent of a particular dealer's obligation is adjusted based on several factors, including:

  . the amount of Retail Notes originated by the dealer which are significantly past due

  .  a limitation on the dealer's liability for any single customer;

  .  whether the financed vehicle was new or used; and

  . participation by the dealer in a limited liability program with Navistar Financial.

   Under current market conditions, in most instances Navistar Financial waives the requirement that a dealer have Dealer Liability with respect to a Retail Note, and most Retail Notes are nonrecourse to the related dealer. As of October 31, 1999, approximately 14% of Retail Notes on the basis of Gross Balance serviced by Navistar Financial had the benefit of Dealer Liability. For purposes hereof, all of the dealers' obligations described in this paragraph are referred to as a "Dealer Liability." The extent and terms of Dealer Liability are subject to change as market conditions may require.

   NITC Purchase Obligations. If Navistar Financial repossesses a vehicle securing a Retail Note within 180 days of default (or longer in certain limited circumstances) an agreement between Navistar Financial and Navistar International Transportation Corp. obligates Navistar International Transportation Corp. to purchase the vehicle if it is (1) a new vehicle which was originally sold by a Navistar International Transportation Corp. dealer,
(2) a used vehicle sold by a dealer under certain programs announced by Navistar International Transportation Corp. from time to time and (3) a new or used vehicle which was originally sold by Navistar International Transportation Corp., in each case for the unpaid principal balance of the related defaulted Retail Note net of the Limited Liability Amount for such Retail Note ("NITC Purchase Obligations"). The "Limited Liability Amount" with respect to any Retail Note is generally equal to the Dealer Liability with respect to such Retail Note, if any, or if Navistar Financial has waived the requirement that the related dealer have Dealer Liability with respect to a Retail Note, the amount of Dealer Liability that would have been associated with such Retail Note but for such waiver. Navistar International Transportation Corp. resells such vehicles in accordance with its customary procedures. The aggregate amount of the NITC Purchase Obligations in any fiscal year is limited to the extent that Navistar International Transportation Corp.'s aggregate losses upon resale of such repossessed Financed Vehicles in such year equal either (a) 10.0 percent of liquidations by Navistar Financial of all outstanding Retail Notes which Navistar Financial, the Seller or certain of Navistar Financial's affiliates own or in which they have an economic interest during such fiscal year, or (b) if the aggregate Gross Balance minus unearned interest of Retail Notes acquired by Navistar Financial during such fiscal year is less than $50,000,000, then 10.0 percent of the aggregate Gross Balance at the beginning of such fiscal year of all Retail Notes which Navistar Financial, the Seller or such affiliates own or in which they have an economic interest. The agreement between Navistar Financial and Navistar International Transportation Corp. providing for NITC Purchase Obligations may be amended from time to time. Such an amendment could, among other things, (1) modify the NITC Purchase Obligations relating to Receivables then outstanding or (2) otherwise modify, limit or eliminate the NITC Purchase Obligations. The rights under the agreement providing for the NITC Purchase Obligations are personal to Navistar Financial, and only the proceeds of such rights will be assigned to the Seller and the Trust pursuant to the related Transfer and Servicing Agreements. The Seller and the Trust will not be third-party beneficiaries of such rights and, accordingly, such rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Seller or the Trust.

   The Navistar Financial net loss figures set forth above reflect the fact that Navistar Financial had the benefit of Dealer Liability or NITC Purchase Obligations, or both ("Loss Protection") on a substantial portion of the Retail Notes. Navistar Financial applies the same underwriting standards to the acquisition of Retail Notes without regard to whether Loss Protection is provided, except the advance rate is generally lower and customer credit strength is generally higher on loans without Dealer Liability. Based on its experience, Navistar Financial believes that there is no material difference between the rates of delinquency and repossession on Retail Notes with Loss Protection as compared to Retail Notes without Loss Protection. However, Navistar Financial's net loss experience on Retail Notes without Loss Protection is higher than that on Retail Notes with Loss Protection because of the payments made to Navistar Financial by the Dealers and Navistar International Transportation Corp.

Year 2000

   Navistar Financial has identified all significant information technology applications that required remediation, which in some cases involved the replacement of systems, to ensure Year 2000 compliance. Internal and external resources were used to make the required modifications and to test for Year 2000 compliance. Total costs connected with the remediation of Navistar Financial's significant information technology systems totaled $2 million in 1999, $3 million in 1998 and $1 million in 1997. Approximately 25% of the total costs, representing investment in purchased information technology systems, were capitalized and will be depreciated over three to five years. The total cost of the Year 2000 project has not had a material impact on Navistar Financial's financial position or results of operations and has been funded through operating cash flows.

   No public infrastructure problems or any facility related problems were encountered at Navistar Financial's locations during the rollover to the Year 2000. After extensive system verification and testing, Navistar Financial's systems are operating normally. Navistar Financial is not aware of any significant issues related to the Year 2000 problem.

   While certain aspects of Navistar Financial's business could operate on a manual basis for a period of time, in the event Navistar Financial experiences interruptions due to Year 2000 issues, Navistar Financial currently believes that the most reasonably likely worst case scenario would be the inability to sustain its current level of performance and customer service. Additionally, a significant failure of the banking systems or key entities in the financial markets could adversely affect Navistar Financial's ability to access various credit and money markets.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

   Prepayments on medium and heavy duty truck, bus and trailer receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (the "ABS Model"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. The ABS Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or prepaid in full. The ABS Model does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of receivables, including the Receivables. As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes will likely occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

   The table captioned "Percent of Initial Principal Amount of the Notes Remaining at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of characteristics of the Receivables. The ABS Table assumes that (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (3) payments on the Notes are made on each Distribution Date, and each such date is assumed to be the fifteenth day of each applicable month, (4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, (5) the Negative Carry Amount never exceeds amounts on deposit in the Negative Carry Account, and (6) the Servicer does not exercise its option to purchase the Receivables. The ABS Table indicates the projected weighted average life to maturity of each class of Notes and the projected weighted average life to the Servicer's optional redemption and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

   The ABS Table also assumes that the Receivables have been aggregated into two hypothetical pools, the first pool being composed of the Initial Receivables ("Initial Receivables Pool") and the second pool being composed of the Subsequent Receivables ("Subsequent Receivables Pool"). The Initial Receivables Pool has an assumed Initial Cutoff Date of February 1, 2000 and the Subsequent Receivables Pool has an assumed Cutoff Date of March 1, 2000, and the first distribution of principal is assumed to occur on March 15, 2000 for the Initial Receivables Pool and April 15, 2000 for the Subsequent Receivables Pool. Moreover, the ABS Table assumes that the Initial Receivables Pool and the Subsequent Receivables Pool have the following Starting Receivables Balances and that each of the Receivables within each of the pools is an Equal Payment Fully Amortizing Receivable that has the following annual percentage rate, original maturity and remaining maturity:

                            Starting       Annual    Original    Remaining
                           Receivables   Percentage  Maturity    Maturity
    Pool                     Balance        Rate    (In Months) (In Months)
    ----                 --------------- ---------- ----------- -----------
Initial Receivables
 Pool................... $380,843,908.73    9.22%        57          54
Subsequent Receivables
 Pool................... $ 94,156,091.27    9.22%        57          57
                         ---------------
                         $475,000,000.00
                         ===============

   The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. It is very unlikely that the Receivables will prepay at a constant level of the ABS Model until maturity or that all of the Receivables will prepay at the same level of the ABS Model. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of the ABS Model specified, even if the original and remaining terms to maturity of the Receivables are as assumed. For example, the Initial Receivables have annual percentage rates that range from 6.75% to 26.00%, and only 59.26% of the Initial Receivables (by percentage of Initial Aggregate Starting Receivables Balance) are Equal Payment Fully Amortizing Receivables. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

Percent of Initial Principal Amount of the Notes Remaining at Various ABS Percentages

               Class A-1 Notes                                      Class A-2 Notes
---------------------------------------------------  --------------------------------------------------
  Distribution                                         Distribution
      Date        0.00%  1.00%  1.40%  1.80%  2.00%        Date       0.00%  1.00%  1.40%  1.80%  2.00%
----------------  -----  -----  -----  -----  -----  ---------------- -----  -----  -----  -----  -----
    Closing Date   100%   100%   100%   100%   100%      Closing Date  100%   100%   100%   100%   100%
         3/15/00    93     89     87     85     84            3/15/00  100    100    100    100    100
         4/15/00    85     75     70     66     64            4/15/00  100    100    100    100    100
         5/15/00    76     61     54     48     44            5/15/00  100    100    100    100    100
         6/15/00    68     47     38     29     25            6/15/00  100    100    100    100    100
         7/15/00    59     33     23     12      6            7/15/00  100    100    100    100    100
         8/15/00    50     20      7      0      0            8/15/00  100    100    100     97     93
         9/15/00    42      6      0      0      0            9/15/00  100    100     95     87     82
        10/15/00    33      0      0      0      0           10/15/00  100     96     87     77     72
        11/15/00    24      0      0      0      0           11/15/00  100     88     78     67     62
        12/15/00    15      0      0      0      0           12/15/00  100     81     70     58     52
         1/15/01     6      0      0      0      0            1/15/01  100     74     61     49     42
         2/15/01     0      0      0      0      0            2/15/01   98     66     53     40     33
         3/15/01     0      0      0      0      0            3/15/01   93     59     45     31     24
         4/15/01     0      0      0      0      0            4/15/01   88     52     37     22     14
         5/15/01     0      0      0      0      0            5/15/01   82     45     29     13      5
         6/15/01     0      0      0      0      0            6/15/01   77     38     22      5      0
         7/15/01     0      0      0      0      0            7/15/01   72     31     14      0      0
         8/15/01     0      0      0      0      0            8/15/01   66     24      7      0      0
         9/15/01     0      0      0      0      0            9/15/01   61     17      0      0      0
        10/15/01     0      0      0      0      0           10/15/01   55     11      0      0      0
        11/15/01     0      0      0      0      0           11/15/01   50      4      0      0      0
        12/15/01     0      0      0      0      0           12/15/01   44      0      0      0      0
         1/15/02     0      0      0      0      0            1/15/02   38      0      0      0      0
         2/15/02     0      0      0      0      0            2/15/02   33      0      0      0      0
         3/15/02     0      0      0      0      0            3/15/02   27      0      0      0      0
         4/15/02     0      0      0      0      0            4/15/02   21      0      0      0      0
         5/15/02     0      0      0      0      0            5/15/02   15      0      0      0      0
         6/15/02     0      0      0      0      0            6/15/02   10      0      0      0      0
         7/15/02     0      0      0      0      0            7/15/02    4      0      0      0      0
         8/15/02     0      0      0      0      0            8/15/02    0      0      0      0      0
         9/15/02     0      0      0      0      0            9/15/02    0      0      0      0      0
        10/15/02     0      0      0      0      0           10/15/02    0      0      0      0      0
        11/15/02     0      0      0      0      0           11/15/02    0      0      0      0      0
        12/15/02     0      0      0      0      0           12/15/02    0      0      0      0      0
         1/15/03     0      0      0      0      0            1/15/03    0      0      0      0      0
         2/15/03     0      0      0      0      0            2/15/03    0      0      0      0      0
         3/15/03     0      0      0      0      0            3/15/03    0      0      0      0      0
         4/15/03     0      0      0      0      0            4/15/03    0      0      0      0      0
         5/15/03     0      0      0      0      0            5/15/03    0      0      0      0      0
         6/15/03     0      0      0      0      0            6/15/03    0      0      0      0      0
         7/15/03     0      0      0      0      0            7/15/03    0      0      0      0      0
         8/15/03     0      0      0      0      0            8/15/03    0      0      0      0      0
         9/15/03     0      0      0      0      0            9/15/03    0      0      0      0      0
        10/15/03     0      0      0      0      0           10/15/03    0      0      0      0      0
        11/15/03     0      0      0      0      0           11/15/03    0      0      0      0      0
        12/15/03     0      0      0      0      0           12/15/03    0      0      0      0      0
         1/15/04     0      0      0      0      0            1/15/04    0      0      0      0      0
         2/15/04     0      0      0      0      0            2/15/04    0      0      0      0      0
         3/15/04     0      0      0      0      0            3/15/04    0      0      0      0      0
         4/15/04     0      0      0      0      0            4/15/04    0      0      0      0      0
         5/15/04     0      0      0      0      0            5/15/04    0      0      0      0      0
         6/15/04     0      0      0      0      0            6/15/04    0      0      0      0      0
         7/15/04     0      0      0      0      0            7/15/04    0      0      0      0      0
         8/15/04     0      0      0      0      0            8/15/04    0      0      0      0      0
         9/15/04     0      0      0      0      0            9/15/04    0      0      0      0      0
        10/15/04     0      0      0      0      0           10/15/04    0      0      0      0      0
        11/15/04     0      0      0      0      0           11/15/04    0      0      0      0      0
        12/15/04     0      0      0      0      0           12/15/04    0      0      0      0      0
Average Lives to                                     Average Lives to
  Maturity (yrs)  0.48   0.29   0.25   0.22   0.20      Maturity (yrs)1.71   1.17   1.01   0.89   0.83

               Class A-3 Notes                                      Class A-4 Notes
---------------------------------------------------  ----------------------------------------------------
  Distribution                                         Distribution
      Date        0.00%  1.00%  1.40%  1.80%  2.00%        Date         0.00%  1.00%  1.40%  1.80%  2.00%
----------------  -----  -----  -----  -----  -----  ----------------   -----  -----  -----  -----  -----
    Closing Date   100%   100%   100%   100%   100%        Closing Date  100%   100%   100%   100%   100%
         3/15/00   100    100    100    100    100              3/15/00  100    100    100    100    100
         4/15/00   100    100    100    100    100              4/15/00  100    100    100    100    100
         5/15/00   100    100    100    100    100              5/15/00  100    100    100    100    100
         6/15/00   100    100    100    100    100              6/15/00  100    100    100    100    100
         7/15/00   100    100    100    100    100              7/15/00  100    100    100    100    100
         8/15/00   100    100    100    100    100              8/15/00  100    100    100    100    100
         9/15/00   100    100    100    100    100              9/15/00  100    100    100    100    100
        10/15/00   100    100    100    100    100             10/15/00  100    100    100    100    100
        11/15/00   100    100    100    100    100             11/15/00  100    100    100    100    100
        12/15/00   100    100    100    100    100             12/15/00  100    100    100    100    100
         1/15/01   100    100    100    100    100              1/15/01  100    100    100    100    100
         2/15/01   100    100    100    100    100              2/15/01  100    100    100    100    100
         3/15/01   100    100    100    100    100              3/15/01  100    100    100    100    100
         4/15/01   100    100    100    100    100              4/15/01  100    100    100    100    100
         5/15/01   100    100    100    100    100              5/15/01  100    100    100    100    100
         6/15/01   100    100    100    100     96              6/15/01  100    100    100    100    100
         7/15/01   100    100    100     96     85              7/15/01  100    100    100    100    100
         8/15/01   100    100    100     85     74              8/15/01  100    100    100    100    100
         9/15/01   100    100     99     75     63              9/15/01  100    100    100    100    100
        10/15/01   100    100     90     65     53             10/15/01  100    100    100    100    100
        11/15/01   100    100     81     56     43             11/15/01  100    100    100    100    100
        12/15/01   100     97     72     46     33             12/15/01  100    100    100    100    100
         1/15/02   100     88     63     37     24              1/15/02  100    100    100    100    100
         2/15/02   100     80     54     28     15              2/15/02  100    100    100    100    100
         3/15/02   100     72     46     19      6              3/15/02  100    100    100    100    100
         4/15/02   100     64     38     11      0              4/15/02  100    100    100    100     97
         5/15/02   100     56     30      3      0              5/15/02  100    100    100    100     90
         6/15/02   100     48     22      0      0              6/15/02  100    100    100     95     83
         7/15/02   100     41     14      0      0              7/15/02  100    100    100     88     76
         8/15/02    97     33      6      0      0              8/15/02  100    100    100     81     69
         9/15/02    89     26      0      0      0              9/15/02  100    100     99     75     62
        10/15/02    82     18      0      0      0             10/15/02  100    100     93     68     56
        11/15/02    74     11      0      0      0             11/15/02  100    100     86     62     50
        12/15/02    66      4      0      0      0             12/15/02  100    100     80     57     45
         1/15/03    58      0      0      0      0              1/15/03  100     97     74     51     39
         2/15/03    50      0      0      0      0              2/15/03  100     91     69     46     34
         3/15/03    42      0      0      0      0              3/15/03  100     85     63     41     29
         4/15/03    33      0      0      0      0              4/15/03  100     79     58     36     25
         5/15/03    25      0      0      0      0              5/15/03  100     73     52     31     21
         6/15/03    17      0      0      0      0              6/15/03  100     67     47     27     17
         7/15/03     9      0      0      0      0              7/15/03  100     62     43     23     13
         8/15/03     0      0      0      0      0              8/15/03  100     56     38     20     10
         9/15/03     0      0      0      0      0              9/15/03   92     51     34     16      7
        10/15/03     0      0      0      0      0             10/15/03   85     46     29     13      5
        11/15/03     0      0      0      0      0             11/15/03   77     41     25     10      2
        12/15/03     0      0      0      0      0             12/15/03   69     36     22      8      0
         1/15/04     0      0      0      0      0              1/15/04   61     31     18      5      0
         2/15/04     0      0      0      0      0              2/15/04   53     26     15      3      0
         3/15/04     0      0      0      0      0              3/15/04   45     21     12      2      0
         4/15/04     0      0      0      0      0              4/15/04   37     17      9      0      0
         5/15/04     0      0      0      0      0              5/15/04   29     13      6      0      0
         6/15/04     0      0      0      0      0              6/15/04   20      8      3      0      0
         7/15/04     0      0      0      0      0              7/15/04   12      4      1      0      0
         8/15/04     0      0      0      0      0              8/15/04    4      0      0      0      0
         9/15/04     0      0      0      0      0              9/15/04    2      0      0      0      0
        10/15/04     0      0      0      0      0             10/15/04    1      0      0      0      0
        11/15/04     0      0      0      0      0             11/15/04    0      0      0      0      0
        12/15/04     0      0      0      0      0             12/15/04    0      0      0      0      0
Average Lives to                                       Average Lives to
  Maturity (yrs)  2.97   2.30   2.03   1.78   1.68        Maturity (yrs)4.01   3.60   3.33   2.98   2.79
                                                       Average Lives to
                                                          10% Call (yrs)3.95   3.50   3.19   2.85   2.66

                          Class B Notes
---------------------------------------------------------------------------------------
  Distribution
      Date            0.00%          1.00%          1.40%          1.80%          2.00%
----------------      -----          -----          -----          -----          -----
    Closing Date       100%           100%           100%           100%           100%
         3/15/00       100            100            100            100            100
         4/15/00       100            100            100            100            100
         5/15/00       100            100            100            100            100
         6/15/00       100            100            100            100            100
         7/15/00       100            100            100            100            100
         8/15/00       100            100            100             99             98
         9/15/00       100            100             99             96             95
        10/15/00       100             99             96             93             91
        11/15/00       100             96             93             90             88
        12/15/00       100             94             91             87             85
         1/15/01       100             92             88             84             82
         2/15/01        99             90             85             81             79
         3/15/01        98             87             83             79             76
         4/15/01        96             85             80             76             73
         5/15/01        95             83             78             73             71
         6/15/01        93             81             76             71             68
         7/15/01        91             79             73             68             65
         8/15/01        90             76             71             65             63
         9/15/01        88             74             69             63             60
        10/15/01        86             72             66             61             58
        11/15/01        84             70             64             58             55
        12/15/01        83             68             62             56             53
         1/15/02        81             66             60             54             51
         2/15/02        79             64             58             52             48
         3/15/02        77             62             56             50             46
         4/15/02        76             60             54             47             44
         5/15/02        74             58             52             45             42
         6/15/02        72             56             50             44             40
         7/15/02        70             55             48             42             38
         8/15/02        68             53             46             40             37
         9/15/02        66             51             45             38             35
        10/15/02        65             49             43             37             33
        11/15/02        63             48             41             35             32
        12/15/02        61             46             40             33             30
         1/15/03        59             44             38             32             29
         2/15/03        57             42             37             31             27
         3/15/03        55             41             35             29             26
         4/15/03        53             39             34             28             25
         5/15/03        51             38             32             27             24
         6/15/03        49             36             31             26             23
         7/15/03        47             35             30             25             22
         8/15/03        45             33             28             24             21
         9/15/03        43             32             27             23             20
        10/15/03        41             30             26             22             20
        11/15/03        39             29             25             21             19
        12/15/03        37             28             24             20             18
         1/15/04        35             26             23             20             10
         2/15/04        32             25             22             19              7
         3/15/04        30             24             21             19              4
         4/15/04        28             23             21             18              2
         5/15/04        26             22             20             12              0
         6/15/04        24             21             19              7              0
         7/15/04        22             20             19              4              0
         8/15/04        19             18             12              2              0
         9/15/04        19             16              8              1              0
        10/15/04        19             10              5              0              0
        11/15/04        11              5              2              0              0
        12/15/04         0              0              0              0              0
Average Lives to
  Maturity (yrs)      3.18           2.73           2.52           2.29           2.13
Average Lives to
  10% Call (yrs)      3.06           2.55           2.29           2.05           1.90

                                   THE NOTES

General

   The Notes will be issued pursuant to the terms of an Indenture to be dated as of the Closing Date between the Owner Trustee and the Indenture Trustee (as amended and supplemented from time to time, the "Indenture"), a form of which has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus form a part. A copy of the Indenture will be available to you upon request to the Seller and will be filed with the SEC following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and the prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The Bank of New York, a New York banking association, will be the Indenture Trustee. The Notes generally will be available for purchase in denominations of $1,000 and integral multiples thereof, except where a smaller amount is required to sell the remaining portion of a class.

   For each class of Notes, the "Interest Rate" and the "Final Scheduled Distribution Date" will be as set forth below.

                                                 Interest Rate  Final Scheduled
                                                  (per annum)  Distribution Date
                                                 ------------- -----------------
   Class A-1 Notes..............................     6.08%        March 15, 2001
   Class A-2 Notes..............................     6.82%        March 17, 2003
   Class A-3 Notes..............................     7.20%          May 17, 2004
   Class A-4 Notes..............................     7.34%      January 15, 2007
   Class B Notes................................     7.47%     February 15, 2007

   The sole source of payments on the Notes is the Trust Property. The Notes are not interests in, obligations of or insured or guaranteed by the Owner Trustee, the Seller, Navistar Financial or any other person or entity.

Payments of Interest

   Distributions on the Notes will generally be made monthly on the 15th day of each month or, if the 15th day is not a business day, on the next business day, starting March 15, 2000 (each a "Distribution Date"). Interest on the unpaid principal balance of each class of Notes will accrue at the applicable Interest Rate from the Closing Date or the most recent Distribution Date on which interest has been paid to but excluding the next Distribution Date. Interest will be payable monthly on each Distribution Date; provided, however, that interest on the Class B Notes will not be paid on any Distribution Date until the Servicer has been reimbursed for prior Monthly Advances and Liquidation Expenses due plus its Servicing Fees and all accrued interest due and payable on the Class A Notes on that Distribution Date has been paid in full. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed since the Closing Date or the preceding Distribution Date divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   After the Notes have been declared to be due and payable following the occurrence of an Event of Default resulting from the failure to make a payment on the Notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the Class A Notes has been paid in full. If the amount available to pay interest on the Class A Notes is less than the amount of interest payable thereon, the holders of each class of Class A Notes will receive their ratable share (based on the aggregate amount of interest due to such holders) of the amount available to pay interest on the Class A Notes.

Payments of Principal

   On each Distribution Date, the Notes will be payable in an amount (the "Principal Payment Amount") equal to the lesser of (a) the Principal Distributable Amount for such Distribution Date and (b) the excess, if any, of the sum of the Available Amount for such Payment Date, the amount to be deposited into the Collection Account from the Pre-Funding Account and the Negative Carry Account on the day preceding that Distribution Date and available funds on deposit in the Reserve Account on such Distribution Date (the "Total Available Amount") over the sum of the Monthly Advances and Liquidation Expenses due to the Servicer, the Total Servicing Fee and accrued and unpaid interest on the Notes due and payable on such Distribution Date. On each Distribution Date, the Principal Payment Amount will be payable to the extent of the Principal Payment Amount as follows:

  (1) first, 100% to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full;

  (2) second, 96.25% to the holders of the Class A Notes (in the case of the Distribution Date on which the Class A-1 Notes are paid in full, 96.25% of the remaining Principal Payment Amount) and 3.75% to the holders of the Class B Notes (in the case of the Distribution Date on which the Class A-1 Notes are paid in full, 3.75% of the remaining Principal Payment Amount) until the Class A Notes are paid in full; and

  (3) third, 100% to the holders of the Class B Notes (in the case of the Distribution Date on which the Class A-4 Notes are paid in full, 100% of the remaining Principal Payment Amount) until the Class B Notes are paid in full.

   Principal payments made on the Class A Notes after the Class A-1 Notes have been paid in full will be applied sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full.

   If the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to the distribution of the Principal Payment Amount in accordance with the priorities set forth above, less than 1.0% of the Aggregate Starting Receivables Balance, then 100% of the Principal Payment Amount will be payable to the holders of the Class A Notes until either the Class A Notes are paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance. If principal payments on the Class B Notes resume because the amount on deposit in the Reserve Account equals or exceeds the required amount, the Trust will pay principal on the Notes in accordance with the provisions described in the last sentence of the first paragraph under the caption "Payments of Principal." Under these circumstances, principal payments made on the Class A Notes will be applied sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full.

   Also, if the Notes are declared to be due and payable following the occurrence of an Event of Default, 100% of the Principal Payment Amount will be payable to the holders of the Class A Notes until the Class A Notes are paid in full. Under these circumstances, principal payments made on the Class A Notes will be applied ratably to each class of Class A Notes. Thereafter, 100% of the Principal Payment Amount will be payable to the holders of the Class B Notes on each Distribution Date until the Class B Notes are paid in full.

   Each class of Notes will be payable in full on the applicable Final Scheduled Distribution Date set forth in the table above.

Optional Redemption

   If the Aggregate Receivables Balance is 10% or less of the Aggregate Starting Receivables Balance and the Servicer exercises its option to purchase the Receivables on any Distribution Date, the Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of those Notes, plus accrued and unpaid interest thereon.

Mandatory Prepayment

   Each class of Notes, including the Class B Notes, will be prepaid in part on the Distribution Date on or immediately following the last day of the Funding Period if the amount remaining on deposit in the Pre-Funding Account on that Distribution Date exceeds $100,000, after giving effect to the purchase of all Subsequent Receivables, including any Subsequent Receivables purchased on that Distribution Date. All mandatory prepayments will be made in accordance with the priorities described under "Payments of Principal," provided, that if the remaining Pre-Funded Amount at the time of the mandatory prepayment exceeds $100,000, each class of Notes (including the Class B Notes) will be prepaid pro rata based on the initial principal balance of that class.

   If the remaining Pre-Funded Amount exceeds $100,000, the Trust will be obligated to pay a limited recourse mandatory prepayment premium to the Noteholders in an amount equal to the Noteholder's Prepayment Premium. "Noteholders' Prepayment Premium" for each class of Notes, if any, will equal:

   the excess, if any, discounted as described below, of:

  (1) the amount of interest that would have accrued on the principal amount of such class of Notes being prepaid at its stated Interest Rate during the period commencing on and including the Distribution Date on which the prepayment is required to be made to but excluding the Reference Date for such class of Notes, over

  (2) the amount of interest that would have accrued on such prepaid amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding that Distribution Date on the Reference Note.

   The Reference Date and Reference Note for each class of Notes is set forth in the following table.

                                    Reference Date        Reference Note
                                    --------------        --------------
   Class A-1 Notes................. June 15, 2000     United States Treasury
                                                      Bill due June 15, 2000
   Class A-2 Notes................. March 15, 2001 5.625% United States Treasury
                                                    Note due February 28, 2001
   Class A-3 Notes................. March 15, 2002 6.25% United States Treasury
                                                    Note due February 28, 2002
   Class A-4 Notes.................  May 15, 2003  5.75% United States Treasury
                                                      Note due April 30, 2003
   Class B Notes................... July 15, 2002  6.50% United States Treasury
                                                       Note due May 31, 2002

Such excess will be discounted on a monthly basis to present value to such Distribution Date at the applicable yield described in clause (2) above.

   The Trust's obligation to pay the Noteholders' Prepayment Premium to the holders of each class of Notes will be limited to the Pre-Funded Percentage for that class of Notes of funds that are received from the Seller under the Pooling and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables. In turn, the Seller's obligation to pay any liquidated damages thereunder is limited to funds it receives from Navistar Financial as liquidated damages for Navistar Financial's failure to deliver Subsequent Receivables to the Seller. No other assets of the Trust will be available for the purpose of making the Noteholders' Prepayment Premium payment. If the Noteholders' Prepayment Premium with respect to each class of Notes exceeds the amount available, the Noteholders of each class will receive their ratable share based upon the amount of Noteholders' Prepayment Premium with respect to each class of Notes of the amount available to be distributed in respect of Noteholders' Prepayment Premium.

   "Pre-Funded Percentage" means, for any class of Notes, the quotient (expressed as a percentage) of (1) the initial principal balance of such class of Notes as of the Closing Date and (2) the sum of the initial principal balances of all classes of Notes as of the Closing Date.

Parity and Priority of Notes

   Distribution of principal and interest payments on the Notes will be made in accordance with the priorities described in "--Payments of Interest" and "-- Payments of Principal" above.

Voting Rights

   To the extent the prospectus specifies certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding Notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice, then such consent, approval, direction, request, action or notice shall be valid only if the holders of such specified percentage in principal amount of
(a) all the outstanding Class A Notes and Class B Notes voting together and (b) the outstanding Class A Notes voting as a single class have voted to give such consent, approval, direction, request or notice, or take such action.

                     THE TRANSFER AND SERVICING AGREEMENTS

   The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus supplement and the prospectus form a part. A copy of the Transfer and Servicing Agreements will be available to you upon request to the Seller. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Servicing Compensation and Payment of Expenses

   On each Distribution Date, the Servicer will be entitled to receive the Total Servicing Fee, which consists of the Basic Servicing Fee for the related Monthly Period and any unpaid Basic Servicing Fees from prior Distribution Dates. In addition, the Servicer will receive any Supplemental Servicing Fees. The Basic Servicing Fee Rate will be 1% per annum.

Distributions

   Unless the Servicer satisfies the conditions for monthly remittances described in "The Transfer and Servicing Agreements--Collections" in the prospectus, it will transfer all collections on the Receivables (including all Prepayments) to the Collection Account within two Business Days of receipt thereof. The Indenture Trustee will make distributions to the Note Distribution Account out of the amounts on deposit in the Collection Account.

   Monthly Withdrawals and Deposits. On or before the day that is two Business Days prior to each Distribution Date, the Servicer will calculate, with respect to the preceding Monthly Period and the related Distribution Date, the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B

Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and certain other items. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate specifying such amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the day preceding such Distribution Date:

  (1) the amount to be withdrawn from the Pre-Funding Account and the Negative Carry Account and deposited in the Collection Account;

  (2) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

  (3) the amounts to be withdrawn from the Collection Account and paid to the Servicer in respect of reimbursement of Outstanding Monthly Advances and payments in respect of Liquidation Expenses with respect to Receivables which became Liquidating Receivables during the related Monthly Period (and any unpaid Liquidation Expenses from prior periods);

  (4) the amount to be withdrawn from the Collection Account and paid to the Servicer in respect of the Total Servicing Fee for such Distribution Date;

  (5) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the Note Distribution Account for payment to Noteholders on such Distribution Date;

  (6) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account; and

  (7) the amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders.

   The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account on the day preceding any Distribution Date as specified in clause (2) above will be the lesser of (a) the amount of cash or other immediately available funds therein on the day preceding such Distribution Date and (b) the amount, if any, by which (1) the sum of any reimbursement of Monthly Advances and Liquidation Expenses to the Servicer, the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds (2) the sum of the amount described in clause (1) and the Available Amount for such Distribution Date. The amount, if any, to be withdrawn from the Reserve Account and paid to the Certificateholders as specified in clause (7) above will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits and withdrawals on the day preceding such Distribution Date exceeds the Specified Reserve Account Balance for such Distribution Date.

   Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on the day preceding a Distribution Date will be made first for reimbursements of Outstanding Monthly Advances and payments in respect of Liquidation Expenses. Thereafter, withdrawals of funds from the Collection Account will be made for application as described in clauses (4) and
(5) under "Distributions--Monthly Withdrawals and Deposits" above, but only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses (4) and (5), the Indenture Trustee, at the direction of the Servicer, will allocate the Total Available Amount in the following order of priority:

  (1) the Total Servicing Fee;

  (2) the Aggregate Class A Noteholders' Interest Distributable Amount;

  (3) the Class B Noteholders' Interest Distributable Amount; and

  (4) the Noteholders' Principal Distributable Amount.

   "Aggregate Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

   "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Class A Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class A Notes.

   "Class A Noteholders' Interest Distributable Amount" means (a) with respect to the Class A-1 Notes and any Distribution Date, the product of (1) the outstanding principal balance of the Class A-1 Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class A-1 Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing
Date) and (2) the product of the Interest Rate for the Class A-1 Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent Distribution Date on which interest has been paid (or the Closing Date, in the case of the initial period), and the denominator of which is 360, and (b) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of Class A Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of such class of Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) the product of the Interest Rate for such class of Class A Notes and a fraction, the numerator of which is 30, and the denominator of which is 360 (but, in the case of the first Distribution Date, pro-rated for the number of days from the Closing Date to but excluding such Distribution Date).

   "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on the day preceding such current Distribution Date in respect of interest on the Class B Notes.

   "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (2) the Class B Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

   "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (1) the outstanding principal balance of the Class B Notes on the preceding Distribution Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) the product of the Interest Rate for the Class B Notes and a fraction, the numerator of which is 30, and the denominator of which is 360 (but, in the case of the first Distribution Date, pro-rated for the number of days from the Closing Date to but excluding such Distribution Date).

   "Noteholders' Principal Carryover Shortfall" means, for any Distribution Date, the excess, if any, of the Noteholders' Principal Distributable Amount for such Distribution Date over the amount actually deposited in the Note Distribution Account for such Distribution Date in respect of principal.

   "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (1) the Principal Distributable Amount for such Distribution Date, (2) the Noteholders' Principal Carryover Shortfall for the immediately preceding Distribution Date and (3) on the Final Scheduled

Distribution Date for a class of Notes, the amount necessary to reduce the outstanding principal balance of such class of Notes to zero.

   "Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the following items: (a) the principal portion of all Scheduled Payments due with respect to the related Monthly Period on Receivables held by the Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Receivable Balance of each Receivable that the Servicer purchased, the Seller repurchased or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above).

   On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the Noteholders in the amounts and in accordance with the priorities described in this prospectus supplement under "The Notes-- Payments of Interest" and "--Payment of Principal."

Reserve Account

   Pursuant to the Pooling and Servicing Agreement, the Seller will establish a reserve account with the Indenture Trustee (the "Reserve Account"). The Reserve Account will be funded by a deposit by the Seller of $18,090,085.66 of cash or eligible investments on the Closing Date, which amount is equal to 4.75% of the Initial Aggregate Starting Receivables Balance, and by the withdrawal from the Pre-Funding Account and transfer to the Reserve Account on each Subsequent Transfer Date of cash or eligible investments having a value equal to at least 5.50% of the Starting Receivables Balance of the Subsequent Receivables being transferred to the Trust on that date (each, a "Reserve Account Initial Deposit"). If on the day preceding any Distribution Date the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, an amount equal to the lesser of such insufficiency and the Available Amount remaining with respect to such Distribution Date after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the Note Distribution Account (see "Distributions--Monthly Withdrawals and Deposits") shall be deposited in the Reserve Account.

   "Specified Reserve Account Balance" with respect to any Distribution Date means the lesser of (1) the aggregate Note Principal Balance for all classes of Notes as of such Distribution Date, and (2) the greater of:

  (a) 5.50% of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period, except that if on any Distribution Date (1) the product (expressed as a percentage) of (A) twelve and (B) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the Monthly Periods which are the fifth, fourth and third Monthly Periods preceding the Monthly Period related to that Distribution Date, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the first, second and third Monthly Periods preceding the Monthly Period related to such Distribution Date, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the sixth, fifth and fourth Monthly Periods preceding the Monthly Period related to that Distribution Date, exceeds 1.5% or (2) the average of the Delinquency Percentages for the preceding three months exceeds 2.0%, then the percentage of the Aggregate Receivables Balance referred to in this clause (a) shall be equal to 10.0%; and

  (b) 2.0% of the Aggregate Starting Receivables Balance.

   If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on the day preceding that Distribution Date) is greater than the

Specified Reserve Account Balance for that Distribution Date, subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Certificateholders. Upon any distribution to the Certificateholders of amounts from the Reserve Account, the Noteholders will not have any rights in or claims to those amounts. The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that certain conditions are satisfied, including: (1) the action will not result in a reduction or withdrawal of the rating of any class of the Notes, (2) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that the action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, and (3) all transferees or assignees agree to take positions for tax purposes consistent with the tax positions agreed to be taken by the Certificateholders.

Pre-Funding Account

   The Servicer will establish and maintain a Trust Account (the "Pre-Funding Account") in the name of the Indenture Trustee for the benefit of the Noteholders. The Pre-Funding Account will be created with an initial deposit of $94,156,091.27. On each Subsequent Transfer Date during the Funding Period, (1) an amount equal to 5.50% of the aggregate Starting Receivables Balance of the Subsequent Receivables being transferred on that date will be withdrawn from the Pre-Funding Account and deposited in the Reserve Account and (2) an amount equal to the excess of the aggregate Starting Receivables Balance of all Subsequent Receivables over the amount described in clause (1) above will be withdrawn from the Pre-Funding Account and paid to the Seller. If the balance of funds on deposit in the Pre-Funding Account (the "Pre-Funded Amount") as of the end of the Funding Period is greater than zero, the Trust will apply the remaining Pre-Funded Amount to make a mandatory prepayment of the Class A-1 Notes; provided, that if the Pre-Funded Amount as of the end of the Funding Period is greater than $100,000, the Trust will apply the remaining Pre-Funded Amount to make ratable mandatory prepayments of each class of Notes. See "The Notes--Mandatory Prepayment."

Negative Carry Account

   The Servicer will establish and maintain a Trust Account (the "Negative Carry Account") in the name of the Indenture Trustee for the benefit of the Noteholders. The Negative Carry Account will be created with an initial deposit of $1,113,346.88 (the "Negative Carry Account Initial Deposit"). The Negative Carry Account Initial Deposit will equal the Maximum Negative Carry Amount as of the Closing Date. On subsequent Distribution Dates, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for that Distribution Date. If the amount on deposit in the Negative Carry Account on any Distribution Date (after giving effect to the withdrawal of the Negative Carry Amount for that Distribution Date) is greater than the Required Negative Carry Account Balance as of the preceding Determination Date, the excess will be released to the Certificateholders. All amounts remaining on deposit in the Negative Carry Account on the Distribution Date on or immediately following the last day of the Funding Period (after giving effect to all withdrawals therefrom on that Distribution Date) will be released to the Seller.

   "Funding Percentage" means, for any Distribution Date, the percentage derived from the fraction the numerator of which is the Pre-Funded Amount and the denominator of which is the sum of the Aggregate Receivables Balance and the Pre-Funded Amount, in each case, as of the last day of the related Monthly Period.

   "Maximum Negative Carry Amount" means as of any Determination Date, an amount equal to the product of (i) the excess, if any, of (a) the weighted average of the Interest Rates on the Notes over (b) 2.5%, multiplied by (ii) the amount on deposit in the Pre-Funding Account on such date multiplied by
(iii) the fraction of a year represented by the number of days until the end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months).

   "Negative Carry Amount" means, as of any Distribution Date, an amount calculated by the Servicer as the excess, if any, of (i) the product of (a) the sum of the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for such Distribution Date multiplied by (b) the Funding Percentage for such Distribution Date, over (ii) the investment earnings on the Pre-Funded Amount during the related Monthly Period.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Kirkland & Ellis, special tax counsel, for federal income tax purposes, the Notes will be characterized as debt. Each holder of Notes, by acceptance of a note, agrees to treat the Notes as indebtedness.

   All the Certificates issued on the Closing Date will be issued to the Seller. Accordingly, the Trust will be characterized as a Tax Non-Entity and hence a division of the Seller for federal income tax purposes. See "Certain Federal Income Tax Consequences--Tax Non-Entity Certificates" in the prospectus. If the Seller sells the Certificates such that more than one person owns the Certificates or if the Trust issues additional Certificates to persons other than the Seller, this characterization may change. See "Certain Federal Income Tax Consequences--Tax Non-Entity Certificates" in the prospectus.

   See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

   Although there is little guidance on the subject, the Seller believes the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the Notes are available for investment by a Benefit Plan, subject to a determination by such Benefit Plan's fiduciary that the Notes are suitable investments for such Benefit Plan under ERISA and the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement, the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Seller, the principal amount of Notes set forth opposite its name below:

                              Aggregate Principal Amount of Notes to be Purchased
                         --------------------------------------------------------------
                          Class A-1   Class A-2    Class A-3    Class A-4     Class B
Underwriter                 Notes       Notes        Notes        Notes        Notes
-----------              ----------- ------------ ------------ ------------ -----------
Banc One Capital
 Markets, Inc........... $28,000,000 $ 47,333,334 $ 36,666,668 $ 40,395,834 $17,812,500
Credit Suisse First
 Boston Corporation..... $28,000,000 $ 47,333,333 $ 36,666,666 $ 40,395,833         --
J.P. Morgan Securities
 Inc.................... $28,000,000 $ 47,333,333 $ 36,666,666 $ 40,395,833         --
                         ----------- ------------ ------------ ------------ -----------
    Total............... $84,000,000 $142,000,000 $110,000,000 $121,187,500 $17,812,500
                         =========== ============ ============ ============ ===========

   The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The Underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Notes. After the initial public offering, the public offering price and such concessions may be changed.

                                                           Selling
                                                          Concession Reallowance
                                                          ---------- -----------
     Class A-1 Notes.....................................   0.066%     0.0396%
     Class A-2 Notes.....................................   0.090%     0.0540%
     Class A-3 Notes.....................................   0.135%     0.0810%
     Class A-4 Notes.....................................   0.165%     0.0990%
     Class B Notes.......................................   0.225%     0.1350%

   The Seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of Retail Notes (other than the Notes) for a period of 30 days from the date of this prospectus supplement, without the prior written consent of the Underwriters.

   There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

   Banc One Capital Markets, Inc. (the "Manager"), on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Manager to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Manager will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

   In the ordinary course of their respective business, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the Seller, including the Seller's parent, Navistar Financial.

   As discussed under "Use of Proceeds," Navistar Financial intends to use a portion of the proceeds of its sale of the Receivables to the Seller to repay amounts owing to a group of lenders, including each Underwriter or an affiliate thereof, under one or more credit agreements. Accordingly, because more than 10% of the net offering proceeds may be paid to an affiliate of a member of the National Association of Securities Dealers, Inc., which is participating in the distribution of the Notes, the offering of the Notes is being make pursuant to the provisions of Article III, Section 2710(c)(8) of the Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL OPINIONS

   In addition to the legal opinions described in the prospectus, certain legal matters relating to the Notes will be passed upon for the Underwriters by Simpson Thacher & Bartlett.

                                 INDEX OF TERMS

   Set forth below is a list of the capitalized terms defined in this prospectus supplement and the pages on which the definitions of such terms may be found herein. Certain capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the prospectus.

ABS Model.................................................................. S-18
ABS Table.................................................................. S-18
Administrator..............................................................  S-1
Aggregate Class A Noteholders' Interest Distributable Amount............... S-28
Certificates............................................................... S-10
Class A Noteholders' Interest Carryover Shortfall.......................... S-28
Class A Noteholders' Interest Distributable Amount......................... S-28
Class B Noteholders' Interest Carryover Shortfall.......................... S-28
Class B Noteholders' Interest Distributable Amount......................... S-28
Class B Noteholders' Monthly Interest Distributable Amount................. S-28
Closing Date...............................................................  S-2
Cutoff Date................................................................ S-14
Dealer Liability........................................................... S-17
Distribution Date.......................................................... S-23
Final Scheduled Distribution Date.......................................... S-23
Funding Percentage......................................................... S-30
Funding Period............................................................. S-13
Gross Balance.............................................................. S-16
Gross Balance Past Due..................................................... S-16
Indenture.................................................................. S-23
Indenture Trustee..........................................................  S-1
Initial Aggregate Starting Receivables Balance............................. S-11
Initial Cutoff Date........................................................ S-11
Initial Pre-Funded Amount.................................................. S-13
Initial Receivables........................................................ S-10
Initial Receivables Pool................................................... S-19
Interest Rate.............................................................. S-23
Issuer.....................................................................  S-1
Limited Liability Amount................................................... S-17
Liquidations............................................................... S-16
Loss Protection............................................................ S-17
Manager.................................................................... S-32
Maximum Negative Carry Amount.............................................. S-31
Navistar Financial......................................................... S-10
Negative Carry Amount...................................................... S-31
Net Losses................................................................. S-16
NITC Purchase Obligations.................................................. S-17
Noteholders' Prepayment Premium............................................ S-25
Noteholders' Principal Carryover Shortfall................................. S-28
Noteholders' Principal Distributable Amount................................ S-28
Notes...................................................................... S-10
Owner Trust Agreement...................................................... S-10
Owner Trustee..............................................................  S-1
Pre-Funded Amount.......................................................... S-30
Pre-Funded Percentage...................................................... S-26
Pre-Funding Account........................................................ S-30

Principal Distributable Amount............................................. S-29
Principal Payment Amount................................................... S-24
Receivables................................................................ S-10
Reference Date............................................................. S-25
Reference Note............................................................. S-25
Reserve Account............................................................ S-29
Reserve Account Initial Deposit............................................ S-29
S&P........................................................................ S-14
Seller.....................................................................  S-1
Servicer...................................................................  S-1
Specified Reserve Account Balance.......................................... S-29
Starting Receivables Balance............................................... S-14
Subsequent Receivables..................................................... S-13
Subsequent Receivables Pool................................................ S-19
Subsequent Transfer Date................................................... S-14
Total Available Amount..................................................... S-24
Trust...................................................................... S-10

Prospectus

Navistar Financial Retail Receivables Asset Trusts
Asset Backed Notes
Asset Backed Certificates

Navistar Financial Retail Receivables Corporation
Seller

Navistar Financial Corporation
Servicer

                     The trusts--

 Before you          .  We will form a new trust for each series of asset
 purchase any           backed notes and asset backed certificates.
 of the notes
 or
 certificates,
 you should
 consider
 carefully the
 risk factors
 beginning on
 page 4 in this
 prospectus.

                     . The primary assets of each trust will be a pool of commercial retail loans secured by new and used medium and heavy duty trucks, buses and trailers and security interests in the vehicles financed under those receivables.

                     . Each trust may also own monies on deposit in a pre-funding account, which will be used to purchase additional receivables.


 The sole            The securities--
 source of
 payments on
 the notes and
 the
 certificates
 is the assets
 of the trust.
 The notes and
 certificates
 are not
 interests in
 or obligations
 of Navistar
 Financial
 Retail
 Receivables
 Corporation,
 Navistar
 Financial
 Corporation or
 any other
 person or
 entity.

                     . notes will represent indebtedness secured by the assets of the related trust;

                     . certificates will represent beneficial interests in the related trust;

                     . will be paid only from the assets of the related trust;

                     . will represent the right to payments in the amounts and at the times described in the prospectus supplement for that series;

                     . may benefit from one or more forms of credit enhancement; and

                     . will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

 This
 prospectus may
 be used to
 offer and sell
 any series of
 securities
 only if
 accompanied by
 the prospectus
 supplement for
 that series.


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               February 24, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where to Find Information in this Prospectus and the Prospectus
 Supplement...............................................................    3
Risk Factors..............................................................    4
 Failure to Obtain a Perfected Security Interest in the Vehicles May
  Result in Subordination of the Security Interest........................    4
 A Bankruptcy of Navistar Financial or the Seller May Delay or Reduce
  Payments on the Notes...................................................    4
 Failure of Navistar Financial or the Seller to Fulfill its Obligations...    5
 Unenforceability of Receivables..........................................    6
 Effects of Prepayments and Delayed Payments..............................    6
 Commingling of Monies by the Servicer May Lead to Funds Not Being
  Available...............................................................    6
 Securities are in Book-Entry Form........................................    7
The Trusts................................................................    7
 Owner Trusts.............................................................    7
 Grantor Trusts...........................................................    7
 The Trust Property.......................................................    8
 The Trustees.............................................................    9
 No Representations; Limited Duties.......................................   10
 Limitations on Class A Certificateholders' Ability to Institute
  Proceedings.............................................................   10
 Fees; Indemnification....................................................   10
 Co-Trustees..............................................................   10
 Resignation; Successor Trustees..........................................   11
 Administration Agreement.................................................   11
The Receivables Pools.....................................................   11
Weighted Average Life of the Securities...................................   14
Pool Factors and Trading Information......................................   14
Use of Proceeds...........................................................   15
The Seller................................................................   15
The Servicer..............................................................   15
The Notes.................................................................   16
 General..................................................................   16
 Principal and Interest...................................................   16
 Redemption...............................................................   17
 The Indenture............................................................   17
 Conditions to Noteholder's Ability to Institute Proceedings..............   20
 Notice to Noteholders of Events of Default...............................   20
 Covenant Not to Institute Bankruptcy Proceedings.........................   20
 No Personal Liability....................................................   20
 Satisfaction and Discharge of Indenture..................................   22
 The Indenture Trustee....................................................   22
Owner Certificates........................................................   22
 General..................................................................   22
 Prepayment...............................................................   23
 Distributions of Interest and Certificate Balance........................   23
Class A Certificates......................................................   24
 General..................................................................   24
 Distributions of Interest and Certificate Balance........................   24

                                                                            Page
                                                                            ----
Certain Information Regarding the Securities..............................   25
 Book-Entry Registration..................................................   25
 Definitive Securities....................................................   27
 Reports to Securityholders...............................................   27
The Transfer and Servicing Agreements.....................................   30
 General..................................................................   30
 Sale and Assignment of Receivables.......................................   30
 Accounts.................................................................   33
 Servicing Compensation and Payment of Expenses...........................   35
 Servicing Procedures.....................................................   36
 Collections..............................................................   36
 Monthly Advances.........................................................   37
 Distributions............................................................   37
 Credit Enhancement.......................................................   40
 Net Deposits.............................................................   42
 Statements to Trustees and Trust.........................................   42
 Evidence as to Compliance................................................   43
 Certain Matters Regarding the Servicer...................................   43
 Servicer Default.........................................................   44
 Rights Upon Servicer Default.............................................   45
 Waiver of Past Defaults..................................................   45
 Amendment................................................................   46
 Owner Trust..............................................................   46
 Termination..............................................................   46
 Optional Purchase........................................................   47
Certain Legal Aspects of the Receivables..................................   48
 Security Interest in Vehicles............................................   48
 Repossession.............................................................   49
 Notice of Sale; Redemption Rights........................................   49
 Deficiency Judgments and Excess Proceeds.................................   49
 Laws Governing Credit Transactions.......................................   50
 Other Limitations........................................................   50
 Transfer of Vehicles.....................................................   50
Certain Federal Income Tax Consequences...................................   51
 General..................................................................   51
 The Notes................................................................   52
 Trust Certificates.......................................................   54
 Partnership Certificates.................................................   58
 Tax Non-Entity Certificates..............................................   62
Certain State Tax Matters.................................................   63
 The Notes................................................................   63
 Trust Certificates.......................................................   63
 Partnership Certificates.................................................   64
 Tax Non-Entity Certificates..............................................   64
 Risks of Alternative Characterization....................................   64
 Other States.............................................................   64
ERISA Considerations......................................................   65
Plan of Distribution......................................................   67
Legal Opinions............................................................   68
Owner Trusts/Grantor Trusts...............................................   68
Where You Can Find More Information.......................................   69
Index of Terms............................................................   70

   WHERE TO FIND INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

   We provide information to you about the notes and the certificates in two separate documents that provide varying levels of detail:

     (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series.

     (b) the prospectus supplement which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of securities, including:

       .  whether notes or certificates are being offered;

       .  the timing of interest and principal payments;

       .  the priority of interest and principal payments;

       . information about credit enhancement for each class of the series, if any;

       .  the ratings of each class of the series, if any; and

       .  the method for selling each class of the series.

   If the terms of your series of securities vary between this prospectus and the prospectus supplement for that series, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the prospectus supplement for the related securities. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   We are not offering the securities in any state where the offer is not permitted.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" which appears at the end of this prospectus.

   We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

                                  RISK FACTORS

Failure to Obtain a Perfected        Navistar Financial Corporation ("Navistar
Security Interest in the Vehicles    Financial") obtains a security interest
May Result in Subordination of the   in the vehicles financed by the
Security Interest                    receivables. Each trust will obtain an
                                     assignment of the security interests in
                                     connection with its acquisition of
                                     receivables. A trust issuing notes will
                                     assign the security interests to the
                                     trustee under the indenture. No amendment will be made to any certificate of title of any of the vehicles to reflect the assignment of the security interest to the trust or to the indenture trustee. In some states, an assignment of a security interest without an amendment to the certificate of title may not perfect the security interest of the trust or the indenture trustee in the financed vehicle. As a result, the trust's and the indenture trustee's security interest could be subordinate to the interests of a subsequent purchaser of a financed vehicle or the holder of a perfected security interest in a financed vehicle.
                                     In addition, Navistar Financial may fail to obtain a perfected security interest in a financed vehicle. The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in the related financed vehicle.

                                     Even if the trust and the indenture
                                     trustee have a perfected security
                                     interest in the financed vehicles, the
                                     trust's and the indenture trustee's
                                     interests could be jeopardized by:

                                         .  fraud or forgery by the vehicle
                                            owner,
                                         .  negligence or fraud by Navistar
                                            Financial,
                                         .  mistakes by government agencies,
                                         .  liens for repairs or unpaid taxes,
                                            and
                                         .  confiscation of the vehicle by the
                                            government for illegal activities.

                                     See "Certain Legal Aspects of the
                                     Receivables--Security Interest in
                                     Vehicles" in this prospectus.

A Bankruptcy of Navistar Financial   Navistar Financial will sell receivables
or the Seller May Delay or Reduce    to Navistar Financial Retail Receivables
Payments on the Notes                Corporation (the "Seller"), and the
                                     Seller in turn will sell the receivables to the trust. However, if Navistar
                                     Financial or the Seller becomes bankrupt, a court could conclude that the receivables sold to the trust are not owned by the trust, but rather are part of the bankruptcy estate of Navistar
                                     Financial or the Seller either because
                                     the court concludes that the sale of the receivables from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your securities as a result of:

                                         .  the "automatic stay" provisions of
                                            the U.S. Bankruptcy Code, which
                                            prevent secured creditors from
                                            exercising remedies against a
                                            debtor in bankruptcy and
                                            provisions of the U.S. Bankruptcy
                                            Code that permit substitution of
                                            collateral in certain
                                            circumstances;

                                         .  certain tax or government liens on
                                            Navistar Financial's or the
                                            Seller's property (that arose
                                            prior to the transfer of a
                                            receivable to the trust) having a
                                            right to be paid from collections
                                            on the receivables before those
                                            collections are used to make
                                            payments on the securities; and

                                         .  the fact that the trust or the
                                            indenture trustee may not have a
                                            perfected security interest in the
                                            financed vehicles or cash
                                            collections on the receivables
                                            held by Navistar Financial at the
                                            time a bankruptcy proceeding
                                            begins.

Failure of Navistar Financial or     Navistar Financial, the Seller and their
the Seller to Fulfill its            affiliates generally are not obligated to
Obligations                          make any payments to you on the
                                     securities and do not insure or guarantee the payment of the receivables or the securities.

                                     However, Navistar Financial will make
                                     representations and warranties to the
                                     Seller with respect to the
                                     characteristics of the receivables. The
                                     Seller will assign the representations
                                     and warranties to the trust, and the
                                     Seller will make its own representations and warranties to the trust in connection with the acquisition of the receivables by the trust. If Navistar Financial or the Seller breaches its representations and warranties and such breach materially and adversely affects the interests of the trust or securityholders in one or more receivables, Navistar Financial will be obligated to repurchase the applicable receivables from the trust. If Navistar Financial or the Seller fails to repurchase the affected receivables, you may experience delays or reductions in payments on your securities. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivable."

Unenforceability of Receivables      Federal and state laws regulate the
                                     creation and enforcement of loans and
                                     impose specific liabilities on lenders
                                     who violate these laws. In some cases,
                                     these liabilities could affect the
                                     trust's ability to enforce the
                                     receivables. If the violation occurred
                                     prior to the assignment of the receivable to the trust, Navistar Financial will be obligated to repurchase the receivable since Navistar Financial will have breached its representations and warranties regarding the receivable. If
                                     Navistar Financial fails to repurchase
                                     the receivable, you may experience delays or reductions in payments on your securities. See "Certain Legal Aspects of the Receivables--Laws Governing Credit
                                     Transactions."

Effects of Prepayments and Delayed   The receivables included in each trust
Payments                             may be prepaid, in full or in part,
                                     without penalty, voluntarily or as a
                                     result of defaults, casualties to the
                                     financed vehicles or other reasons. In
                                     addition, Navistar Financial or the
                                     Seller may be required to repurchase
                                     receivables from a trust as a result of
                                     breaches of its representations and
                                     warranties, and the servicer may have the right to purchase all of the receivables from the trust pursuant to a clean-up call. Each of these prepayments or purchases will shorten the average life of the securities. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any certainty.

                                     In addition, the servicer may grant
                                     certain rebates, adjustments or
                                     extensions with respect to the
                                     receivables, lengthening the average
                                     remaining term of the receivables and the average life of your securities.

                                     You will bear any reinvestment risks
                                     resulting from a faster or slower than
                                     anticipated rate of prepayment on the
                                     receivables, repurchases or extension of the receivables. If you purchase a security at a discount, a slower than anticipated rate of principal payments on your security could result in an actual yield that is less than the anticipated yield, and if you purchase a security at a premium, a faster than anticipated rate of principal payments on your security also could result in an actual yield that is less than the anticipated yield.

Commingling of Monies by the         The servicer will generally be required
Servicer May Lead to Funds Not       to deposit all collections and proceeds
Being Available                      of the receivables into a collection
                                     account for a trust within two business
                                     days of receipt. However, if certain
                                     conditions are satisfied, the servicer
                                     will be permitted to hold
                                     collections until shortly before funds
                                     are needed to make required distributions on the securities. The servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer fails to deposit the funds as required on the specified date, you may experience delays or reductions in payments on your securities. See
                                     "Description of the Transfer and
                                     Servicing Agreements--Collections on the
                                     Receivables."

Securities are in Book-Entry Form    The securities will initially be issued
                                     in book-entry form, represented by global securities registered in the name of a nominee for The Depository Trust Company.
                                     So long as the securities remain in book-entry form, you will not receive a certificate representing your securities, and you may only exercise your rights as a securityholder indirectly through The
                                     Depository Trust Company. See "Certain
                                     Information Regarding the Securities--
                                     Book-Entry Registration" and "Definitive
                                     Securities."

                                   THE TRUSTS

   The Seller will establish a common law trust (each, a "Trust") with respect to each series of securities as more specifically described in the related prospectus supplement. If the series of securities issued includes one or more classes of notes ("Notes") and one or more classes of certificates ("Owner Certificates" and, collectively with the Notes, the "Owner Securities"), then the Trust will be referred to in this prospectus and any prospectus supplement as an "Owner Trust." If the series of securities consists solely of two classes of Certificates, a Class A (the "Class A Certificates") and a Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Grantor Certificates"), then the Trust will be referred to in this prospectus and any prospectus supplement as a "Grantor Trust."

Owner Trusts

   Each Owner Trust will be formed pursuant to a Trust Agreement (an "Owner Trust Agreement") to be entered into between Navistar Financial Retail Receivables Corporation and the trustee of the Owner Trust specified in the related prospectus supplement (the "Owner Trustee"). The Owner Trust will acquire the receivables and the Servicer will agree to service the receivables pursuant to a Pooling and Servicing Agreement (an "Owner Trust Pooling and Servicing Agreement") among the Seller, Navistar Financial, as Servicer, and the Owner Trustee specified in the related prospectus supplement. The Notes of each series of an Owner Trust will be issued and secured pursuant to an Indenture (the "Indenture") between the Owner Trustee, acting on behalf of the Owner Trust, and the trustee under the Indenture specified in the related prospectus supplement (the "Indenture Trustee").

Grantor Trusts

   Each Grantor Trust will be formed pursuant to a Pooling and Servicing Agreement which incorporates the Navistar Financial Grantor Trust Standard Terms and Conditions of Agreement (together, a "Grantor Trust Pooling and Servicing Agreement") to be entered into among the

Seller, Navistar Financial, as Servicer, and the Grantor Trustee specified in the related prospectus supplement (the "Grantor Trustee"). An Owner Trust Pooling and Servicing Agreement and a Grantor Trust Pooling and Servicing Agreement are each sometimes referred to as a "Pooling and Servicing Agreement," and an Owner Trustee and a Grantor Trustee are each sometimes referred to as a "Trustee."

The Trust Property

   With respect to each series of securities, the Seller will transfer certain property to the trust in exchange for the related securities. The property to be included in a trust (the "Trust Property") will include a pool of commercial retail loans (each a "Receivable" and, all the Receivables in that pool, the "Receivables Pool") secured by new and used medium and heavy duty trucks, buses and trailers (each a "Financed Vehicle") with an aggregate principal balance as of a date (the "Cutoff Date") specified in the related prospectus supplement (the "Initial Aggregate Receivables Balance"), and the following additional property (the "Related Property"):

  . all payments paid on and due under the Receivables on and after the Cutoff Date;

  . such amounts as from time to time may be held in certain separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and the proceeds of such accounts;

  . security interests in the vehicles financed by the Receivables and, to the extent permitted by law, any accessions thereto which are financed by Navistar Financial (the "Financed Vehicles");

  .  the proceeds of any dealer recourse with respect to defaulted
     Receivables,

  . the proceeds of any purchase obligations from Navistar International Transportation Corp. ("NITC") covering the Receivables ("NITC Purchase Obligations");

  . the proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles;

  . the proceeds of any personal or commercial guaranties of an obligor's performance with respect to the Receivables (the "Guaranties");

  . the benefit of any lease assignments with respect to the financed vehicles; and

  . certain rights of the Seller under the related Purchase Agreement and the related Custodian Agreement between the Seller and the Servicer (the "Custodian Agreement").

   If so specified in the related prospectus supplement, the Trust Property of the Owner Trust will also include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") with an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") and Related Property from the Seller from time to time during a period specified in the related prospectus supplement (the "Funding Period"). Subsequent Receivables may be conveyed to an Owner Trust as frequently as daily during the Funding Period. Any Subsequent Receivables conveyed to the Owner Trust, together with the Related Property with respect to the Subsequent Receivables, will also be assets of the Owner Trust. Any references in this prospectus to Receivables in respect of any Owner Trust shall include any such Subsequent Receivables. The property of an Owner Trust may also include a segregated trust account held by the Indenture Trustee for the benefit of the related holders of the Owner Securities (the "Owner Securityholders") providing credit enhancement to the Owner Securityholders (a "Reserve Account"). Any account providing credit enhancement for a series of Grantor Certificates will not be included in the property of the related Grantor Trust, but will be held by the Grantor Trustee for the benefit of the holders of the related Grantor Certificates (a "Subordination Spread Account").

   The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Servicer will retain physical possession of the related Receivables and other documents relating thereto as custodian. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the trust. In the absence of such an amendment, the trust may not have a perfected security interest in the Financed Vehicles in all states, which could impair the Trust's ability to repossess and sell the collateral securing defaulted Receivables. The Trust will not be responsible for the legality, validity or enforceability of any security interest in any financed vehicles. See "Risk Factors--Failure to Obtain a Perfected Security Interest in the Financed Vehicles May Result in Subordination of the Security Interest," "Certain Legal Aspects of the Receivables," "The Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--The Trustees."

   If

  . the protection provided to noteholders by any subordination of Owner Certificates and by any Reserve Account or other credit enhancement,

  . the protection provided to holders of Owner Certificates ("Owner Certificateholders") by any Reserve Account or other credit enhancement, or

  . the protection provided to holders of Class A Certificates ("Class A Certificateholders") by the subordination of the related Class B Certificates and by any Subordination Spread Account or other credit enhancement, is insufficient such Securityholders would have to look principally to

  .  the obligors on the related Receivables,

  . the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables,

  .  the proceeds of dealer recourse with respect to such Receivables, and

  . the proceeds, if any, of NITC Purchase Obligations with respect to such Receivables.

In such event, certain factors, such as the unavailability of proceeds from dealer recourse or NITC Purchase Obligations, and the Trust's not having a perfected security interest in the Financed Vehicles in all states, may affect the ability to repossess and sell the Financed Vehicles, and thus may reduce the proceeds to be distributed to the holders of the securities. See "The Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" and "Certain Legal Aspects of the Receivables."

   The principal offices of each trust will be specified in the related prospectus supplement.

The Trustees

   The Trustee for each trust will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the securities issued pursuant to the related Trust is limited solely to the express obligations of such Trustee set forth in the Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable.

No Representations; Limited Duties

   The Trustee will make no representations as to the validity or sufficiency of any Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, the securities or any Receivables or related documents, and will not be accountable for the use or application by the Seller or Navistar Financial of any funds paid to the Seller or Navistar Financial in respect of the securities or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the related Certificate Distribution Account or (in the case of an Owner Trust) the related Note Distribution Account. The Trustee will not independently verify any Receivables. With respect to a Grantor Trust, if no Servicer Default has occurred, the Grantor Trustee will be required to perform only those duties specifically required of it under the related Grantor Trust Pooling and Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Grantor Trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the Grantor Trust Pooling and Servicing Agreement.

   With respect to a Grantor Trust, the Grantor Trustee will be under no obligation to exercise any of the trusts or powers vested in it by a Grantor Trust Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Grantor Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Limitations on Class A Certificateholders' Ability to Institute Proceedings

   No holders of Class A Certificates will have any right under a Grantor Trust Pooling and Servicing Agreement to institute any proceeding with respect to the Grantor Trust Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the voting interest thereof have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Fees; Indemnification

   Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement will provide that the Seller will pay the Trustee's fees. Each Grantor Trust Pooling and Servicing Agreement will provide that the Servicer will pay the Trustee's fees. Each Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement and each Grantor Trust Pooling and Servicing Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee, other than through its own willful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of a breach of any of its representations or warranties set forth in such Owner Trust Agreement and related Owner Trust Pooling and Servicing Agreement or such Grantor Trust Pooling and Servicing Agreement.

Co-Trustees

   For the purpose of meeting the legal requirements of certain local jurisdictions and for other certain limited purposes, the Trustee, with the consent of the Servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each Trust. In the event of such appointment, all or the specified rights, powers, duties and obligations conferred or imposed upon the Trustee by an

Owner Trust Agreement or a Grantor Trust Pooling and Servicing Agreement, as applicable, will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

Resignation; Successor Trustees

   A Trustee may give notice of its intent to resign at any time, in which event the Servicer, in the case of a Grantor Trust, or the Administrator, in the case of an Owner Trust, will be obligated to appoint a successor trustee. The Administrator (in the case of an Owner Trust) or the Servicer (in the case of a Grantor Trust) may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective and no such resignation shall be deemed to have occurred until acceptance of the appointment by the successor trustee.

Administration Agreement

   Navistar Financial, in its capacity as administrator (the "Administrator"), will enter into an agreement (an "Administration Agreement") with each Owner Trustee and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations of the Owner Trustee and the Owner Trust under the Transfer and Servicing Agreements and the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement, and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500 per month, which fee will be paid by the Servicer out of the Total Servicing Fee.

                             THE RECEIVABLES POOLS

   The Receivables have been or will be originated by Navistar Financial in the ordinary course of business and in accordance with Navistar Financial's underwriting standards, which emphasize the prospective purchasers' ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. Navistar Financial's underwriting standards require physical damage insurance to be maintained on each Financed Vehicle, except in the case of certain fleet customers which are permitted to be self-insured in accordance with Navistar Financial's customary procedures.

   The Receivables to be held by each Trust will be selected from those commercial retail loans (collectively, the "Retail Notes") owned by Navistar Financial by applying several criteria, including (except as otherwise provided in the prospectus supplement) that each Receivable

  . is secured by one or more new or used medium or heavy duty trucks, buses or trailers,

  .  was originated in the United States,

  .  is not more than 60 days past due as of the related Cutoff Date,

  .  was originated by Navistar Financial, and

  . satisfies the other criteria set forth in the related prospectus supplement.

   The related prospectus supplement will specify whether the Receivables in the Receivables Pool will be selected from all Retail Notes satisfying the selection criteria

  .  on a random basis,

  .  in reverse order of acquisition by Navistar Financial, or

  .  by another method.

Navistar Financial will not use criteria believed by it to be adverse to the Securityholders in selecting the Receivables.

   The Receivables will come from one or more of the following categories, which group the Receivables according to their provisions for the payment of principal and interest:

  . "Equal Payment Fully Amortizing Receivables"--Receivables that provide for equal monthly payments that fully amortize the amount financed over its original term to maturity.

  . "Equal Payment Skip Receivables"--Receivables that provide for equal monthly payments in eleven or fewer months of each twelve-month period that fully amortize the amount financed over its original term to maturity.

  . "Equal Payment Balloon Receivables"--Receivables that provide for equal monthly payments except that a larger payment becomes due on the final maturity date for such Receivables.

  . "Level Principal Fully Amortizing Receivables"--Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances.

  . "Level Principal Skip Receivables"--Receivables that provide for monthly payments in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances.

  . "Level Principal Balloon Receivables"--Receivables that provide for monthly payments consisting of level principal amounts together with accrued and unpaid interest on the unpaid Receivable Balances, except that a larger principal payment becomes due on the final maturity date for such Receivables.

  . "Other Receivables"--Receivables not described above, including Receivables that provide for level monthly payments in eleven or fewer months of each twelve-month period that amortize a portion of the amount financed over its original term to maturity with a larger payment that becomes due on the final maturity date for such Receivables.

   "Scheduled Payment" means a payment which

  . is the amount required under the terms of a Receivable in effect as of the Cutoff Date, except, in the case of any Receivable secured by more than one Financed Vehicle, including any changes in the terms of such Receivable resulting from a Full Prepayment with respect to fewer than all of the Financed Vehicles related thereto,

  . is payable by the purchaser or any co-purchaser of the Financed Vehicle or Financed Vehicles securing such Receivable or by any other Person who owes payments under such Receivable (all such parties with respect to a Receivable other than a guarantor being the "Obligor"), and

  .  includes finance charges which accrue at the APR.

   When Scheduled Payment is used with reference to a Distribution Date, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Monthly Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

   "Initial Receivable Balance" means, with respect to a Receivable, the aggregate amount advanced toward the purchase price of all Financed Vehicles related to such Receivable, including insurance premiums, service and warranty contracts, federal excise taxes, sales taxes and other items customarily financed as part of Retail Notes and related costs, less payments received from the Obligor prior to the related Cutoff Date allocable (on the basis of the actuarial method) to principal.

   "Initial Gross Receivable Balance" means, with respect to a Receivable as of the Cutoff Date, the Initial Receivable Balance plus, in the case of a Receivable classified by the Servicer as a "finance charge--included contract," the finance charges included in the Scheduled Payments due on or after the Cutoff Date.

   "Receivable Balance" means, as of the last day of the related Monthly Period, with respect to any Receivable, the Initial Receivable Balance minus the sum, in each case computed in accordance with the actuarial method, of

  . that portion of all Scheduled Payments due on or after the Cutoff Date and on or prior to the last day of the related Monthly Period allocated to principal,

  . that portion of all Warranty Payments or Administrative Purchase Payments with respect to the Receivable allocated to principal,

  . any Prepayments applied by the Servicer to reduce the Receivable Balance of the Receivable and

  .  that portion of the following received and allocated to principal by the
     Servicer: benefits of any lease assignments, proceeds from any insurance policies covering the Financed Vehicle or Financed Vehicles, Liquidation Proceeds, proceeds from any dealer recourse, proceeds from any NITC Purchase Obligations and proceeds from any Guaranties.

The Obligor on a Receivable secured by multiple Financed Vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of such Financed Vehicles and the security interests in such vehicles will generally be released.

   "Aggregate Receivables Balance" means, as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables) held by the Trust on such date.

   All of the Receivables will be prepayable at any time without penalty to the Obligor and will contain due on sale provisions. If an Obligor elects to make a Full Prepayment on a Receivable, the Obligor is entitled to a rebate of the portion, if any, of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is generally determined by one of two methods, the actuarial method or the "Rule of 78s" method, in accordance with applicable state law. With minor variations based on state law, the actuarial method requires the rebate to be calculated on the basis of a constant interest rate. Under the "Rule of 78s" method, the rebate is calculated on a sum-of-the-digits basis generally and is always smaller than the corresponding rebate under the actuarial method. A portion of the Receivables provide for "Rule of 78s" rebates. Distributions to Securityholders will not be affected by "Rule of 78s" rebates under any of the Receivables because such distributions are determined using the actuarial method.

   Information with respect to each Receivables Pool (excluding any Subsequent Receivables) will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, distribution by type of payment terms, distribution by annual percentage rate ("APR"), distribution by remaining maturity, geographic distribution and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

   The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. Prepayments include, in addition to voluntary prepayments, liquidations due to defaults and repurchases by the Seller or the Servicer pursuant to the applicable Pooling and Servicing Agreement, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to securityholders will be borne entirely by the securityholders. If the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Owner Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related prospectus supplement. In addition, early retirement of certain classes of securities with respect to a Trust may be effected by the exercise by the Servicer of its option to purchase all of the Receivables remaining in such Trust when the Aggregate Receivables Balance is 10% or less of the Initial Aggregate Receivables Balance for such Trust. See "The Transfer and Servicing Agreements--Termination."

   It is generally recognized by the industry that the average actual maturity of a receivable similar to a Retail Note tends to be less than the average stated contractual maturity. However, the rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. Also, Navistar Financial maintains limited records of the historical prepayment experience of the Retail Notes included in its portfolio and is not aware of any publicly available statistics that set forth principal prepayment experience for receivables similar to the Receivables over an extended period of time. Due to the limitations of the data maintained by Navistar Financial, no meaningful and accurate historical information regarding prepayments is available. Therefore, no prediction can be made as to the rate of prepayments on the Receivables. See also "The Receivables Pools" and "The Transfer and Servicing Agreements--Collections."

                      POOL FACTORS AND TRADING INFORMATION

   . The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Notes indicating the remaining outstanding principal balance of such Notes, as of the close of such date, as a fraction of the initial outstanding principal balance of such Notes.

   . The "Owner Trust Certificate Pool Factor" for each class of Owner Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Owner Certificates indicating the remaining certificate balance as of the close of such date, as a fraction of the initial certificate balance.

   . The "Class A Certificate Pool Factor" for each series of Class A Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class A Certificates indicating the remaining Class A Certificate Balance as of the close of such date, as a fraction of the initial Class A Certificate Balance.

   Each Note Pool Factor, each Owner Trust Certificate Pool Factor and each Class A Certificate Pool Factor will initially be 1.0000000; thereafter the Note Pool Factor, the Owner Trust Certificate Pool Factor and the Class A Certificate Pool Factor will decline to reflect reductions in the outstanding principal balance of the Notes, reductions of the certificate balance of the Owner Certificates, or reductions of the Class A Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of

(1) the original denomination of such Noteholder's Note and (2) the Note Pool Factor. An Owner Certificateholder's portion of the aggregate outstanding certificate balance for the related class of Owner Certificates is the product of (a) the original denomination of the Owner Certificateholder's Owner Certificate and (b) the Owner Trust Certificate Pool Factor. A Class A Certificateholder's portion of the aggregate outstanding Class A Certificate Balance is the product of (a) the original denomination of the Class A Certificateholder's Certificate and (b) the Class A Certificate Pool Factor.

   With respect to each Owner Trust, the holder or holders of record of the Notes (each a "Noteholder") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Note Pool Factor, and various other items of information. Unless otherwise provided in the related prospectus supplement, with respect to each Trust, the holder or holders of record of the Certificates (each a "Certificateholder") will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Receivables Balance, each Owner Trust Certificate Pool Factor or Class A Certificate Pool Factor, as applicable, and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders."

                                USE OF PROCEEDS

   Unless otherwise provided in the related prospectus supplement, the net proceeds to be received by the Seller from the sale of the securities (after any necessary deposit of funds into a Reserve Account or Subordination Spread Account) will be applied (1) to the purchase of the Receivables from Navistar Financial and (2) to the extent provided in the related prospectus supplement, to make the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related prospectus supplement will specify the purpose for which Navistar Financial will use the proceeds of each sale of Receivables to the Seller.

                                   THE SELLER

   Navistar Financial Retail Receivables Corporation, a wholly-owned subsidiary of Navistar Financial, was incorporated in the State of Delaware on November 12, 1991. The Seller is organized for the limited purposes of purchasing receivables from Navistar Financial and transferring such receivables to third parties, and conducting any activities incidental to necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, telephone (302) 658-7581.

                                  THE SERVICER

   Navistar Financial, a Delaware corporation, is a wholly-owned subsidiary of Navistar International Transportation Corp. Navistar Financial provides:

  . retail and lease financing for sales of new and used trucks, buses and trailers sold by NITC dealers, non-NITC dealers and third parties,

  .  wholesale financing for NITC dealers,

  .  retail financing for sales of new and used trucks and buses by NITC and

  .  selected accounts receivable financing for NITC.

   Harco National Insurance Company, a wholly-owned consolidated insurance subsidiary of Navistar Financial, provides commercial physical damage and liability insurance coverage to NITC dealers and retail customers and the public through the independent insurance agency system.

   Navistar Financial conducts its financing operations through six district offices located throughout the United States and through its executive and administrative office located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, telephone (847) 734-4000.

   The related prospectus supplement will set forth certain information concerning Navistar Financial's experience in the United States pertaining to delinquencies, repossessions and net losses on its entire portfolio of Retail Notes, and it will describe Navistar Financial's current practices with respect to dealer recourse for defaulted Receivables and "NITC Purchase Obligations."

                                   THE NOTES

General

   With respect to each Owner Trust, one or more classes of Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The related prospectus supplement will specify which class or classes of Notes of a series, if any, are being offered. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   Unless otherwise specified in the related prospectus supplement, Notes generally will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. Noteholders will be able to receive Definitive Notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Securities."

Principal and Interest

   Each class of Notes will have a stated principal amount and will bear interest at the applicable interest rate (the "Interest Rate"). Each class of Notes may have a different Interest Rate which may be a fixed, variable or adjustable interest rate, or any combination thereof. The related prospectus supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

   A series of Owner Securities may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments, or (2) interest payments with disproportionate, nominal or no principal payments.

   The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes in the series. Payments of interest on the Notes generally will be made prior to payments of principal thereon. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

   Unless otherwise specified in the related prospectus supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case, each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes. See "The Transfer and Servicing Agreements-- Distributions" and "--Credit Enhancement."

   In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

Redemption

   If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," the outstanding Notes will be redeemed. In addition, if the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related prospectus supplement.

The Indenture

   A form of Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) to you upon request.

   Modification of Indenture Without Noteholder Consent. The Owner Trustee, on behalf of the Owner Trust, and the Indenture Trustee may, without consent of the related Noteholders, enter into one or more supplemental indentures to an Indenture for any of the following purposes:

  . to correct or amplify the description of the collateral or add additional collateral;

  . to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Owner Trust;

  .  to add additional covenants for the benefit of the related
     Securityholders, or to surrender any rights or power conferred upon the Owner Trust;

  . to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

  . to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture or any of the Transfer and Servicing Agreements or certain other agreements;

  . to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  . to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

  . to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder.

   Modification of Indenture With Noteholder Consent. With respect to each Owner Trust, unless otherwise specified in the related prospectus supplement, with the consent of the holders of a majority of the outstanding related Notes and, if more than one class of Notes in such series is outstanding, the holders of the majority of the most senior class, the Owner Trustee, on behalf of the Owner Trust, and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

   Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will:

  . change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;

  . impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

  . reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for (a) any such supplemental indenture, (b) any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture or (c) certain other actions described in the Indenture;

  . modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation);

  . modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Owner Trust, any other obligor on the Notes, the Seller or an affiliate of any of them;

  . modify or alter in certain aspects the definition of the term "Outstanding" as defined in the related Transfer and Servicing Agreements or reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

   Events of Default; Rights Upon Event of Default. With respect to each Owner Trust, unless otherwise specified in the related prospectus supplement, "Events of Default" under the Indenture will consist of:

  . any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

  . any failure (a) to make any payment of principal on the Notes when due or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (b) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Owner Trust and Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes;

  . failure to pay the unpaid principal balance of any related class of Notes by the respective final scheduled Distribution Date for such class; and

  . certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Owner Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

The amount of principal required to be paid to Noteholders on any Distribution Date under the related Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes on any Distribution Date generally will not result in the occurrence of an Event of Default until the maturity date for such class of notes.

   If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes outstanding or, if a series has more than one class, the holders of the classes of notes designated as having the right may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding or, if a Series has more than one class, the holders of the class of notes designated as having the right.

   If the Notes of any series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the Trust Property or elect to have the Owner Trust maintain possession of the related Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Trust Property following an Event of Default, unless

  .  the holders of all the outstanding related Notes consent to such sale,

  . the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes and the certificate balance of and accrued interest on the Certificates, in each case at the date of such sale, or

  . there has been an Event of Default arising from a failure to make a required payment of principal or interest on any Notes, and the Indenture Trustee determines that the Trust Property would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes.

   Following a declaration of acceleration upon an Event of Default, unless otherwise specified in the related prospectus supplement,

  . Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

  . repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Owner Certificates or in respect of the certificate balance.

   Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes in a series or, if a series has more than one class, the holders of the classes of notes designated as having that right will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The holders of a majority in principal amount of the Notes then outstanding together with, if a series has more than one class the classes of Notes designated as having that right may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

   Conditions to Noteholder's Ability to Institute Proceedings

   No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

  . such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

  . the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,

  . such holder or holders have offered the Indenture Trustee reasonable indemnity,

  . the Indenture Trustee has for 60 days failed to institute such proceeding, and

  . no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

Notice to Noteholders of Events of Default

   If the Indenture Trustee knows that an Event of Default has occurred and is continuing, the Indenture Trustee will mail to each Noteholder of such Trust notice of the Event of Default within 30 days after obtaining knowledge of such Event of Default. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

Covenant Not to Institute Bankruptcy Proceedings

   In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the related Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

No Personal Liability

   Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of an Owner Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements and covenants of the related Owner Trust contained in the Indenture.

   Certain Covenants. Each Indenture provides that the related Owner Trust may not consolidate with or merge into any other entity, unless:

  . the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

  . such entity expressly assumes the Owner Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture,

  . no Event of Default shall have occurred and be continuing immediately after such merger or consolidation,

  . any action as is necessary to maintain the lien and security interest created by the Indenture shall have been completed,

  . the Owner Trust has been advised that the rating of the related Notes or Owner Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, and

  . the Owner Trust has received an opinion of counsel to the effect that, among other things, such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any related
     Securityholder.

   Each Owner Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Owner Trust (collectively, the "Related Documents"):

  . sell, convey, transfer, exchange or otherwise dispose of any of the assets of the Owner Trust,

  . claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon any part of the Trust Property,

  . dissolve or liquidate in whole or in part (to the extent the Owner Trust may lawfully make such covenant),

  . permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby,

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or the proceeds thereof,

  . permit the lien of the related Indenture not to constitute a valid first priority security interest in the Trust Property,

  . engage in any activity other than as specified under this prospectus and the related prospectus supplement, or

  . incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. The Indenture Trustee will be required, if and as required by Sections 313(a) and (c) of the Trust Indenture Act of 1939 as in force on the date of the related Pooling and Servicing Agreement (the "TIA"), to mail to all related Noteholders within sixty days after each February 1, beginning with the first February 1 after the related closing date a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee shall also comply with Section 313(b) of the TIA.

Satisfaction and Discharge of Indenture

   The Indenture will be discharged with respect to the related Notes (but not with respect to the Certificateholders) upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

   The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Owner Trust will be obligated to appoint a successor trustee. The Owner Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Owner Trust will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

                               OWNER CERTIFICATES

General

   The Owner Certificates will be issued pursuant to the terms of an Owner Trust Agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The related prospectus supplement will specify which class or classes of Owner Certificates of a series, if any, are being offered. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Owner Certificates and the Owner Trust Agreement. Where particular provisions or terms used in the Owner Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   Unless otherwise specified in the related prospectus supplement, Owner Certificates will be available for purchase in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book-entry form only. The Owner Certificateholder will be able to receive Definitive Certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Securities."

   Owner Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the Owner Trust Agreement except that such Owner Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Owner Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the Owner Trust of a voluntary proceeding in bankruptcy as described in "The Transfer and Servicing Agreements--Owner Trust: Insolvency Event").

   To the extent specified in the related prospectus supplement, distributions in respect of the Owner Certificates will be subordinated in priority of payment to payments on the Notes.

Prepayment

   If the Servicer exercises its option to purchase the Receivables of an Owner Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," Owner Certificateholders will receive an amount in respect of the Owner Certificates as specified in the related prospectus supplement. In addition, if the related prospectus supplement provides that the property of an Owner Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related prospectus supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Owner Trust, in the amount and to the extent provided in the related prospectus supplement.

Distributions of Interest and Certificate Balance

   Unless otherwise specified in the related prospectus supplement, each class of Owner Certificates will have a stated certificate balance and will accrue interest on such certificate balance at a fixed, variable or adjustable rate (with respect to each class of Owner Certificates, the "Pass Through Rate"). Each class of Owner Certificates may have a different Pass Through Rate. The related prospectus supplement will specify the Pass Through Rate and the method for determining subsequent changes to the Pass Through Rate.

   A series of Owner Certificates may include two or more classes of Owner Certificates which differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass Through Rate or amount of distributions in respect of certificate balance or interest, or as to which distributions in respect of certificate balance or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Owner Certificates ("Strip Certificates") entitled to (1) distributions in respect of certificate balance with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no distributions in respect of certificate balance.

   The timing and priority of distributions, seniority, allocations of loss, Pass Through Rate and amount of or method of determining distributions with respect to certificate balance and interest (or, where applicable, with respect to certificate balance only or interest only) on the Owner Certificates of any series will be described in the related prospectus supplement. Distributions of interest on the Owner Certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to certificate balance. Unless otherwise specified in the related prospectus supplement, interest on the Owner Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of any class of Owner Certificates will be subordinate to payments in respect of the Notes as more fully described in the related prospectus supplement. Distributions in respect of certificate balance of any class of Owner Certificates will be made on a pro rata basis among all of the Owner Certificateholders of such class.

   In the case of a series of Owner Certificates which includes two or more classes of Owner Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement.

                              CLASS A CERTIFICATES

General

   The Class A Certificates will be issued pursuant to a Pooling and Servicing Agreement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Class A Certificates and the related Pooling and Servicing Agreement. Where particular provisions or terms used in the related Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

   Each series of Grantor Certificates will consist of two classes, the Class A Certificates and the Class B Certificates, in each case as designated in the related prospectus supplement. Each Grantor Certificate will represent an undivided ownership interest in the related Grantor Trust. Only the Class A Certificates will be offered by this prospectus and by the related prospectus supplements. Unless otherwise specified in the related prospectus supplement, the Class A Certificates will be issued in minimum denominations of $1,000 or integral multiples thereof and will be available in book-entry form only.

   The Grantor Certificates will evidence interests in the Grantor Trust created pursuant to the related Pooling and Servicing Agreement. For any series of Grantor Certificates, the Class A Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related prospectus supplement (the "Class A Percentage") of the related Grantor Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest equal to a percentage set forth in the related prospectus supplement (the "Class B Percentage") of the related Grantor Trust. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificateholders in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

   Grantor Certificates owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the related Pooling and Servicing Agreement except that such Grantor Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Grantor Certificateholders have given, made or taken any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

   Unless otherwise specified in the related prospectus supplement, Class A Certificates will be available in book-entry form only, and Class A Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Definitive Securities."

   If the Servicer exercises its option to purchase the Receivables of a Grantor Trust on the terms and conditions described below under "The Transfer and Servicing Agreements--Termination," Class A Certificateholders will receive an amount in respect of the Class A Certificates as specified in the related prospectus supplement.

Distributions of Interest and Certificate Balance

   With respect to each series of Class A Certificates, on each Distribution Date, interest will be passed through to the holders of record of Class A Certificates (the "Class A Certificateholders") as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last day of the preceding Monthly Period) (the "Record Date") at the Pass Through Rate (as defined in the related Prospectus Supplement) on the Class A Certificate Balance. Interest on the Class A Certificates will accrue from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date, and will be payable to the extent of funds available from (1) the Class A Percentage of the Collected Interest, (2) the Subordination Spread Account and (3) the Class B Distributable Amount.

   With respect to each series of Class A Certificates, on each Distribution Date, the Grantor Trustee will pass through and distribute pro rata to Class A Certificateholders as of the Record Date, all Scheduled Payments of principal, the principal portion of all Full Prepayments and Partial Prepayments received during the related Monthly Period in each case to the extent of funds available from (1) the Class A Percentage of the Collected Principal, (2) the Subordination Spread Account and (3) the remainder of the Available Amount. See "The Receivables Pools."

   The timing and priority of distributions, Pass Through Rate and amount of or method of determining distributions with respect to certificate balance and interest on the Class A Certificates of any series will be described in the related prospectus supplement. Interest will be passed through to the holders of the Class A Certificates on the Distribution Dates specified in the related prospectus supplement and will be made prior to distributions with respect to certificate balance. Each class of Grantor Certificates may have a different Pass Through Rate. The related prospectus supplement will specify the Pass Through Rate for the Class A Certificates, or the initial Pass Through Rate and the method for determining changes to the Pass Through Rate. Unless otherwise specified in the related prospectus supplement, interest on the Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of certificate balance of the Class A Certificates of any series will be made on a pro rata basis among all of the related Class A Certificateholders.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

   The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. "Participants" include securities brokers and dealers, banks, trust companies, clearing corporations or other Persons for whom from time to time DTC effects book entry transfers and pledges of securities deposited with DTC. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Unless otherwise specified in the related prospectus supplement, each class of securities will initially be represented by one or more notes or certificates, in each case registered in the name of the nominee of DTC (together with any successor depository, the "Depository"). Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no person acquiring a beneficial interest in a security (a "Security Owner") (other than the Seller) will be entitled to receive a physical certificate representing a Security.

   Unless otherwise specified in the related prospectus supplement, Security Owners (other than the Seller) that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through Participants and Indirect Participants. In addition, Security Owners having a beneficial interest in Notes will receive all distributions of principal and interest and Security Owners having a beneficial interest in Certificates will receive all distributions in respect of interest and certificate balance through Participants and Indirect Participants. DTC's nominee will be Cede & Co. ("Cede"). Cede is expected to be the holder of record of the securities that are not retained by the Seller. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Security Owners. Except for the Seller, it is anticipated that the only "Noteholder" and "Certificateholder" will be Cede, as nominee of DTC. Security Owners having a beneficial interest in Notes will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and such Security Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Likewise, Security Owners having a beneficial interest in Certificates will not be recognized by the related Trustee as Certificateholders as such term is used in each related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as the case may be, and such Security Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (collectively, the "Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the Notes and distributions in respect of interest and certificate balance on the Certificates. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer Security Owners' interests.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Security Owners to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

   DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Owner Trust Agreement or Grantor Trust Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   All references in this prospectus to actions by Securityholders refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus to distributions, notices, reports and statements to Securityholders refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to Security Owners in accordance with DTC's procedures with respect thereto. See "Definitive Securities" below. Except as required by law, neither the Seller, the Trustee nor the Indenture Trustee (as applicable) will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

   Unless otherwise specified in the related prospectus supplement, securities (other than securities held by the Seller) will be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," as the case may be, and, collectively, the "Definitive Securities") to Security Owners, or their respective nominees, rather than to DTC or its nominee, only if

  . the Administrator, in the case of an Owner Trust, or the Seller, in the case of a Grantor Trust, advises the appropriate Trustee or the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the Administrator or the Seller, as applicable, is unable to locate a qualified successor,

  . the Administrator or the Seller, as applicable, at its option, advises the appropriate Trustee or the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC or

  . after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the outstanding principal amount of such securities (or, in the case of the Class A Certificates, holders representing in the aggregate not less than 51% of the voting interest of the Class A Certificates of such series) advise the Indenture Trustee, Owner Trustee or Grantor Trustee, as applicable, and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the holders of such securities.

   The "voting interests" of the Class A Certificates will be allocated among the holders of Class A Certificates in accordance with the Class A Certificate Balance represented thereby, except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate Trustee or the Indenture Trustee will be required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate Trustee or the Indenture Trustee will reissue such securities as Definitive Securities to holders thereof.

   Distributions on or in respect of the Definitive Securities will be made in accordance with the procedures set forth in the related Indenture, the related Owner Trust Agreement or the related Grantor Trust Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the day before the related Distribution Date or, with respect to Class A Certificates, the last day of the preceding Monthly Period. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee or the appropriate Trustee, as applicable. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the holders of such class.

   Definitive Securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

   On or before each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date and, on or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders (other than Class B Certificateholders). Each such statement to be delivered to the Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates for the same period:

   Information Applicable to all Trusts:

     (1) the amount of the distribution allocable to interest on or with respect to each class of securities;

     (2) the Aggregate Receivables Balance as of the close of business on the last day of such Monthly Period;

     (3) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period;

     (4) the amount of Aggregate Losses for the related Monthly Period;

     (5) the Delinquency Percentage for the related Monthly Period; and

     (6) the sum of all Administrative Purchase Payments and all Warranty Payments made for the related Monthly Period.

   Information Applicable to Owner Trusts:

     (1) the amount of the distribution allocable to principal of each class of the Notes and to the certificate balance of each class of Owner Certificates;

     (2) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, and the certificate balance and the Owner Trust Certificate Pool Factor for each class of Owner Certificates, each after giving effect to all payments reported under (1) above on such date;

     (3) the amount paid to the Servicer or distributed to Noteholders and Owner Certificateholders from amounts on deposit in the Reserve Account or from other forms of credit enhancement;

     (4) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Owner Certificates with variable or adjustable rates;

     (5) the balance of any Reserve Account on such date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Distribution Date;

     (6) for each such date during the Funding Period, the remaining Pre-Funded Amount; and

     (7) for the first such date that is on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities.

   Information Applicable to Grantor Trusts:

     (1) the amount of the distribution allocable to the certificate balance;

     (2) the Class A Certificate Balance and the Class A Certificate Pool Factor for the Class A Certificates, each after giving effect to all payments reported under (1) above on such date;

     (3) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

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

     (4) the Class A Percentage of the Total Servicing Fee;

     (5) the balance of any Subordination Spread Account on such Distribution Date, after giving effect to distributions or deposits made on such date, and the change in such balance from that of the prior Distribution Date; and

     (6) the amount otherwise distributable to the Class B Certificateholders that is distributed to Class A Certificateholders on such Distribution Date.

   After the end of each calendar year during the term of each Trust, the Indenture Trustee, the Owner Trustee or the Grantor Trustee will mail to each holder of a class of securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns for the relevant taxable year. See "Certain Federal Income Tax Consequences."

   "Aggregate Losses" with respect to a Monthly Period and the related Distribution Date will equal the sum of (1) the aggregate of the Receivable Balances of all Receivables in a Trust newly designated during such Monthly Period as Liquidating Receivables and (2) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable minus Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables.

   The "Delinquency Percentage" with respect to a Monthly Period will equal the aggregate Remaining Gross Balance of all outstanding Receivables which have installments past due 61 days or more as of the last day of such Monthly Period, determined in accordance with the Servicer's normal practices, expressed as a percentage of the aggregate Remaining Gross Balance of outstanding Receivables on the last day of such Monthly Period.

   With respect to any Trust, the "Remaining Gross Balance" as of the last day of any Monthly Period, with respect to any Receivable in such Trust (other than a Liquidating Receivable), will be equal to:

  .  the Initial Gross Receivable Balance

   minus

  .  the sum of the following:

    . all payments received by the Servicer from or for the account of the Obligor which are not late fees, prepayment charges or certain other similar fees or charges,

    . any Warranty Payment or Administrative Purchase Payment with respect to such Receivable,

    . any Prepayments applied to reduce the Initial Gross Receivable Balance of any such Receivable,

    . proceeds received by the Servicer from any insurance policies with respect to such Receivable and

    . for any Receivable not classified by the Servicer as a "finance charge-included contract," the portion of the payments specified in the preceding clauses allocable in accordance with the actuarial method to finance charges;

provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related Monthly Period shall equal zero.

   "Liquidation Proceeds" are proceeds of the liquidation of any Receivable (a "Liquidating Receivable") as to which (1) the Servicer (a) has reasonably determined in accordance with its customary servicing procedures that eventual payment of amounts owing on such Receivable is unlikely, or (b) has repossessed the Financed Vehicle or Financed Vehicles securing such Receivable or (2) any related Scheduled Payment is at least 210 days past due.

   Unless otherwise provided in the related prospectus supplement and unless and until Definitive Securities are issued, monthly, quarterly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of each Trust only to Cede, as nominee for DTC and the registered holder of the securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the SEC such periodic reports as are required under the Exchange Act and the rules and regulations of the SEC thereunder.

                     THE TRANSFER AND SERVICING AGREEMENTS

General

   Except as otherwise specified in the related prospectus supplement, the following summary describes certain terms of:

     (1) the Purchase Agreement applicable to each Trust pursuant to which the Seller will purchase Receivables from Navistar Financial;

     (2) the Owner Trust Pooling and Servicing Agreement pursuant to which each Owner Trust will acquire the Receivables purchased by the Seller under the related Purchase Agreement and the Servicer will agree to service such Receivables;

     (3) the Owner Trust Agreement pursuant to which each Owner Trust will be created and Owner Certificates will be issued;

     (4) the Grantor Trust Pooling and Servicing Agreement pursuant to which
  (a) each Grantor Trust will be created, (b) such Grantor Trust will acquire the Receivables purchased by the Seller under the related Purchase Agreement, (c) the Servicer will agree to service such Receivables and (d) Grantor Certificates will be issued; and

     (5) with respect to each Owner Trust, the Administration Agreement pursuant to which Navistar Financial will undertake certain administrative duties with respect to such Owner Trust and the Owner Trustee.

   The term "Transfer and Servicing Agreements" means (1) with respect to any Owner Trust, the Purchase Agreement, the Owner Trust Pooling and Servicing Agreement, the Owner Trust Agreement, the Indenture and the Administration Agreement and (2) with respect to any Grantor Trust, the Purchase Agreement and the Grantor Trust Pooling and Servicing Agreement. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of such summary.

Sale and Assignment of Receivables

   On the closing date specified in the related prospectus supplement (the "Closing Date"), pursuant to a Purchase Agreement between Navistar Financial and the Seller (a "Purchase Agreement"), Navistar Financial will sell and assign to the Seller, without recourse:

  . its entire interest in the related Receivables, including its security interests in the Financed Vehicles,

  .  the proceeds of certain insurance policies,

  .  the proceeds of any dealer recourse with respect to the Receivables,

  . the proceeds of NITC Purchase Obligations with respect to the Receivables,

  . the proceeds of any Guaranties and the benefit of any lease assignments with respect to the Financed Vehicles.

On the Closing Date, pursuant to the applicable Pooling and Servicing Agreement, the Seller will transfer and assign to the Owner Trust or the Grantor Trustee, as applicable, without recourse, its entire interest in the assets it acquired pursuant to the Purchase Agreement and the Custodian Agreement.

   Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the applicable Pooling and Servicing Agreement (a "Schedule of Receivables"). The Indenture Trustee, Owner Trustee or Grantor Trustee, as applicable, concurrently with such transfer and assignment, will execute, authenticate and deliver the related securities to the Seller in exchange for such Receivables. The Seller will sell the Certificates (other than those Certificates it is retaining) and (if applicable) the Notes to the respective underwriters set forth in the related prospectus supplement. See "Plan of Distribution." Unless otherwise provided in the related prospectus supplement, the Seller will apply the net proceeds received from the sale of the securities to fund the Reserve Account or Subordination Spread Account and, to the extent specified in the related prospectus supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, and then to the purchase of the related Receivables from Navistar Financial. The remainder of the purchase price for the Receivables will be funded by an intercompany loan from Navistar Financial. The related prospectus supplement for a given Owner Trust will specify whether and under what terms Subsequent Receivables and Related Property will be acquired by the Seller from Navistar Financial and transferred by the Seller to the Owner Trust from time to time during the Funding Period on the dates specified as transfer dates in the related prospectus supplement (each, a "Subsequent Transfer Date").

   In each Purchase Agreement, Navistar Financial will represent and warrant to the Seller, among other things, that:

  . the information provided in the related Schedule of Receivables is correct in all material respects;

  . the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with Navistar Financial's normal requirements, except for certain fleet customers which Navistar Financial, in accordance with its customary procedures, permits to be self-insured;

  . as of the related Closing Date or the applicable Subsequent Transfer Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (except from security interests, liens, charges or encumbrances which may arise from accessions to the Financed Vehicles not financed by Navistar Financial) and no offsets, defenses or counterclaims have been asserted or threatened;

  . as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of Navistar Financial in the Financed Vehicle or Financed Vehicles related thereto; and

  . each related Receivable, at the time it was originated complied, and as of the related Closing Date or the applicable Subsequent Transfer Date, if any, complies, in all material respects with applicable federal and state laws.

In each applicable Pooling and Servicing Agreement, the Seller will assign the representations and warranties of Navistar Financial, as set forth above, to the Owner Trust or the Grantor Trustee, as applicable, and will represent and warrant to the Owner Trust or the Grantor Trustee, as applicable, that the Seller has taken no action which would cause such representations and warranties of Navistar Financial to be false in any material respect as of the Closing Date or the applicable Subsequent Transfer Date, if any.

   As of the last day of the second (or, if the Seller elects, the first) month following the discovery by the Seller, the Servicer, the Trustee or (if applicable) the Indenture Trustee of a breach of any representation or warranty of the Seller or Navistar Financial that materially and adversely affects the interests of the related Trust or Securityholders in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from the Trust at a price equal to the sum of:

  .  all remaining Scheduled Payments on such Receivable,

   plus

  . all past due Scheduled Payments with respect to which a Monthly Advance has not been made,

  .  all outstanding Monthly Advances on such Receivable and

  . an amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables,

   minus

  . the rebate, calculated in accordance with the actuarial method, that would be payable to the Obligor on such Receivable were the Obligor to prepay such Receivable in full on such day and

  . any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Receivable Balance of such Receivable) (the "Warranty Payment").

The Seller or Navistar Financial, as applicable, will be entitled to receive any amounts held by the Servicer with respect to such Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the Securityholders, the Trustee, and, as applicable, the Indenture Trustee for any such uncured breach.

   In each applicable Pooling and Servicing Agreement, the Servicer will covenant that

  . except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest,

  . the Servicer will do nothing to impair the rights of the Securityholders, the Trustee, or, as applicable, the Indenture Trustee in the related Receivables and

  . the Servicer will not amend any such Receivable such that the Initial Receivable Balance, the APR or the total number of Scheduled Payments is altered or such that the final scheduled payment on such Receivable will be due later than the last day of the Monthly Period preceding the latest final scheduled distribution date on any securities or such other date as is set forth in the related prospectus supplement.

As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer, the Trustee or (if applicable) the Indenture Trustee of a breach of any covenant that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an
"Administrative Receivable"):

  . release all claims for reimbursement of Monthly Advances made on such Administrative Receivable, and

  . purchase such Administrative Receivable from the Trustee, as applicable, at a price equal to the sum of all remaining Scheduled Payments on such Administrative Receivable,

   plus

  . an amount equal to any reimbursements of outstanding Monthly Advances made to the Servicer with respect to such Administrative Receivable from the proceeds of other Receivables and

  . all past due Scheduled Payments with respect to which a Monthly Advance has not been made,

   minus

  . the rebate, calculated in accordance with the actuarial method, that would be payable to the Obligor on such Administrative Receivable were the Obligor to prepay such Administrative Receivable in full on such day (the "Administrative Purchase Payment").

In addition, the Servicer will be entitled to retain any amounts held by the Servicer with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the Securityholders, the Trustee and, as applicable, the Indenture Trustee for any such uncured breach.

   Pursuant to each applicable Pooling and Servicing Agreement, the related Trust or Trustee will designate the Servicer as custodian to maintain possession, as the Owner Trust's or Grantor Trustee's agent, as applicable, of the related Retail Notes and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as the Servicer is the custodian of such documents. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of such Receivables to the Owner Trust or Grantor Trustee, as applicable, will be filed, and the Servicer's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Owner Trust or Grantor Trustee, as applicable, if a subsequent purchaser takes physical possession of the Receivables without knowledge of the assignment, the Owner Trust's or Grantor Trustee's interests in such Receivables could be defeated.

Accounts

   With respect to each Trust, the Servicer will establish and maintain with the Indenture Trustee or the Grantor Trustee, as applicable, one or more accounts, (1) in the name of the Indenture Trustee on behalf of the related Securityholders in the case of an Owner Trust, and (2) in the name of the Grantor Trustee on behalf of the Grantor Certificateholders in the case of a Grantor Trust, into which all payments made on or with respect to the related Receivables will be deposited (a "Collection Account"). With respect to each Owner Trust, the Servicer will also establish and maintain for each series (1) an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"), and (2) an account, in the name of the Owner Trustee on behalf of the related Owner Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account or Reserve Account or other credit enhancement for distribution to such Owner Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (a "Certificate Distribution Account"). With respect to each Grantor Trust, the Servicer will also establish in the name of the Grantor Trustee on behalf of the Grantor Certificateholders an account, in the name of the Grantor Trustee on behalf of the related Grantor Certificateholders, in which amounts released from the Collection Account and any Subordinated Spread Account or other credit enhancement for payment to such Grantor Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (also, a "Certificate Distribution Account").

   For any series of securities, funds in the Collection Account, the Note Distribution Account, any Pre-Funding Account, any Reserve Account and any Subordination Spread Account and other accounts identified as such in the related prospectus supplement (collectively, the "Designated Accounts") will be invested as provided in the applicable Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating the related securities at the request of the Seller (the "Rating Agencies") as being consistent with the rating of such securities. Eligible Investments generally are limited to obligations or securities that mature before the next Distribution Date or, in the case of the Note Distribution Account, the next Distribution Date. To the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in Notes of the related series so long as those Notes will not mature prior to the date of the next distribution with respect to the Notes. Except as otherwise specified in the related prospectus supplement, such Notes will not be sold to meet any shortfalls unless they are sold at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in any Reserve Account would be less than the Specified Reserve Account Balance. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders and Owner Certificateholders could result, which could result in an increase in the average life of the Owner Securities. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be payable to the Seller.

   The Designated Accounts will be maintained as Eligible Deposit Accounts; provided, however, that

  . each Collection Account will be maintained with the Indenture Trustee or the Grantor Trustee, as applicable, so long as

    . the Indenture Trustee's or Grantor Trustee's short-term unsecured debt obligations have a rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and a rating of A-1+ by Standard & Poor's Ratings Services ("S&P")(the "Required Deposit Rating") or

    . such accounts are maintained in the trust department of the Indenture Trustee or Grantor Trustee and

  . unless otherwise provided in the related prospectus supplement, each Collection Account, each Note Distribution Account and each Certificate Distribution Account, as applicable, will initially be maintained in the trust department of the related Indenture Trustee or Grantor Trustee, as applicable.

If the Indenture Trustee's or Grantor Trustee's debt obligations do not have the Required Deposit Rating and such accounts are not maintained in their respective trust departments, the Servicer will, with the Indenture Trustee or Grantor Trustee's assistance as necessary, cause the applicable Collection Account to be moved to a bank whose short-term unsecured debt obligations have the Required Deposit Rating.

   "Eligible Deposit Account" means either

  .  a segregated account with an Eligible Institution or

  . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

   "Eligible Institution" means, with respect to a Trust,

  . the corporate trust department of the related Indenture Trustee or the Grantor Trustee, as applicable, or

  . a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

   Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

   With respect to each Trust, unless otherwise provided in the related prospectus supplement, on each Distribution Date, the Servicer will receive a servicing fee (the "Basic Servicing Fee") for the preceding Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related prospectus supplement multiplied by the Aggregate Receivables Balance of all Receivables held by such Trust as of the first day of such Monthly Period. On each Distribution Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Distribution Dates (collectively, the "Total Servicing Fee") to the extent of funds available therefor. In addition, unless otherwise provided in the related prospectus supplement, with respect to each Trust, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee"). A "Monthly Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs.

   The foregoing amounts are intended to compensate the Servicer for performing the functions of a third party servicer of truck, bus and trailer receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions and generating federal income tax information for the Trust and the Securityholders. Such amounts also will reimburse the Servicer for certain taxes, the fees of the Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool. The Servicer will not be required to pay Federal, state and local income and franchise taxes, if any, of the Owner Trust or any Securityholder.

Servicing Procedures

   The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to its own Retail Notes. See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable. However, if any such modification of a Receivable alters the Initial Receivable Balance, the APR or the total number of Scheduled Payments, the Servicer will be obligated to purchase such Receivable.

   If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. The Servicer will be entitled to receive an amount specified in the applicable Pooling and Servicing Agreement as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation (collectively, "Liquidation Expenses").

Collections

   The Servicer will deposit all payments received from Obligors, all proceeds of insurance policies, Guaranties, dealer recourse and NITC Purchase Obligations, and all Liquidation Proceeds collected during each Monthly Period with respect to the Receivables held by any Trust into the appropriate Collection Account not later than two Business Days after receipt. However, if:

  . the Servicer satisfies the requirements for monthly remittances of such collections established by the rating agencies initially rating the securities, and upon satisfaction of such requirements, the rating agencies that initially rated the securities reaffirm the rating of the securities at the level at which they would be rated if collections were remitted within two Business Days,

  . the short-term unsecured debt of the Servicer is rated at least A-1+ by S&P and P-1 by Moody's or

  . a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due for the latest Monthly Period ended prior to the next succeeding Distribution Date (and the aggregate amount of unremitted collections does not at any time exceed 90% of the undrawn amount of such letter of credit), then, so long as Navistar Financial is the Servicer and, provided that no Event of Default exists, the Servicer will not be required to deposit such amounts into the appropriate Collection Account until the Business Day preceding the Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

   Collections on a Receivable held by any Trust made during a Monthly Period (including Warranty Payments and Administrative Purchase Payments) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to the Scheduled Payment. Collections on a Receivable remaining after such applications will be deemed a "Prepayment."

   A "Full Prepayment" is a Prepayment of the entire Receivable or of the entire principal balance outstanding with respect to any Financed Vehicle related thereto. Upon a Full Prepayment, the Obligor is entitled to a "rebate" of the unearned finance charges contained in the remaining Scheduled Payments, which will not accrue due to the prepayment.

   A "Partial Prepayment" is a Prepayment other than a Full Prepayment the amount of which is equal to one or more Scheduled Payments and which results in a rebate to the Obligor of unearned finance charges in accordance with the Servicer's customary procedures.

   A Partial Prepayment is applied to reduce the remaining Scheduled Payments of the related Receivable in inverse order of maturity, beginning with the final Scheduled Payment. The Servicer's general practice with respect to a Full Prepayment is to require payment by the Obligor of accrued and unpaid finance charges through the date on which such Full Prepayment is received and to rebate the remaining finance charges. The Servicer will not reimburse any Trust for the difference between such accrued and unpaid finance charges and the amount of finance charges that would have been payable under the actuarial method if such Full Prepayment were made at the end of the billing month under the related Receivable.

Monthly Advances

   Unless otherwise provided in the related prospectus supplement, if the full Scheduled Payment due on any Receivable is not received by the end of the month in which it is due, the Servicer will be obligated to make an advance (a "Monthly Advance") to the related Trust equal to the amount of such shortfall to the extent that the Servicer, in its sole discretion, expects to recoup such Monthly Advance from subsequent collections or recoveries on such Receivable. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to such Receivables. Upon the determination by the Servicer that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Monthly Advances from collections on other Receivables in the Trust.

Distributions

   General. With respect to each Trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest and distributions in respect of certificate balance and interest on each class of securities entitled thereto will be made by the Indenture Trustee or the Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source, priorities of and requirements (1) for all payments and distributions to each class of Owner Securityholders and (2) for all distributions on the Class A Certificates will be made as set forth in this prospectus, in the related prospectus supplement and in the related Pooling and Servicing Agreement.

   Distributions on Owner Securities. With respect to each Owner Trust, on the day preceding each Distribution Date, collections on the Receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to Owner Securityholders on the Distribution Date. Various forms of credit enhancement may be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. Distributions in respect of principal and certificate balance of Owner Certificates will be subordinate to distributions in respect of interest, and distributions in respect of the Owner Certificates will be subordinate to payments in respect of the Notes, as more fully described in the related prospectus supplement.

   Distributions on Grantor Certificates. With respect to each series of Grantor Certificates, on or before each Distribution Date, the Servicer or the Grantor Trustee, as the case may be, will transfer the portion of collections on the related Receivables which constitute all or a portion of Scheduled Payments for the related Monthly Period and all Prepayments to the related Certificate Distribution Account. The Grantor Trustee shall make distributions to the Grantor Certificateholders out of the amounts on deposit in the Certificate Distribution Account. The amount to be distributed to the Grantor Certificateholders shall be determined in the manner described below.

   With respect to any series of Grantor Certificates, the "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of
(1) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of the following items, each computed in accordance with the actuarial method: (a) the principal portion of all Scheduled Payments due during the related Monthly Period on Receivables held by the related Grantor Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Receivable Balance of each Receivable that the Servicer elected or became obligated to purchase, the Seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above), and
(2) the "Class A Interest Distributable Amount," consisting of one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related Monthly Period.

   The "Class A Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class A Percentage of the Initial Aggregate Receivables Balance and, thereafter, except as provided in the related Pooling and Servicing Agreement, will equal such initial Class A Certificate Balance reduced by all distributions of Class A Principal Distributable Amounts actually made to the Class A Certificateholders.

   With respect to any series of Grantor Certificates, the "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (1) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the amounts set forth under (1) in the second preceding paragraph with respect to the Class A Principal Distributable Amount, and (2) the "Class B Interest Distributable Amount," consisting of (a) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the related Monthly Period and (b) all Prepayment Surplus with respect to the Receivables.

   The "Class B Certificate Balance" with respect to any series of Grantor Certificates will equal, initially, the Class B Percentage of the Initial Aggregate Receivables Balance and, thereafter, will equal the initial Class B Certificate Balance, reduced by (1) all distributions of Class B Principal Distributable Amounts actually made on or prior to such date to the holders of the Class B Certificates or deposited on or prior to such date in the Subordination Spread Account, not including the Subordination Initial Deposit,
(2) the current Class A Principal Carryover Shortfall and (3) any shortfalls from prior Distribution Dates in principal distributions to the holders of the Class B Certificate (the "Class B Certificateholders" and, together with the Class A Certificate holders, the "Grantor Certificateholders").

   Before each Distribution Date, the Servicer will calculate the amount to be distributed to the Class A Certificateholders. The Class A Certificateholders will receive on each Distribution Date, to the extent of available funds, an amount equal to the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall (plus, to the extent permitted by law, one month's interest on such Class A Interest Carryover Shortfall at the applicable Pass Through Rate from such preceding Distribution Date to the current Distribution Date) and Class A Principal Carryover Shortfall (each as defined below). Such sum shall be paid from the Class A Percentage of the Collected Interest (available after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods) and the Class A Percentage of the Collected Principal. On each Distribution Date on which such sum exceeds the related Class A Percentage of

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

the Collected Interest (after payment of the Total Servicing Fee and any unpaid Total Servicing Fees with respect to prior Monthly Periods), the Class A Certificateholders will be entitled to receive such excess: first, from the related Class B Percentage of the Collected Interest, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from the Class B Percentage of the Collected Principal.

   With respect to any series of Grantor Certificates, the "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of (a) the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus one month's interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the applicable Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over (b) the amount of interest that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of interest on the Class A Certificates.

   With respect to any series of Grantor Certificates, on each Distribution Date, the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall shall be paid from the Class A Percentage of the Collected Principal to the extent remaining after application as described in the preceding paragraph. On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Collected Principal remaining after application as described in the preceding paragraph on such Distribution Date, the Class A Certificateholders will be entitled to receive such excess: first, to the extent remaining after application as described in the preceding paragraph, from the related Class B Percentage of the Collected Principal, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from any Collected Interest remaining after application as described in the preceding paragraph. With respect to any series of Grantor Certificates, the "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of (a) the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over (b) the amount of principal that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of certificate balance.

   The holders of the Class B Certificates will be entitled to receive on any Distribution Date an amount equal to the sum of the Class B Interest Distributable Amount and the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (1) amounts required to pay the Total Servicing Fee payable to the Servicer on such Distribution Date, and (2) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates.

   Determination of Available Amount. The "Available Amount" for each Distribution Date will be the sum of the Collected Interest and the Collected Principal.

   The "Collected Interest" with respect to each series of securities for each Distribution Date will be the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of: (1) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to interest or to Prepayment Surplus,
(2) all Liquidation Proceeds to the extent attributable to interest in accordance with the Servicer's customary procedures, (3) that portion of all Monthly Advances made by the Servicer allocable to interest due on the Receivables and (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds of each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period, to the extent attributable to accrued interest or Prepayment Surplus thereon.

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

   The "Collected Principal" with respect to each series of securities for each Distribution Date will be the sum, with respect to the related Monthly Period and in each case computed in accordance with the actuarial method, of: (1) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to principal, (2) all Liquidation Proceeds to the extent attributable to principal in accordance with the Servicer's customary procedures, (3) that portion of all Monthly Advances made by the Servicer allocable to principal on the Receivables, (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Proceeds received with respect to each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period to the extent attributable to principal and (5) the principal portion of all Prepayments.

   The Collected Interest and the Collected Principal with respect to each series of Securities on any Distribution Date will exclude: (1) amounts received on any Receivable to the extent that the Servicer has previously made an unreimbursed Monthly Advance and (2) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Monthly Advances and Liquidation Expenses.

   With respect to any series of securities, the "Prepayment Surplus" with respect to any Distribution Date on which a prepayment is to be applied with respect to a Receivable, will equal that portion of such prepayment, net of any rebate to the Obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not attributable to principal in accordance with the actuarial method.

Credit Enhancement

   The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of:

  .  subordination of one or more classes of securities,

  .  Reserve Accounts,

  .  Subordination Spread Accounts,

  .  overcollateralization,

  .  letters of credit,

  .  credit or liquidity facilities,

  .  repurchase obligations,

  .  third party payments or other support,

  .  cash deposits,

  .  or any combination of the above.

If specified in the related prospectus supplement, credit enhancement for a class or series of securities may cover one or more other classes or series of securities.

   Credit enhancement will increase the likelihood of receipt by the Securityholders of the full amount of principal or certificate balance, as the case may be, and interest due thereon and decrease the likelihood of losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risk of loss and will not guarantee repayment of the entire principal balance or certificate balance, as the case may be, and interest thereon. If losses occur which exceed the amount of or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class or series of securities, Securityholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the prior claims of Securityholders of the other classes or series covered by the credit enhancement.

   Owner Trust: Reserve Account. If so provided in the related prospectus supplement, with respect to each Owner Trust, pursuant to the Owner Trust Pooling and Servicing Agreement, the Seller will establish for a series an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained with the Indenture Trustee.

   Unless otherwise provided in the related prospectus supplement, the Reserve Account will be included in the property of the related Owner Trust and will be a segregated trust account held by the Indenture Trustee for the benefit of Securityholders. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date of the Reserve Account Initial Deposit (as defined in the related prospectus supplement). As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter until the amount in the Reserve Account reaches an amount specified in the related prospectus supplement (the "Specified Reserve Account Balance") by the deposit into the Reserve Account of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of the Total Servicing Fee and the distributions to the Securityholders required on such date. Amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance will be distributed as described in the related prospectus supplement. Upon any release of amounts from the Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts.

   Grantor Trust: Subordination of the Class B Certificates; Subordination Spread Account. In the case of a Grantor Trust, the rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the related Grantor Trust Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit (as defined in the related prospectus supplement) and will thereafter be increased by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount specified in the related prospectus supplement (the "Specified Subordination Spread Account Balance"). Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance. Amounts on deposit in the Subordination Spread Account in excess of the Specified Subordination Spread Account Balance will be distributed as described in the related prospectus supplement. Upon any release of amounts from the Subordination Spread Account, the Securityholders will not have any rights in, or claims to, such amounts.

   Unless otherwise specified in the related prospectus supplement, a Subordination Spread Account will not be included in the related Grantor Trust but will be a segregated trust account held by the Grantor Trustee. Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Grantor Certificates. Funds in the Subordination Spread Account will be invested as provided in the related Grantor Trust Pooling and Servicing

Agreement. See "The Transfer and Servicing Agreements--Accounts." The Seller will be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in the Subordination Spread Account will not be available for distribution to the holders of the Certificates or otherwise subject to any claims or rights of the holders of the Certificates.

   If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall (including interest thereon) and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts applied to such deficiency which were withdrawn from the Subordination Spread Account and the Class B Distributable Amount), the holders of the Class B Certificates will not receive any portion of the Available Amount.

   The subordination of the Class B Certificates and the Subordination Spread Account will increase the likelihood of receipt by the Class A
Certificateholders of the full amount of principal and interest on the Receivables due them and decrease the likelihood of losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

   The amounts available for distribution to Grantor Certificateholders as described above could be reduced if certain indemnification or reimbursement payments were required to be made from the Certificate Distribution Account as described under "The Transfer and Servicing Agreements--Monthly Advances," "-- Certain Matters Regarding the Servicer" and "The Trusts--The Trustees."

Net Deposits

   Owner Trusts. For so long as the conditions described above under "-- Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, then (1) as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments net of distributions to be made to the Servicer with respect to the related Monthly Period, provided, however, that the Servicer will account to the Indenture Trustee, the Owner Trustee and the Owner Securityholders as if all deposits, distributions and other remittances were made individually, and (2) the Servicer may retain collections allocable to the Notes or the Note Distribution Account until the day preceding the related Distribution Date, and pending deposit into the Collection Account, such collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. On or before each Distribution Date, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will make all distributions, deposits and other remittances with respect to the Notes or into the Note Distribution Account of an Owner Trust for the periods since the previous distribution was to have been made.

   Grantor Trusts. For so long as the conditions described above under "-- Collections" are satisfied and the Servicer is not required to remit collections within two Business Days of receipt thereof, as an administrative convenience the Servicer will be permitted to make the deposit of collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments, net of distributions to be made to the Servicer with respect to the related Monthly Period. Similarly, the Seller is entitled to net its payment obligations to the Grantor Trustee against any amounts distributable on the Class B Certificates on any Distribution Date. The Servicer, however, will account to the Grantor Trustee and the Grantor Certificateholders as if all deposits, distributions and other remittances were made individually.

Statements to Trustees and Trust

   Prior to each Distribution Date with respect to each Trust, the Servicer will provide to the applicable Trustee and (if applicable) the Indenture Trustee as of the close of business on the last

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

day of the preceding Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders described under "Certain Information Regarding the Securities--Reports to Securityholders."

Evidence as to Compliance

   Each related Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the twelve months ended the preceding October 31 (or in the case of the first such certificate, the period from the Closing Date to October 31 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

   Each related Pooling and Servicing Agreement will also provide for delivery to the Owner Trust and the Indenture Trustee or the Grantor Trustee, as applicable, on or before February 1 of each year, beginning the first February 1 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement throughout the twelve months ended the preceding October 31 (or in the case of the first such certificate, the period from the Closing Date to October 31 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the related Trustee notice of certain Servicer Defaults under the applicable Pooling and Servicing Agreement.

   Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee or the Trustee, as applicable.

Certain Matters Regarding the Servicer

   Each Pooling and Servicing Agreement will provide that Navistar Financial may not resign from its obligations and duties as Servicer thereunder except upon determination that Navistar Financial's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee, Grantor Trustee or a successor servicer has assumed Navistar Financial's servicing obligations and duties under the related Transfer and Servicing Agreements.

   Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account in the case of an Owner Trust or the related Certificate Distribution Account in the case of a Grantor Trust. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

   Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Navistar International Corporation, a Delaware corporation ("NIC"), which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under such Pooling and Servicing Agreement. The Servicer may at any time subcontract any duties as Servicer under any Pooling and Servicing Agreement to any corporation in which more than 50% of the voting stock is owned, directly or indirectly, by NIC. In the event of any such subcontract, the Servicer will remain responsible for the subcontractor's performance in accordance with such Pooling and Servicing Agreement.

Servicer Default

   Except as otherwise provided in the related prospectus supplement, a "Servicer Default" under each Pooling and Servicing Agreement will consist of:

  . any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or to the Owner Trustee for deposit in the Certificate Distribution Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, or any failure by the Servicer to deliver to the Grantor Trustee for distribution to the Grantor Certificateholders any required payment, in each case which failure continues unremedied for five Business Days after the earlier of written notice from the Indenture Trustee or the Trustee, as applicable, is received by the Servicer or discovery of such failure by an officer of the Servicer;

  . any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Pooling and Servicing Agreement or the related Purchase Agreement, Owner Trust Agreement or Indenture, as applicable, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Indenture Trustee or the Trustee, as applicable, or (B) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Trustee, as applicable, by, in the case of an Owner Trust, the holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes in that series then outstanding, together with, if there is more than one class of Notes in that series outstanding, not less than 25% of the outstanding principal amount of the most senior class of that series (or, if the Notes have been paid in full, by the holders of Owner Certificates evidencing not less than 25% of the voting interests of such series) and, in the case of a Grantor Trust, the holders of Class A Certificates evidencing not less than 25% of the voting interest thereof; and

  . certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "Insolvency Event").

   A "Business Day" is any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Chicago, Illinois may, or are required to, remain closed.

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

Rights Upon Servicer Default

   As long as a Servicer Default under a Pooling and Servicing Agreement remains unremedied, either:

  . in the case of an Owner Trust, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of the Notes in that series then outstanding Notes, together with, if there is more than one class of Notes in that series outstanding, the holders of a majority of the most senior class of that series (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or holders of Owner Certificates evidencing not less than a majority of the voting interests thereof) or

  . in the case of a Grantor Trust, the related Grantor Trustee or holders of Class A Certificates evidencing a majority of the voting interests thereof, as applicable,

may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Indenture Trustee or Grantor Trustee, as applicable, will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders, or the Grantor Trustee or Class A Certificateholders, as applicable, from effecting a transfer of servicing.

   In the event that the Indenture Trustee or the Grantor Trustee, as applicable, is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of medium and heavy duty truck receivables. The Indenture Trustee or the Grantor Trustee, as applicable, may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such related Pooling and Servicing Agreement.

Waiver of Past Defaults

   In the case of:

  . each Owner Trust, the holders of related Notes evidencing at least a majority of the outstanding principal amount of the Notes in that series then outstanding, together with, if there is more than one class of Notes in that series outstanding, the holders of a majority of the most senior class of that series (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of related Owner Certificates evidencing not less than a majority of the voting interests thereof), or

  . each Grantor Trust, the holders of Class A Certificates evidencing not less than a majority of the voting interest thereof may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the applicable Pooling and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from the related Collection Account, Note Distribution Account or Certificate Distribution Account in accordance with the applicable Pooling and Servicing Agreement. No such waiver will impair such Securityholders' rights with respect to subsequent defaults.

Amendment

   Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Securityholders:

  .  to cure any ambiguity,

  . to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein or in any of the Transfer and Servicing Agreements or certain other agreements,

  . to add or supplement any credit enhancement for the benefit of Securityholders (provided that if any such addition affects any class of Securityholders differently than any other class of Securityholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Securityholders),

  . to add to the covenants, restrictions or obligations of the Seller, the Servicer, the related Trustee or the Indenture Trustee, or

  . to add, change or eliminate any other provisions of such agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders.

   Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the Notes outstanding in that series or, if there is more than one class in that series, the holders of the classes of Notes given that right, and the holders of such Certificates evidencing at least a majority of the certificate balance in the case of an Owner Trust or a majority of the voting interests thereof in the case of a Grantor Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of such Securityholders; except that no such amendment may

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on Receivables or distributions that are required to be made on any Note or Certificate, any Interest Rate, any Pass Through Rate, the Specified Reserve Account Balance or the Specified Subordination Spread Account Balance, as applicable, or

  . reduce the required percentage of holders of a class or series of securities to consent to any such amendment without the consent of all of the holders of such class or series of securities.

Owner Trust

   With respect to each Owner Trust, each Owner Trust Agreement will provide that the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the related Owner Trust without the unanimous prior approval of all Owner Certificateholders (including the Seller) unless the Owner Trustee reasonably believes that such Owner Trust is insolvent.

Termination

   With respect to each Trust, the respective obligations and responsibilities of the Servicer, the Seller, the related Trustee and (if applicable) the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate

  .  in the case of an Owner Trust, upon the earlier of

    . the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables or

    . the payment to related Securityholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

  . in the case of a Grantor Trust, upon the distribution to the Grantor Certificateholders of all amounts required to be distributed to them pursuant to the related Grantor Trust Pooling and Servicing Agreement.

Optional Purchase

   Unless otherwise provided in the related prospectus supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted at its option to purchase from each Trust, as of the last day of any Monthly Period, if the then outstanding Aggregate Receivables Balance of the Receivables held by such Trust is 10% or less of the sum of the Pre-Funded Amount, if any, and the Initial Aggregate Receivables Balance, all remaining related Receivables at a price equal to

  . if the Servicer's long term unsecured debt rating from Moody's is less than Baa3 at the time that it seeks to exercise such option, at a price equal to the appraised value for such Receivables, plus the appraised value of any other property held by the Trust less Liquidation Expenses, so long as such amount is sufficient to redeem the outstanding Notes and pay the certificate balance and the Certificateholders' Interest Distributable Amount for the Distribution Date related to the Monthly Period in which such option is exercised, or

  . if the Servicer's long term unsecured debt rating from Moody's is equal to or higher than Baa3 at the time that it seeks to exercise such option, the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of any other property held as part of the Trust less Liquidation Expenses (collectively, "Optional Purchase Proceeds"), all as of the end of such Monthly Period.

As more fully described in the related prospectus supplement with respect to an Owner Trust, any related outstanding Notes will be redeemed concurrently therewith and the subsequent distribution to related Owner Certificateholders of all amounts required to be distributed to them pursuant to the Owner Trust Agreement will effect early retirement of the Owner Certificates. Proceeds from the Servicer's purchase will be treated as Collected Principal and Collected Interest with respect to the Receivables and will be distributed to the Securityholders on the related Distribution Date.

   With respect to each Owner Trust, the Indenture Trustee will give written notice of redemption to each related Noteholder of record and the Owner Trustee will give written notice of termination to each related Owner Certificateholder of record. With respect to each Grantor Trust, the Grantor Trustee will give written notice of termination to each related Class A Certificateholder of record. The final distribution to any Owner Securityholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of redemption or such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. With respect to each Owner Trust, after payment to the Indenture Trustee, the Owner Trustee, the Owner Securityholders and the Servicer of all amounts required to be paid under each of the related Pooling and Servicing Agreement, Indenture and Owner Trust Agreement, unless otherwise provided in the related prospectus supplement, any amounts on deposit in the related Reserve Account and the related Collection Account (after all other distributions required to be made from such accounts have been made) shall be paid to the Seller and any other assets remaining in such Owner Trust shall be distributed to the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

   In all states in which the Receivables have been originated, Retail Notes such as the Receivables evidence the credit sale of new and used medium and heavy duty trucks, buses and/or trailers by dealers to purchasers. The Retail Notes also constitute personal property security agreements and include grants of security interests in the Financed Vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by a notation of the secured party's lien on the vehicle's certificate of title. In a minority of other states, a security interest in a vehicle is perfected by a filing of the secured party's lien with the secretary of state, and no notation is made on the vehicle's certificate of title.

   Pursuant to each Purchase Agreement, Navistar Financial will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller, and pursuant to the applicable Pooling and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles securing such Receivables to the Owner Trust or the Grantor Trustee, as applicable. However, because of the administrative burden and expense, neither the Servicer nor the Trustee will amend any certificate of title to identify the Trust as the new secured party on such certificate of title relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the applicable Trustee pursuant to a custodian agreement. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

   In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, negligence or fraud by Navistar Financial or the Servicer or administrative error by state or local agencies, the notation of Navistar Financial's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an Obligor or subsequent lenders to an Obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Navistar Financial failed to obtain a perfected security interest, its security interest would be subordinate to subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of Navistar Financial under the applicable Purchase Agreement and, to the extent such breach materially and adversely affects the interests of the related Trust or Securityholders in the related Receivables would create an obligation of the Servicer to repurchase the related Receivable unless the breach is cured. The Seller will have no obligation to repurchase a Receivable with respect to which the Trust's security interest, or the priority of Navistar Financial's security interest, in the related Financed Vehicle is lost because of fraud or liens for taxes or repairs unpaid by the Obligor on the related Financed Vehicle. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables." Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence.

   Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligors as to relocation. Similarly, when an Obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivables before release of the lien. Under each applicable Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

   Under the laws of most states, liens for repairs, storage of a motor vehicle and unpaid taxes take priority over a perfected security interest in a financed vehicle. The laws of certain states and federal law also permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Under each Purchase Agreement, Navistar Financial will represent to the Seller that, as of the date of issuance of the related securities, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. The Seller will assign such representation, among others, to the applicable Trustee pursuant to the related Pooling and Servicing Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the applicable Trustee or, as applicable, the Indenture Trustee or the Securityholder if such a lien or confiscation arises.

Repossession

   In the event of default by vehicle purchasers, the holder of the Retail Note has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. The Servicer often uses self-help which is accomplished simply by retaking possession of the Financed Vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period to cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

   The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of past due installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

   The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   Occasionally, after resale of a vehicle and payment of all expenses and indebtedness owed to a creditor, there is a surplus of funds. In that case, the UCC requires such creditor to remit the surplus to other holders of a lien with respect to the vehicle or if no such lienholders exist or there are remaining fund after such remittance, the UCC requires such creditor to remit the surplus to the former owner of the vehicle.

Laws Governing Credit Transactions

   Numerous federal and state laws and regulations impose substantial requirements upon creditors and servicers involved in credit transactions. These laws include the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B, the Soldiers' and Sailors' Civil Relief Act of 1940, and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on credit transactions and require contract disclosures not required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce the Retail Notes. Failure to comply with such laws and regulations could impose liability on the Trust in excess of the amount of the Receivable.

   Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may relieve an Obligor from some or all of the legal consequences of a default.

   Under each Purchase Agreement, Navistar Financial will represent to the Seller that each Receivable complies with all requirements of law in all material respects. The Seller will assign such representation to the related Owner Trust or Grantor Trustee, as applicable. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation will constitute a breach of representation and will create an obligation to repurchase the Receivable unless the breach is cured. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle or reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Retail Note or change the rate of finance charges or time of repayment of the indebtedness.

Transfer of Vehicles

   The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of the Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

   Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Securityholders.

   This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Securityholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the securities as "capital assets" within the meaning of Section 1221 of the Code. You Should Consult Your Own Tax Advisors And Tax Return Preparers Regarding The Preparation Of Any Item On A Tax Return, Even Where The Anticipated Tax Treatment Has Been Discussed In This Prospectus. You Should Consult With Your Own Tax Advisors As To The Federal, State, Local, Foreign And Any Other Tax Consequences To You Of The Purchase, Ownership And Disposition Of Securities.

   The following discussion addresses securities falling into four general categories: (1) Notes (other than Strip Notes or any other series of Notes specifically identified as receiving different tax treatment in the related prospectus supplement) which the Seller, the Servicer and the Noteholders will agree to treat as indebtedness secured by the related Receivables, (2) Certificates representing interests in a trust which the Seller, the Servicer and the applicable Certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"), (3) Certificates (including Strip Certificates) and Strip Notes, representing interests in a trust fund which the Seller, the Servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"), and (4) Certificates, all of which are owned by the Seller, representing interests in a trust which the Seller and the Servicer will agree to treat as a division of the Seller and hence disregarded as a separate entity (a "Tax Non-Entity"), in each case for purposes of federal, state and local income and franchise taxes. Certificates issued by a Tax Trust are referred to in this prospectus as "Trust Certificates", Certificates (including Strip Certificates) and Strip Notes issued by a Tax Partnership are referred to in this prospectus as "Partnership Certificates," and certificates issued by a Tax Non-Entity are referred to herein as "Tax Non-Entity Certificates." The prospectus supplement for each series of Certificates will indicate whether the related trust fund is a Tax Trust, a Tax Partnership or a Tax Non-Entity. For purposes of this discussion, references to a "Certificateholder" are to the beneficial owner of a Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

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

The Notes

   Characterization as Debt. With respect to each series of Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the related prospectus supplement), regardless of whether such Notes are issued by a Tax Partnership or a Tax Non-Entity, Kirkland & Ellis, special tax counsel to the Seller ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes, based on the terms of the Notes, the transactions relating to the Receivables as set forth in this prospectus, and the discussions of Trust Certificates, Partnership Certificates and Tax Non-Entity Certificates below, the Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, by acquiring an interest in a Note, will agree to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Trust Certificates--Classification of Trusts and Trust Certificates," "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entities and Tax Non-Entity Certificates" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

   Interest Income to Noteholders. Based on the foregoing opinion, and assuming the Notes are not issued with original issue discount ("OID"), the stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders utilizing the cash method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

   Original Issue Discount. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless such excess falls within a statutorily defined de minimis exception. A Note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the Note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will be the first price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

   Although it is not anticipated that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nevertheless be deemed to have been issued with OID. For example, under Treasury regulations, interest payments on Notes may be deemed not to be payments of "qualified stated interest" because (1) Noteholders do not have default remedies ordinarily available to holders of debt instruments and (2) no penalties are imposed on the Seller or the applicable Trust as a result of any failure to make timely interest payments. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. In addition, the IRS could take the position under section 1272(a)(6) of the Code that a series of Notes has OID.

   The holder of a Note that is treated as having OID (including a cash method holder) would be required to include OID on that Note in income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of income in advance of the receipt of cash attributable to that income. These treatments would not significantly affect an accrual method holder of Notes, although such treatments would somewhat accelerate taxable income to a cash method holder by in effect requiring such holder to report interest income on the accrual method. Finally, even if a Note has OID falling within the de minimis exception, the holder must include such OID in income proportionately as principal payments are made on such Note.

   A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a "Short-Term Note") will generally not be required to include OID on the Note in income as it accrues, provided such holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the Note as inventory, a regulated investment company or common trust fund, or the beneficial owner of certain pass-through entities specified in the Code, or provided such holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if such Note is payable in installments, as principal is paid thereon. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of the interest income, if any, and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the Treasury Department) with respect to such obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

   A holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

   Disposition of Notes. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID and market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

   Information Reporting and Backup Withholding. Each Tax Partnership or Tax Non-Entity, as the case may be, will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder will be required to provide to the related Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

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

   Because the Seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of Seller and all Notes (except Strip Notes and others as specifically identified in the related prospectus supplement) as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

   Tax Consequences to Foreign Noteholders. If interest paid (or accrued) and OID accrued to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest and OID (if any) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the related Tax Partnership, or the Seller (including a holder of 10% of the applicable outstanding Certificates) or a "controlled foreign corporation" with respect to which the related Tax Partnership or the Seller is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the related Tax Partnership or Tax Non-Entity within 30 days of such change. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.The IRS has issued new regulations governing withholding, backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Foreign persons should consult their tax advisors with respect to the effect, if any, of the new regulations.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

   Under current Treasury regulations, backup withholding (imposed at a rate of 31%) will not apply to payments made in respect of a Note held by a foreign person if the certifications described above are received, provided in each case that the related Tax Partnership or Tax Non-Entity or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person. The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Noteholders who are foreign persons should consult their tax advisors with respect to the effect, if any, of the new regulations.

Trust Certificates

   Classification of Trusts and Trust Certificates. With respect to each series of Certificates identified in the related prospectus supplement as Trust Certificates, Tax Counsel will deliver its

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

opinion to the effect that the related Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under sections 671 through 679 of the Code. For each such series, the Seller, the Servicer and the Certificateholders will express in the Indenture and the Pooling and Servicing Agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust. The Seller and each Certificateholder, by acquiring an interest in any such Trust Certificate, will agree to treat such Trust Certificates as an equity interest in the Tax Trust, for federal, state and local income and franchise tax purposes. However, the proper characterization of the arrangement involving the Tax Trust, the Trust Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   Although Tax Counsel will opine that each such Tax Trust should properly be characterized as a grantor trust for federal income tax purposes, such opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, such Tax Trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such Trust Certificates as partners could differ from the income reportable by the holders of such Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. See "--Partnership Certificates."

   If, however, the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the Receivables (reduced by deductions, including interest on any Notes unless the Notes were treated as an equity interest). Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the related Trust Certificates and any related Notes. The Certificateholders and, if the Notes were also treated as an equity interest in the taxable corporation, the Noteholders could be liable for any such tax to the extent it is not paid by the related Tax Trust. However, as described above, in the opinion of Tax Counsel, each Tax Trust will not be classified as an association taxable as a corporation.

   If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if a Tax Trust were treated as a publicly traded partnership, such Tax Trust would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if the Tax Trust were treated as a publicly traded partnership, certain holders could suffer adverse tax consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of such Tax Trust's expenses.

   Despite Tax Counsel's opinion that a Tax Trust should be classified as a grantor trust, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have certain features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust or the Seller. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

   Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Assuming that the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, in Tax Counsel's opinion each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Receivables and any other property in the related Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the Receivables and any gain or loss upon collection or disposition of the Receivables, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Trustee. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

   Assuming that the market discount rules do not apply, the portion of each payment to a Certificateholder that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Certificateholder's undivided interest in the Receivables. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any related Notes, reasonable servicing fees, and other fees paid or incurred by the related Tax Trust as provided in section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such Certificateholder's pro rata share of such fees will be allowed only to the extent that all of such Certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of such Certificateholder's adjusted gross income. In addition, in the case of Certificateholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Because the Servicer will not report to Certificateholders the amount of income or deductions attributable to miscellaneous charges, such Certificateholders may effectively underreport their net taxable income. See "Treatment of Fees" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

   Treatment of Fees. The Servicer intends to report income to Certificateholders on the assumption that the Certificateholders own a 100% interest in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

   To the extent that the Receivables are characterized as "stripped bonds," the income and deductions of the related Tax Trust allocable to Certificateholders would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any related Notes and other fees. In addition, a Certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the OID rules of the Code. However, if the price at which a Certificateholder were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, under Treasury regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

   If the OID on a Receivable were not treated as de minimis, a Certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Certificateholder at a significant discount, such prepayment assumption could accelerate the accrual of income by a Certificateholder. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate. You are urged to consult your own tax advisors regarding the likelihood that a portion of the amounts paid to the Servicer or Seller might be characterized other than as compensation for services rendered for federal income tax purposes.

   It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Certificateholders in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Certificateholder.

   Discount and Premium. The following discussion generally assumes that the fees and other amounts payable to the Servicer and the Seller will not be recharacterized as being retained ownership interests in the Receivables (as discussed above). A purchaser of a Trust Certificate should be treated as purchasing an interest in each Receivable and any other property in the related Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the Receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

   It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Trust should not have OID income. However, the purchase price paid by said Tax Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a Receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

   Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in Receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible with respect to indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates (and deferring any applicable interest expense), a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

   In the event that a Receivable is treated as purchased at a premium (i.e., the allocable portion of the Certificateholder's purchase price for the related Trust Certificate exceeds the remaining principal balance of the Receivable), such premium will be amortizable by a Certificateholder as an offset to interest income (with a corresponding reduction in basis) under a constant yield method over the term of the Receivable if the Certificateholder makes an election. Any such election will apply to all debt instruments held by the Certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

   Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A Certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the Receivables. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder, unless a Certificateholder makes the special election described under "Discount and Premium" above.

   If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

   Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   Tax Consequences to Foreign Trust Certificateholders. Interest attributable to Receivables which is received by a Certificateholder which is a foreign person will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificateholder is not engaged in a trade or business in the United States and such Certificateholder fulfills the certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders."

Partnership Certificates

   Classification of Partnerships and Partnership Certificates. With respect to each series of Certificates identified in the related prospectus supplement as Partnership Certificates, the Seller and the Servicer will agree, and the holders of the Certificates issued by such Tax Partnership will agree by their purchase of such Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such Partnership being the Certificateholders and/or the Seller (in its capacity as recipient of distributions from the Reserve Account), and any related Notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, such Tax Partnership would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Partnership Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Tax Partnership). However, upon the issuance of each series of Partnership Certificates, Tax Counsel will deliver its opinion generally to the effect that such Tax Partnership will not be classified as an association taxable as a corporation.

   Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Tax Counsel, even if such Tax Partnership were treated as a publicly

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

traded partnership, it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, certain holders could suffer adverse consequences. For example, certain holders might be subject to certain limitations on their ability to deduct their share of the Tax Partnership's expenses.

   Despite Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have certain features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership or the Seller. Except as described above, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

   Partnership Taxation. As a partnership, a Tax Partnership will not be subject to federal income tax, but each Certificateholder will be required to take into account such holder's allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID, and bond premium) and any gain upon collection or disposition of such Receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued with respect to any related Notes, servicing and other fees, and losses or deductions upon collection or disposition of the related Receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to any series of Partnership Certificates, the Owner Trust Agreement and other related documents). The Owner Trust Agreement for a Tax Partnership will provide that the Certificateholders will be allocated taxable income of the related Tax Partnership for each month equal to their allocable share of the sum of (1) the Pass Through Rate, if any, on the related Partnership Certificates for such month; (2) an amount equivalent to interest that accrues during such month on amounts previously due on such Partnership Certificates but not yet distributed; (3) any Tax Partnership income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (4) any Prepayment Surplus payable to holders of the Partnership Certificates for such month. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the related Certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the related prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the Certificateholders will be allocated to the Seller. It is believed that the allocations described above will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing a Certificateholder may be allocated net income in an amount that exceeds the amount of cash distributed to such Certificateholder. Thus, cash method holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Partnership Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the related Tax Partnership.

   Additionally, if the Tax Partnership were deemed to be engaged in a trade or business for purposes of section 512 of the Code, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will likely constitute "unrelated business taxable income" generally taxable to such a holder under the Code. In any event, most of the income allocated to such Certificateholders will be taxable under the rules applicable to unrelated debt financed income.

   An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed 2% of adjusted gross income and certain additional limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of a Tax Partnership (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

   Each Tax Partnership intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

   Discount and Premium. It is believed that the Receivables were not and will not be issued with OID and, therefore, a Tax Partnership should not have OID income. However, the purchase price paid by such Tax Partnership for the related Receivables may be greater or less than the remaining principal balance of such Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.

   Each Tax Partnership will make an election that will result in any market discount on the related Receivables being included in income currently as such discount accrues over the life of such Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

   Section 708 Termination. Under Section 708 of the Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If such a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new Tax Partnership in exchange for all of the interests in the new Tax Partnership. Immediately thereafter, the original Tax Partnership will be deemed to distribute the interests in the new Tax Partnership to the purchasing Certificateholder and all remaining Certificateholders in proportion to their interests in the original Tax Partnership in liquidation of the original Tax Partnership. A Tax Partnership will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, such Tax Partnership may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the related Tax Partnership's income (includible in his income) for the current and prior taxable years and decreased by any distributions received with respect to such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any related Notes and other liabilities of such Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon a sale or other taxable disposition of some of the Partnership Certificates, allocate a pro rata portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale or other taxable disposition of that Partnership Certificate).

   Any gain on the sale or other taxable disposition of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. No Tax Partnership expects to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, each Tax Partnership will elect to include market discount in income as it accrues.

   If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

   Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before its actual purchase.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of a Tax Partnership might be reallocated among the Certificateholders. The Trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a Certificateholder sells its Partnership Certificate for greater (less) than its adjusted basis therefor, the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the related Tax Partnership's assets would not be adjusted to reflect that higher (or lower) basis unless such Tax Partnership were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

   Administrative Matters. For each Tax Partnership, the related Trustee is required to maintain complete and accurate books of each Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of such Tax Partnership and will report each Certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the related Tax Partnership with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide such Tax Partnership with the information statement described in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the related Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the related Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   The Seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the related Tax Partnership. An adjustment could result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the related Tax Partnership.

   Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority regarding that issue under facts substantially similar to those described in this prospectus. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, such Tax Partnership will withhold as if it were so engaged in order to protect such Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign Certificateholders, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or issuance of other administrative pronouncements may require a Tax Partnership to change its withholding procedures. In determining a holder's non-U.S. status, a Tax Partnership may generally rely on the holder's certification of non-U.S. status signed under penalties of perjury.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay tax (including, in the case of a corporation, the branch profits tax) on its share of the related Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the related Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the related Partnership, taking the position that no taxes were due because such Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

   Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above with respect to the Notes, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Tax Non-Entity Certificates

   Classification of Tax Non-Entities and Tax Non-Entity Certificates. With respect to Certificates identified in the related prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the Seller, the Seller and the Servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the Seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the

Tax Non-Entity. Under the "check-the-box" Treasury Regulations, unless it is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the Seller and if Certificates are then sold or issued in any manner which results in there being more than one Certificateholder, the trust will be treated as a Tax Partnership.

   If Certificates are issued to more than one person, the Seller and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat the trust as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders (including the Seller) and the Notes being debt of such partnership.

   Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                           CERTAIN STATE TAX MATTERS

   Most of the activities to be undertaken by the Servicer will take place in the State of Illinois. The State of Illinois imposes a state income tax on individuals, corporations, partners in partnerships and beneficiaries of trusts earning income in, or as residents of, the State of Illinois. The State of Illinois imposes a Personal Property Replacement Income Tax ("Illinois Replacement Tax") on individuals, corporations, partnerships and trusts earning income in, or as residents of, the State of Illinois. The State of Illinois also imposes a franchise tax on corporations doing business in Illinois. Most of the activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois and, if such activities were attributed to a Tax Partnership, could result in the imposition of the Illinois Replacement Tax on such Tax Partnership. This discussion is based upon present provisions of Illinois statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below has been or will be sought from the Illinois Department of Revenue.

The Notes

   If the Notes are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, this treatment would also apply for Illinois tax purposes. If the Notes are characterized as debt, Noteholders not otherwise subject to taxation in Illinois will not, although the matter is not free from doubt, become subject to such taxes solely because of their ownership of Notes. Noteholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, the Notes.

Trust Certificates

   If the arrangement created by the Trust Agreement is a Tax Trust which is treated as a grantor trust under sections 671 through 679 of the Code for federal income tax purposes, in the opinion of Tax Counsel, although the matter is not free from doubt, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Trust should not be treated as earning income in the State of Illinois, but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

Partnership Certificates

   If the arrangement created by the Trust Agreement is a Tax Partnership which is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, the Tax Partnership should not be treated as earning income in the State of Illinois but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

   Under current law, Certificateholders that are nonresidents of the State of Illinois and are not otherwise subject to Illinois income tax and Illinois Replacement Tax should not be subject to Illinois income tax and Illinois Replacement Tax on income from a Tax Trust or a Tax Partnership. In any event, classification of the arrangement as a "grantor trust" or a "partnership" would not cause a Certificateholder not otherwise subject to taxation in Illinois to pay Illinois tax on income beyond that derived from the Certificates. Certificateholders already subject to taxation in Illinois, however, could be required to pay tax on or measured by interest income (including original issue discount, if any) generated by, and on gain from the disposition of, Notes and Certificates.

Tax Non-Entity Certificates

   If the arrangement created by the Trust Agreement is a Tax Non-Entity treated as a division of the Seller, and hence a disregarded entity, for federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, the Seller will be treated as the owner of all the assets and the obligor of all the liabilities of the Tax Non-Entity. As a result, the Tax Non-Entity should not be treated as earning income in the State of Illinois and should not be subject to the Illinois Replacement Tax (which, if applicable, could possibly result in reduced distributions to Noteholders and Certificateholders).

Risks of Alternative Characterization

   If Trust Certificates, Partnership Certificates or Tax Non-Entity Certificates were instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, then the hypothetical entity could be subject to the Illinois income tax, the Illinois Replacement Tax, or the Illinois franchise tax (which, if applicable, could result in reduced distributions to Noteholders and Certificateholders). A Noteholder or Certificateholder not otherwise subject to tax in Illinois should not itself become subject to Illinois income tax or Illinois Replacement Tax as a result of its mere ownership of an interest in such an entity.

Other States

   Certain servicing and collection activities will be undertaken by the Servicer in other jurisdictions throughout the United States, including California, Georgia, New Jersey, Ohio, Texas and Wisconsin, and by the Indenture Trustee in Delaware. The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, Notes, Certificates, Noteholders or Certificateholders under any of these, or any other, state or local tax laws. You are urged to consult with your own tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity, as well as any state and local tax consequences from purchasing, holding and disposing of Notes or Certificates.

                              ERISA CONSIDERATIONS

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans, all as defined at Section 3(3) of ERISA or described in Section 4975(e)(i) of the Code (each a "Benefit Plan," collectively, "Benefit Plans"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For purposes of the "prohibited transaction" rules and the following discussion, certain insurance company accounts, bank collective funds and other entities whose assets include significant investment by Benefit Plans are treated as if they are investing directly on behalf of each such Benefit Plan, under a regulation issued by the U.S. Department of Labor (the "Plan Assets Regulation").

   The acquisition or holding of securities by or on behalf of a Benefit Plan could in some circumstances be considered to give rise to a prohibited transaction if the Seller, the applicable Trustee, the Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules granted by the U.S. Department of Labor ("DOL") could be applicable to the purchase and holding of securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." In addition, it is anticipated that an applicable Underwriter's Exemption as discussed below will apply to the purchase of Class A Certificates.

   Certain transactions involving a Trust might also be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of the Trust were deemed to be assets of the Benefit Plan. Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

   The likely treatment under the Plan Assets Regulation of Owner Securities will be discussed in the related prospectus supplement. It is anticipated that Notes issued by an Owner Trust will not be subject to the Plan Assets Regulation and that they will therefore be available for investment by a Benefit Plan subject to a determination by the fiduciary of such Benefit Plan that such purchase will not constitute a nonexempt prohibited transaction and is otherwise an appropriate investment. It is not anticipated that Owner Certificates will be available for purchase by a Benefit Plan.

   It is anticipated that the purchase of Class A Certificates by Benefit Plans will subject the related Grantor Trust to the Plan Assets Regulation. However, unless otherwise provided in an related prospectus supplement, Class A Certificates issued by a Grantor Trust will be made available for purchase by a Benefit Plan in reliance on an administrative exemption (an "Underwriter's Exemption") which has been granted by the DOL to the underwriter specified in the related prospectus supplement. The Underwriter's Exemption prevents the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts with respect to which such underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such Underwriter's Exemption. The receivables covered by an Underwriter's Exemption include motor vehicle installment obligations such as the Receivables. An Underwriter's Exemption will apply only if specific conditions are met. Unless otherwise provided in the related prospectus supplement, the Seller believes that an Underwriter's Exemption will apply to the acquisition and holding of each series of Class A Certificates by Benefit Plans and that all conditions of such Underwriter's Exemption other than those within the control of the investors have been or will be met.

   Among the conditions which must be satisfied for an Underwriter's Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following:

     (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the related Grantor Trust;

     (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;

     (4) The sum of all payments made to the related underwriters in connection with the distribution of such Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Grantor Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services as servicer under the related Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

     (5) The Grantor Trustee is not an "affiliate" (as defined in the exemption) of any other member of the Restricted Group (as defined below);

     (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the "Securities Act"); and

     (7) The related Grantor Trust satisfies the following requirements:

       (a) the corpus of such Grantor Trust consists solely of assets of the type which have been included in other investment pools,

       (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

       (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A
    Certificates.

   Certain transactions are not covered by an Underwriter's Exemption or any other exception. An Underwriter's Exemption does not exempt the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the underwriters, the Grantor Trustee, the Servicer or any "obligor" (as defined in the Exemption) with respect to Receivables included in the related Grantor Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Grantor Trust or any affiliate of such parties (the "Restricted Group"). Unless otherwise provided in the related prospectus supplement, as of the date thereof, Receivables attributable to a single Obligor included in any Grantor Trust will not constitute more than five percent of the aggregate unamortized principal balance of such Grantor Trust. Moreover, the exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available only if, among other requirements:

  . the person who has discretionary authority or renders investment advice with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) is not an Obligor with respect to more than five percent of the fair market value of the assets contained in the related Grantor Trust,

  . a Benefit Plan's investment in such Class A Certificates does not exceed 25% of all of the Class A Certificates of such series outstanding at the time of the acquisition,

  . immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity and

  . in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the related Grantor Trust is acquired by persons independent of the Restricted Group.

   An applicable Underwriter's Exemption will also apply to transactions in connection with the servicing, management and operation of the related Grantor Trust, provided that, in addition to the general requirements described above,
(a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to investing Benefit Plans before the Plans purchase Class A Certificates issued by the related Grantor Trust. Each Grantor Trust Pooling and Servicing Agreement will be a pooling and servicing agreement as defined in the Underwriter's Exemption. All transactions relating to the servicing, management and operations of each Grantor Trust will be carried out in accordance with the related Grantor Trust Pooling and Servicing Agreement, and such Grantor Trust Pooling and Servicing Agreement will be described in all material respects in "The Transfer and Servicing Agreements" and in the related prospectus supplement.

   If you are a Benefit Plan fiduciary considering the purchase of securities, you should consult with your counsel with respect to whether a Trust will be deemed to hold plan assets and the applicability of the Underwriter's Exemption or another exemption from the prohibited transaction rules and determine on its own whether all conditions have been satisfied and whether the securities are an appropriate investment for a Benefit Plan under ERISA and the Code.

                              PLAN OF DISTRIBUTION

   Upon the terms and subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of securities of the related series set forth therein and in the related prospectus supplement.

   In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the securities described therein which are offered hereby and by the related prospectus supplement if any such securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

   The related prospectus supplement will either:

  . set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such securities or

  . specify that the related securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any securities, the public offering price and such concessions may be changed.

   Each Underwriting Agreement will provide that Navistar Financial and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

   The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

   Under each Underwriting Agreement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other such classes.

   The place and time of delivery for the securities will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

   Certain legal matters relating to the Notes and the Certificates will be passed upon for each Trust, the Seller and the Servicer by William W. Jones, Esq., General Counsel of the Seller and the Servicer, and by Kirkland & Ellis, special counsel to the Seller, each Trust and the Servicer. Certain federal income tax matters will be passed upon for the Servicer, each Trust and the Seller by Kirkland & Ellis.

                          OWNER TRUSTS/GRANTOR TRUSTS

   This prospectus provides for the issuance and sale of securities by both Owner Trusts and Grantor Trusts pursuant to various prospectus supplements. Each prospectus supplement will provide for the issuance and sale of either:

  .  Owner Securities issued pursuant to an Owner Trust or

  .  Class A Certificates issued pursuant to a Grantor Trust.

Where appropriate, this prospectus distinguishes the terms, conditions and other information which would be applicable to Owner Securities and Owner Trusts only or to Class A Certificates and

Grantor Trusts only. No prospectus supplement will contain information which represents a fundamental change from the information contained in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Seller, as originator of each Trust filed a registration statement relating to the securities with the Securities and Exchange Commission (the "SEC"). This prospectus is part of a registration statement, but the registration statement includes additional information.

   The Seller will file with the SEC all required annual, monthly and special SEC reports and other information required about any Trust it originates.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon the payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   The SEC allows us to "incorporate by reference" information that the Seller files with it, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. The Seller incorporates by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the Trust with the SEC until we terminate offering the securities.The Seller's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 (File No. 33-50291) was filed with the SEC pursuant to the Exchange Act and is incorporated by reference into and made a part of this prospectus. The Seller is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K dated November 15, 1999, December 15, 1999, December 17, 1999, January 15, 2000, and February 22, 2000, which are incorporated by reference into and made a part of this prospectus.

   As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Navistar Financial Retail Receivables Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, attention Corporate Secretary, telephone (847) 734-4000.

                                 INDEX OF TERMS

   The following is a list of the defined terms used in this prospectus and any accompanying prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus.

                                                                           Page
                                                                          ------
Administration Agreement.................................................     11
Administrative Purchase Payment..........................................     33
Administrative Receivable................................................     32
Administrator............................................................     11
Aggregate Losses.........................................................     29
Aggregate Receivables Balance............................................     13
APR......................................................................     13
Available Amount.........................................................     39
Basic Servicing Fee......................................................     35
Benefit Plan.............................................................     65
Business Day.............................................................     44
Cede.....................................................................     25
Certificate Distribution Account.........................................     34
Certificateholder........................................................ 15, 51
Class A Certificate Balance..............................................     38
Class A Certificate Pool Factor..........................................     14
Class A Certificateholders...............................................  9, 24
Class A Certificates.....................................................      7
Class A Distributable Amount.............................................     38
Class A Interest Carryover Shortfall.....................................     39
Class A Interest Distributable Amount....................................     38
Class A Percentage.......................................................     24
Class A Principal Carryover Shortfall....................................     39
Class A Principal Distributable Amount...................................     38
Class B Certificate Balance..............................................     38
Class B Certificateholders...............................................     38
Class B Certificates.....................................................      7
Class B Distributable Amount.............................................     38
Class B Interest Distributable Amount....................................     38
Class B Percentage.......................................................     24
Class B Principal Distributable Amount...................................     38
clearing agency..........................................................     25
clearing corporation.....................................................     25
Closing Date.............................................................     30
Code.....................................................................     51
Collected Interest.......................................................     39
Collected Principal......................................................     40
Collection Account.......................................................     33
Custodian Agreement......................................................      8
Cutoff Date..............................................................      8
Definitive Certificates..................................................     27
Definitive Notes.........................................................     27
Definitive Securities....................................................     27
Delinquency Percentage...................................................     29
Depository...............................................................     25

                                                                            Page
                                                                            ----
Designated Accounts........................................................  34
Distribution Date..........................................................  17
DOL........................................................................  65
DTC........................................................................  25
Eligible Deposit Account...................................................  35
Eligible Institution.......................................................  35
Eligible Investments.......................................................  34
Equal Payment Balloon Receivables..........................................  12
Equal Payment Fully Amortizing Receivables.................................  12
Equal Payment Skip Receivables.............................................  12
ERISA......................................................................  65
Events of Default..........................................................  18
Exchange Act...............................................................  25
Financed Vehicles..........................................................   8
foreign person.............................................................  54
Full Prepayment............................................................  37
Funding Period.............................................................   8
Grantor Certificateholders.................................................  38
Grantor Certificates.......................................................   7
Grantor Trust..............................................................   7
Grantor Trust Pooling and Servicing Agreement..............................   7
Grantor Trustee............................................................   8
Guaranties.................................................................   8
Illinois Replacement Tax...................................................  63
Indenture..................................................................   7
Indenture Trustee..........................................................   7
Indirect Participants......................................................  25
Initial Aggregate Receivables Balance......................................   8
Initial Gross Receivable Balance...........................................  13
Initial Receivable Balance.................................................  13
Insolvency Event...........................................................  44
Interest Rate..............................................................  16
Investment Earnings........................................................  34
IRS........................................................................  51
Level Principal Balloon Receivables........................................  12
Level Principal Fully Amortizing Receivables...............................  12
Level Principal Skip Receivables...........................................  12
Liquidating Receivable.....................................................  30
Liquidation Expenses.......................................................  36
Liquidation Proceeds.......................................................  30
Monthly Advance............................................................  37
Monthly Period.............................................................  35
Moody's....................................................................  34
Navistar Financial.........................................................   4
NIC........................................................................  44
NITC.......................................................................   8
NITC Purchase Obligations..................................................   8
Note Distribution Account..................................................  33
Note Pool Factor...........................................................  14
Noteholder.................................................................  15

                                                                           Page
                                                                           -----
Notes.....................................................................     7
Obligor...................................................................    12
OID.......................................................................    52
Optional Purchase Proceeds................................................    47
Other Receivables.........................................................    12
Owner Certificateholders..................................................     9
Owner Certificates........................................................     7
Owner Securities..........................................................     7
Owner Securityholders.....................................................     8
Owner Trust...............................................................     7
Owner Trust Agreement.....................................................     7
Owner Trust Certificate Pool Factor.......................................    14
Owner Trust Pooling and Servicing Agreement...............................     7
Owner Trustee.............................................................     7
Partial Prepayment........................................................    37
Participants..............................................................    25
Partnership Certificates..................................................    51
Pass Through Rate.........................................................    23
Plan Assets Regulation....................................................    65
Pooling and Servicing Agreement...........................................     8
Pre-Funded Amount.........................................................     8
Pre-Funding Account.......................................................     8
Prepayment................................................................    36
Prepayment Surplus........................................................    40
PTCE......................................................................    65
Purchase Agreement........................................................    30
Rating Agencies...........................................................    34
Receivable................................................................     8
Receivable Balance........................................................    13
Receivables Pool..........................................................     8
Record Date...............................................................    24
Related Documents.........................................................    21
Related Property..........................................................     8
Remaining Gross Balance...................................................    29
Required Deposit Rating...................................................    34
Reserve Account........................................................... 8, 41
Restricted Group..........................................................    67
Retail Notes..............................................................    11
Rules.....................................................................    26
S&P.......................................................................    34
Schedule of Receivables...................................................    31
Scheduled Payment.........................................................    12
SEC.......................................................................    69
Securities Act............................................................    66
Security Owner............................................................    25
Seller....................................................................  1, 4
Servicer..................................................................     1
Servicer Default..........................................................    44
Short-Term Note...........................................................    53
Specified Reserve Account Balance.........................................    41
Specified Subordination Spread Account Balance............................    41

                                                                            Page
                                                                            ----
Strip Certificates.........................................................  23
Strip Notes................................................................  16
Subordination Spread Account...............................................   8
Subsequent Receivables.....................................................   8
Subsequent Transfer Date...................................................  31
Supplemental Servicing Fee.................................................  35
Tax Counsel................................................................  52
Tax Non-Entity.............................................................  51
Tax Non-Entity Certificates................................................  51
Tax Partnership............................................................  51
Tax Trust..................................................................  51
TIA........................................................................  22
Total Servicing Fee........................................................  35
Transfer and Servicing Agreements..........................................  30
Trust......................................................................   7
Trust Certificates.........................................................  51
Trust Property.............................................................   8
Trustee....................................................................   8
UCC........................................................................  33
Underwriter's Exemption....................................................  65
Underwriting Agreement.....................................................  67
voting interests...........................................................  24
Warranty Payment...........................................................  32
Warranty Receivable........................................................  32

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                             Prospectus Supplement

                                  $475,000,000

                     Navistar Financial 2000-A Owner Trust

                             $84,000,000 Class A-1
                            6.08% Asset Backed Notes

                             $142,000,000 Class A-2
                            6.82% Asset Backed Notes

                             $110,000,000 Class A-3
                            7.20% Asset Backed Notes

                             $121,187,500 Class A-4
                            7.34% Asset Backed Notes

                              $17,812,500 Class B
                            7.47% Asset Backed Notes

               Navistar Financial Retail Receivables Corporation
                                     Seller

                         Navistar Financial Corporation
                                    Servicer

                       Underwriters of the Class A Notes
                         Banc One Capital Markets, Inc.
                           Credit Suisse First Boston
                               J.P. Morgan & Co.

                        Underwriter of the Class B Notes
                         Banc One Capital Markets, Inc.

                               February 24, 2000

   You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Notes or the Class B Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Notes or the Class B Notes will deliver a prospectus supplement and prospectus until May 24, 2000.

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